Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 8

AMENDMENT NO. 8, dated as of May 21, 2024 (this “Amendment”), to the CREDIT AGREEMENT, dated as of January 2, 2014 (as amended by that certain Amendment No. 1, dated as of August 18, 2016, that certain Amendment No. 2, dated as of April 19, 2017, that certain Omnibus Amendment No. 1, dated as of August 15, 2017, that certain Amendment No. 3, dated as of August 22, 2017, that certain Amendment No. 4, dated as of March 29, 2018, that certain Amendment No. 5, dated as of February 24, 2021, that certain Amendment No. 6, dated as of June 23, 2021, that certain Amendment No. 7, dated as of June 29, 2023 and as amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”), among GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP, a Delaware limited liability limited partnership (the “Borrower”), GROSVENOR HOLDINGS, L.L.C., an Illinois limited liability company (“Holdings I”), grosvenor holdings ii, l.l.c., a Delaware limited liability company (“Holdings II”), GCM GROSVENOR MANAGEMENT, LLC, a Delaware limited liability company (“Holdings III”), GCM PROGRESS SUBSIDIARY LLC, a Delaware limited liability company (“Holdings IV”), each GUARANTOR, PARENT GP and GP ENTITY party hereto, the LENDERS and LETTER OF CREDIT ISSUERS party hereto, and MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as the Administrative Agent, Collateral Agent and Swingline Lender. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement. The rules of interpretation set forth in Section 1.2 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

PRELIMINARY STATEMENTS

(1) The Borrower has requested (a) the refinancing of all of the Amendment No. 5 Initial Term Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 8 Effective Date (as defined below) by incurring new term loans (the “Original Amendment No. 8 Initial Term Loans”) under the Credit Agreement, including pursuant to a Conversion (as defined below) of Amendment No. 5 Initial Term Loans of any Term Lender that owns Amendment No. 5 Initial Term Loans as of immediately prior to the Amendment No. 8 Effective Date (each, a “Amendment No. 5 Initial Term Lender” and, collectively, the “Amendment No. 5 Initial Term Lenders”), (b) immediately after giving effect to the transactions contemplated by the foregoing clause (a), the establishment of Incremental Term Loans in an aggregate principal amount equal to $50,000,000 (the “Incremental Amendment No. 8 Initial Term Loans”) pursuant to Section 2.14 of the Credit Agreement (it being understood and agreed that the Incremental Amendment No. 8 Initial Term Loans are being incurred pursuant to clause (y)(A)(i) of the definition of “Incremental Amount”), which shall, together with the Original Amendment No. 8 Initial Term Loans, constitute a new, single Class of Term Loans (such single Class of Term Loans, the “Amendment No. 8 Initial Term Loans”), (c) the extension of the Revolving Credit Maturity Date as set forth in the Amended Credit Agreement and (d) in connection therewith, the other amendments reflected in this Amendment.

(2) Certain Amendment No. 5 Initial Term Lenders have elected, and the Borrower has agreed, to either (i) convert (by exercising a cashless rollover option) their Amendment No. 5 Initial Term Loans into Amendment No. 8 Initial Term Loans on the Amendment No. 8 Effective Date or (ii) have their Amendment No. 5 Initial Term Loans repaid in cash on the Amendment No. 8 Effective Date and to purchase by assignment Amendment No. 8 Initial Term Loans, in each case on the terms and subject to the conditions provided for herein by executing and delivering to MSSF, prior to 8:00 a.m., New York City time, on the Amendment No. 8 Effective Date, a consent to this Amendment substantially in the form attached as Exhibit A hereto (a “Consent to Amendment No. 8”).

(3) Each Amendment No. 5 Initial Term Lender that shall have executed and delivered a Consent to Amendment No. 8 prior to 8:00 a.m., New York City time, on the Amendment No. 8 Effective Date pursuant to which it selected the “Cashless Settlement Option” with respect thereto (each such Amendment No. 5 Initial Term Lender being referred to as a “Converting Amendment No. 8 Initial Term Lender”) has authorized MSSF to execute and deliver this Amendment on behalf of such Amendment No. 5 Initial Term Lender and has agreed to convert all (or such lesser amount allocated to such Amendment No. 5 Initial Term Lender by MSSF) of its outstanding Amendment No. 5 Initial Term Loans into Amendment No. 8 Initial Term Loans in the same outstanding aggregate principal amount as such Amendment No. 5 Initial Term Lender’s Amendment No. 5 Initial Term Loans so converted (the “Conversion”), and such Amendment No. 5 Initial Term Lender shall thereafter become an Amendment No. 8 Initial Term Lender, in each case on the terms and subject to the conditions set forth herein.

(4) Each Amendment No. 5 Initial Term Lender that shall have executed and delivered a Consent to Amendment No. 8 prior to 8:00 a.m., New York City time, on the Amendment No. 8 Effective Date pursuant to which it selected the “Post-Closing Settlement Option” with respect thereto (each such Amendment No. 5 Initial Term Lender being referred to as a “Post-Closing Option Term Lender”) has agreed to have all (or such lesser amount allocated to such Amendment No. 5 Initial Term Lender by MSSF) of its outstanding Amendment No. 5 Initial Term Loans prepaid on the Amendment No. 8 Effective Date and purchase by assignment the principal amount of Amendment No. 8 Initial Term Loans committed to separately by such Amendment No. 5 Initial Term Lender (or such lesser amount as shall be allocated to such Amendment No. 5 Initial Term Lender by MSSF).

(5) Each Person whose name is set forth on Exhibit B hereto (each such Person being referred to as a “New Amendment No. 8 Initial Term Lender” and, together with each Converting Amendment No. 8 Initial Term Lender, the “Amendment No. 8 Initial Term Lenders”) has agreed to make an Amendment No. 8 Initial Term Loan on the Amendment No. 8 Effective Date in a principal amount not to exceed the amount set forth on Exhibit B opposite its name (such commitment being, with respect to each New Amendment No. 8 Initial Term Lender, its “New Amendment No. 8 Initial Term Loan Commitment”), in each case on the terms and subject to the conditions set forth herein.

(6) The Amendment No. 8 Initial Term Loans to be made by any Converting Amendment No. 8 Initial Term Lender will be made solely through the Conversion. The Amendment No. 8 Initial Term Loans to be made by any New Amendment No. 8 Initial Lender will be funded in cash in accordance with the Amended Credit Agreement, and the proceeds thereof received by the Borrower shall be applied on the Amendment No. 8 Effective Date to repay the principal in respect of all Amendment No. 5 Initial Term Loans that are not converted to Amendment No. 8 Initial Term Loans pursuant to the Conversion and, to the extent any such proceeds remain, to pay any accrued and unpaid interest thereon and other fees, expenses and original issue discount payable in connection with the Amendment No. 8 Initial Term Loans and for any other purpose not prohibited by the Amended Credit Agreement.

(7) Each Revolving Credit Lender party hereto has agreed to extend the Revolving Credit Maturity Date and consent to this Amendment, in each case on the terms and subject to the conditions provided for herein.

(8) This Amendment constitutes (a) an Incremental Agreement pursuant to Section 2.14(f) of the Credit Agreement, (b) an Extension Agreement pursuant to Section 2.15(c) of the Credit Agreement and (c) a written amendment, supplement or modification executed by the Credit Parties, Holdings, Parent GPs, GP Entities, the Administrative Agent and the Revolving Credit Lenders party hereto pursuant Section 13.1 of the Credit Agreement.

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(9) Each of MSSF, UBS Securities LLC, JPMorgan Chase Bank, N.A. and BMO Capital Markets Corp. has been designated by the Borrower to act, and has agreed to act, as a joint lead arranger (each, in such capacity, a “Lead Arranger”) for this Amendment and the transactions contemplated hereby. In addition, MSSF has been designated by the Borrower to act, and has agreed to act, as sole bookrunner (in such capacity, the “Bookrunner”) for this Amendment and the transactions contemplated hereby.

(10) In accordance with Sections 2.14, 2.15(c) and 13.1 of the Credit Agreement, the Administrative Agent, the Amendment No. 8 Initial Term Lenders, the Revolving Credit Lenders party hereto, the Swingline Lender, the Letter of Credit Issuers, the Credit Parties, Holdings, Parent GPs and GP Entities have each agreed, subject to the terms and conditions stated below, to the transactions described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendment No. 8 Initial Term Loans.

(a) Converted Amendment No. 8 Initial Term Loans. The Borrower and each Converting Amendment No. 8 Initial Term Lender agree that, on the Amendment No. 8 Effective Date, the Amendment No. 5 Initial Term Loans of such Converting Amendment No. 8 Initial Term Lender in an amount equal to 100% (or such lesser amount as shall be allocated to such Converting Amendment No. 8 Initial Term Lender by MSSF) of the outstanding principal amount of the Amendment No. 5 Initial Term Loans held by such Converting Amendment No. 8 Initial Term Lender as of the Amendment No. 8 Effective Date shall convert into Amendment No. 8 Initial Term Loans of such Converting Amendment No. 8 Initial Term Lender under a new Class that shall be designated as Amendment No. 8 Initial Term Loans (and, upon such conversion, shall cease to be Amendment No. 5 Initial Term Loans), and shall continue to be in effect and outstanding under the Amended Credit Agreement on the terms and conditions set forth therein. The Amendment No. 8 Initial Term Loans of each Converting Amendment No. 8 Initial Term Lender may be repaid or prepaid in accordance with the provisions of the Amended Credit Agreement, but once repaid or prepaid may not be reborrowed.

(b) New Amendment No. 8 Initial Term Loans. Subject to the terms and conditions hereof and the Amended Credit Agreement, each New Amendment No. 8 Initial Term Lender agrees to make, on the Amendment No. 8 Effective Date, an Amendment No. 8 Initial Term Loan to the Borrower in a principal amount not to exceed its New Amendment No. 8 Initial Term Loan Commitment. The New Amendment No. 8 Initial Term Loan Commitment of each New Amendment No. 8 Initial Term Lender shall terminate immediately and without any further action upon the making of its Amendment No. 8 Initial Term Loan on the Amendment No. 8 Effective Date.

(c) Amendment No. 8 Initial Term Loans Generally.

(i) The terms of the Amendment No. 8 Initial Term Loans made pursuant to each of Section 1(a) and Section 1(b) above shall be identical, and all such Loans shall constitute a single Class of Loans for all purposes of the Amended Credit Agreement and the other Credit Documents. In furtherance of the foregoing, effective as of the Amendment No. 8 Effective Date, for all purposes of the Amended Credit Agreement and the other Credit Documents, (A) the Amendment No. 8 Initial Term Loans established pursuant to Section 1(a) and Section 1(b) above shall be “Amendment No. 8 Initial Term Loans” and “Loans” under the Amended Credit Agreement and shall constitute a “Term Loan Facility” and a “Credit Facility” under the Amended Credit Agreement, in each case for all purposes thereof, and (B) each Converting Amendment No. 8 Initial Term Lender and each New Amendment No. 8 Initial Term Lender shall be an “Amendment No. 8 Initial Term Lender”, a “Term Lender” and a “Lender” under the Amended Credit Agreement and the other Credit Documents.

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(ii) The funding of the Amendment No. 8 Initial Term Loans on the Amendment No. 8 Effective Date pursuant to Section 1(b) hereof shall be made in the manner contemplated by the Amended Credit Agreement. The Amendment No. 8 Initial Term Loans arising from the Conversion shall be made solely by the conversion of the Amendment No. 5 Initial Term Loans pursuant to Section 1(a) hereof.

(iii) As of the Amendment No. 8 Effective Date, the Amendment No. 8 Initial Term Loans shall be of such Type as shall be specified therefor in the Notice of Borrowing delivered under Section 4(d) hereof. The initial Interest Period applicable to each Borrowing of Amendment No. 8 Initial Term Loans that are SOFR Loans shall be as set forth in the Notice of Borrowing delivered under Section 4(d) hereof.

(d) Repayment of Amendment No. 5 Initial Term Loans, Payment of Fees, Etc. On the Amendment No. 8 Effective Date, the Borrower shall make the following payments:

(i) the repayment of principal in respect of all Amendment No. 5 Initial Term Loans that are not converted to Amendment No. 8 Initial Term Loans pursuant to Section 1(a) hereof;

(ii) the payment of all accrued and unpaid interest on the Amendment No. 5 Initial Term Loans as of the Amendment No. 8 Effective Date (including on those Amendment No. 5 Initial Term Loans converted to Amendment No. 8 Initial Term Loans); and

(iii) the payment of all Commitment Fees, Letter of Credit Fees and Fronting Fees that shall have accrued in respect of the Revolving Credit Commitments or Letters of Credit, as applicable, as of the Amendment No. 8 Effective Date.

SECTION 2. Revolving Credit Maturity Date Extension. For all purposes of the Amended Credit Agreement, the extension of the Revolving Credit Maturity Date as set forth herein shall not be deemed to be subject to the provisions of Section 2.15, and the Revolving Credit Commitments and Revolving Credit Loans of each Revolving Credit Lender shall continue to be in effect as such under the Amended Credit Agreement on the terms and conditions set forth therein (and, for the avoidance of doubt, shall not constitute Extended Revolving Credit Commitments or Extended Revolving Credit Loans). As of the Amendment No. 8 Effective Date, the Revolving Credit Lenders and the Revolving Credit Commitments shall be as set forth on Schedule 1.1(a) of the Amended Credit Agreement.

SECTION 3. Amendments.

(a) With effect from and after the Amendment No. 8 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit C attached hereto. Each Revolving Credit Lender, each Amendment No. 8 Initial Term Lender and each other Lender party hereto constitute Required Lenders as of the Amendment No. 8 Effective Date pursuant to Section 13.1 of the Credit Agreement and hereby consent to the amendments to the Credit Agreement set forth in this Amendment and the Amended Credit Agreement.

(b) Schedule 1.1(a) to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit D hereto.

(c) Exhibit D-2 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit E hereto.

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SECTION 4. Conditions to Effectiveness of Amendment No. 8. This Amendment shall become effective on the first date (the “Amendment No. 8 Effective Date”) on which the following conditions shall have been satisfied or waived:

(a) The Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each Credit Party, (ii) each Holdings, (iii) each Parent GP, (iv) each GP Entity, (v) the Administrative Agent, (vi) each Revolving Credit Lender, the Swingline Lender and each Letter of Credit Issuer, (vii) each Amendment No. 8 Initial Term Lender (including by MSSF on behalf of, and pursuant to a written authorization of, an Amendment No. 8 Initial Term Lender) and (ix) without duplication, Lenders constituting the Required Lenders.

(b) The Administrative Agent shall have received evidence that all fees previously agreed in writing between the Borrower and each Lead Arranger in respect of this Amendment, and all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP) payable by the Borrower for which invoices have been presented at least two Business Days prior to the Amendment No. 8 Effective Date, shall have been paid by the Borrower.

(c) The Administrative Agent shall have received payment in immediately available funds from or on behalf of the Borrower in an amount sufficient to make the payments required to be made by the Borrower on the Amendment No. 8 Effective Date pursuant to Section 1(d) hereof.

(d) The Administrative Agent shall have received a Notice of Borrowing for the Amendment No. 8 Initial Term Loans to be made on the Amendment No. 8 Effective Date, setting forth the information specified in Section 2.3 of the Credit Agreement, with such modifications thereto as shall be reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received a notice of prepayment with respect to prepayment of the Amendment No. 5 Initial Term Loans that shall not be converted to Amendment No. 8 Initial Term Loans as contemplated by Section 1(d) hereof.

(e) The Administrative Agent shall have received favorable written opinions of Simpson Thacher & Bartlett LLP, counsel to the Borrower, and Sidley Austin LLP, special Illinois counsel to the Borrower, each dated the Amendment No. 8 Effective Date and addressed to the Administrative Agent, the Amendment No. 8 Initial Term Lenders, the Revolving Credit Lenders, the Swingline Lender and the Letter of Credit Issuers and in form and substance reasonably satisfactory to the Administrative Agent and including opinions as to the matters required to be covered thereby under Section 2.15(c) of the Credit Agreement. The Borrower hereby instructs its counsel to deliver such opinions to the Administrative Agent, the Amendment No. 8 Initial Term Lenders, the Revolving Credit Lenders, the Swingline Lender and the Letter of Credit Issuers.

(f) The Administrative Agent shall have received a certificate from the Borrower, dated the Amendment No. 8 Effective Date and executed by an Authorized Officer of the Borrower, which shall certify that, as of the Amendment No. 8 Effective Date, at the time of and after giving effect to the transactions contemplated hereby, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) all representations and warranties made by any Credit Party (and Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents) contained in Section 8 of the Credit Agreement or in the other Credit Documents (including this Amendment) shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 8.9(a) of the Credit Agreement shall be deemed to refer to the most recent annual and quarterly Section 9.1 Financials then delivered pursuant to the Credit Agreement; provided that the words “Closing Date” as set forth in Sections 8.8, 8.10, 8.15(a) and 8.17 of the Credit Agreement shall be deemed to refer to the Amendment No. 8 Effective Date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 8 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification).

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(g) The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the applicable governing body of each Person that is a Credit Party as of the Amendment No. 8 Effective Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of this Amendment and (ii) in the case of the Borrower, the extensions of credit contemplated under this Amendment.

(h) The Administrative Agent shall have received true and complete copies of (i) the Organizational Documents of each Person that is a Credit Party as of the Amendment No. 8 Effective Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents and (ii) such other documents and certifications, each dated as of, or where applicable as of a recent date prior to, the Amendment No. 8 Effective Date, as the Administrative Agent may reasonably require to evidence that each such Person is duly organized or formed, validly existing, in good standing and qualified to engage in business in the State of such Person’s organization or formation, as applicable, and other customary matters; provided that in the case of (i) the Organizational Documents and (ii) the incumbency and specimen signatures of the officers executing this Amendment and the other documents required to be provided to the Administrative Agent on the Amendment No. 8 Effective Date as provided for herein, of each of the Credit Parties, Holdings, Parent GPs and GP Entities, a certificate from an Authorized Officer certifying that there has been no change to the Organizational Documents and the incumbency and specimen signature of each such officer included in the closing certificates provided on the Amendment No. 6 Effective Date shall be deemed to satisfy this condition with respect to such matters.

(i) The Administrative Agent shall have received a certificate from an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that after giving effect to the consummation of this Amendment, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(j) The Administrative Agent and each Lead Arranger shall have received at least three Business Days prior to the Amendment No. 8 Effective Date all documentation and other information concerning the Credit Parties, Holdings, Parent GPs and GP Entities that has been reasonably requested in writing at least ten (10) Business Days prior to the Amendment No. 8 Effective Date by the Administrative Agent or any Lead Arranger (on behalf of itself and/or any Amendment No. 8 Initial Term Lender or Revolving Credit Lender) and that the Administrative Agent or any Lead Arranger reasonably determines is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the Amendment No. 8 Effective Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent, any Lead Arranger or any Lender through the Administrative Agent, at least ten (10) Business Days prior to the Amendment No. 8 Effective Date.

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Without limiting the generality of the provisions of the last paragraph of Section 12.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment No. 8 Effective Date specifying its objection thereto.

SECTION 5. Confirmation and Reaffirmation of Obligations.

(a) After giving effect to the Amendment No. 8 Transactions (as defined in the Amended Credit Agreement) on the Amendment No. 8 Effective Date, each Credit Party, Holdings, Parent GP and GP Entity hereby unconditionally and irrevocably (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents (including the Amended Credit Agreement) to which it is a party (or to which another Credit Party, Holdings, Parent GP or GP Entity is party on such Person’s behalf), (b) ratifies and reaffirms each grant of a Lien on, or security interest in, its property made pursuant to the Credit Documents to which it is a party (or to which another Credit Party, Holdings, Parent GP or GP Entity is party on such Person’s behalf) and confirms that such Liens and security interests continue to have full force and effect at law following the effectiveness of this Amendment to secure the Obligations (including any Obligations in respect of the Amendment No. 8 Initial Term Loans), subject to the terms thereof, and (c) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including any Obligations in respect of the Amendment No. 8 Initial Term Loans) pursuant to the Guarantee and confirms that the Guarantee continues to have full force and effect at law, notwithstanding this Amendment.

SECTION 6. Representations and Warranties. The Credit Parties, Holdings, Parent GPs and GP Entities hereby represent and warrant, on the Amendment No. 8 Effective Date (after giving effect to the effectiveness of this Amendment) that:

(a) no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment;

(b) all representations and warranties made by any Credit Party (and Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents) contained in Section 8 of the Credit Agreement or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 8 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in Section 8.9(a) of the Credit Agreement shall be deemed to refer to the most recent annual and quarterly Section 9.1 Financials then delivered pursuant to the Credit Agreement; provided that the words “Closing Date” as set forth in Sections 8.8, 8.10, 8.15(a) and 8.17 of the Credit Agreement shall be deemed to refer to the Amendment No. 8 Effective Date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 8 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification); and

(c) this Amendment has been duly authorized, executed and delivered by each Credit Party, Holdings, Parent GP and GP Entity, and this Amendment constitutes a legal, valid and binding obligation of each Credit Party, Holdings, Parent GP and GP Entity, enforceable against each Credit Party, Holdings, Parent GP and GP Entity in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

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SECTION 7. Reference to and Effect on the Credit Agreement and the Credit Documents.

(a) This Amendment constitutes a Credit Document. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed (it being acknowledged and agreed that (i) all interest and fees accrued under the Credit Agreement in respect of (x) the Revolving Credit Facility (including in respect of Revolving Credit Loans, Swingline Loans, Letter of Credit Fees and Fronting Fees) or (y) any Amendment No. 5 Initial Term Loans converted into Amendment No. 8 Initial Term Loans pursuant hereto in respect of periods prior to the Amendment No. 8 Effective Date shall have accrued at the rates specified in the Credit Agreement prior to its amendment by this Amendment, and shall be payable on the Amendment No. 8 Effective Date, and (ii) from and after the Amendment No. 8 Effective Date, all interest and fees accruing under the Amended Credit Agreement in respect of the Revolving Credit Facility (including in respect of Revolving Credit Loans, Swingline Loans and Letter of Credit Fees) or the Amendment No. 8 Initial Term Loans shall accrue at the rates specified in the Amended Credit Agreement). Without limiting the generality of the foregoing, after giving effect to the Amendment No. 8 Transactions on the Amendment No. 8 Effective Date, the Security Documents executed prior to the Amendment No. 8 Effective Date and all of the Collateral described therein do and shall continue in full force and effect to secure where they purport to do so the payment of all Obligations of the Credit Parties, Holdings, Parent GPs and GP Entities under the Credit Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, any Lender, the Swingline Lender or any Letter of Credit Issuer under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

SECTION 8. Costs and Expenses. The Borrower agrees to pay all reasonable and documented or invoiced out-of-pocket costs and reasonable expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP (counsel to the Administrative Agent) in accordance with Section 13.5 of the Credit Agreement.

SECTION 9. Master Consent to Assignment. The Borrower hereby consents to the sale and assignment by Morgan Stanley Bank, N.A. to each Post-Closing Option Term Lender, and the purchase and assumption by each Post-Closing Option Term Lender (or a specified Affiliate thereof, which may be a separate fund) from Morgan Stanley Bank, N.A., of Amendment No. 8 Initial Term Loans as contemplated by the Preliminary Statements hereto.

SECTION 10. Entire Agreement. This Amendment, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof and thereof.

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SECTION 11. Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Administrative Agent. The section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment. In the event that any one or more provisions of this Amendment should be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Administrative Agent shall endeavor in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12. Execution in Counterparts; Electronic Signatures. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 13. No Novation. The Credit Parties have requested, and the Lenders party hereto have agreed, that the Credit Agreement be, effective from and after the Amendment No. 8 Effective Date, amended as set forth herein. Such amendment shall not, and is not intended to, constitute a novation of any indebtedness or other obligations owing to the Lenders, the Swingline Lender, any Letter of Credit Issuer, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Credit Document.

SECTION 14. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 15. Submission to Jurisdiction; Waivers. The provisions of Section 13.13 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP, as the Borrower

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: General Counsel, Secretary and Vice President

GCM PROGRESS SUBSIDIARY LLC, as Holdings

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

GROSVENOR Holdings, L.L.C., as Holdings

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

GROSVENOR Holdings II, L.L.C., as Holdings

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

GCM GROSVENOR MANAGEMENT, LLC, as Holdings

by Grosvenor Holdings, L.L.C., its Managing Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 8]

GCM GROSVENOR HOLDINGS, LLC, as a Parent GP

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Managing Director, General Counsel and Secretary

GROSVENOR capital management, L.p., as a Guarantor

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: General Counsel, Secretary and Vice President

GCM CUSTOMIZED FUND INVESTMENT GROUP, L.P., as a Guarantor

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: General Counsel, Secretary and Vice President

CFIG HOLDINGS, LLC, as a Guarantor

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

gcm fiduciary services, llc, as a Guarantor

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 8]

GCM, L.L.C., as a Guarantor

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

CFIG EQUITY VENTURES (MI), LLC, as a GP Entity

by CFIG Holdings, LLC, its Managing Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

CFIG ADVISORS, LLC, as a GP Entity

by CFIG Holdings, LLC, its Sole Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

CFIG NPS GP, LLC, as a GP Entity

by CIFG Advisors, LLC, its Sole Member

by CFIG Holdings, LLC, its Sole Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 8]

CFIG DIVERSIFIED PARTNERS III, INC., as a GP Entity

by CFIG Holdings, LLC, its Sole Shareholder

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

CFIG PARTNERS LF, LLC, as a GP Entity

by CFIG Holdings, LLC, its Managing Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

GCM INVESTMENTS GP, LLC, as a GP Entity

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

GCM CFIG GP, LLC, as a GP Entity

by CFIG Holdings, LLC, its Managing Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

GCM PROJECT R GP, L.P., as a GP Entity

by CFIG Holdings, LLC, its General Partner

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 8]

TRS LEGACY GP, LLC, as a GP Entity

by CFIG Holdings, LLC, its Sole Member

by	/s/ Burke J. Montgomery
Name: Burke J. Montgomery
Title: Vice President and Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 8]

MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent and the Swingline Lender

by	/s/ Ethan Plater
Name: Ethan Plater
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 8]

Morgan Stanley Bank, N.A., as New Amendment No. 8 Initial Term Lender

by	/s/ Ethan Plater
Name: Ethan Plater
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 8]

Morgan Stanley Bank, N.A., as Revolving Credit Lender

by	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 8]

Each CONVERTING AMENDMENT NO. 8 INITIAL TERM LENDER that has received an allocation of Amendment no. 8 Initial term loans as of the amendment no. 8 Effective date, by morgan stanley senior funding, inc., pursuant to the express authorization granted THERETO by each such CONVERTING AMENDMENT No. 8 INITIAL TERM LENDER ON SUCH LENDER’s EXISTING LENDER SIGNATURE PAGE

by	/s/ Ethan Plater
Name: Ethan Plater
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 8]

REVOLVING CREDIT LENDER

SIGNATURE PAGE TO
AMENDMENT NO. 8 TO

CREDIT AGREEMENT OF

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender:

by	/s/ Muhammad Afzal
Name: Muhammad Afzal Title: Director

[For any Lender requiring a second signature block]

by	/s/ Peter Hazoglou
Name: Peter Hazoglou Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 8]

REVOLVING CREDIT LENDER

SIGNATURE PAGE TO
AMENDMENT NO. 8 TO

CREDIT AGREEMENT OF

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP

JPMORGAN CHASE BANK, N.A. (with each Lender that is also a Letter of Credit Issuer executing both in its capacity as a Lender and as Letter of Credit Issuer):

by	/s/ Tom Gillespie
Name: Tom Gillespie Title: Executive Director

[SIGNATURE PAGE TO AMENDMENT NO. 8]

REVOLVING CREDIT LENDER

SIGNATURE PAGE TO
AMENDMENT NO. 8 TO

CREDIT AGREEMENT OF

GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP

BMO Bank N.A. (executing both in its capacity as a Lender and as a Letter of Credit Issuer):

by	/s/ Nicholas Buckingham
Name: Nicholas Buckingham Title: Managing Director

[For any Lender requiring a second signature block]

by
Name: Title:

[SIGNATURE PAGE TO AMENDMENT NO. 8]

Exhibit A

EXISTING LENDER SIGNATURE PAGE

Amendment No. 5 Initial Term Loans
Refinancing Election Form and Consent to Amendment No. 8

Reference is made to the Memorandum to Lenders, dated May 7, 2024 (the “Memorandum”), relating to the proposed establishment of the Amendment No. 8 Initial Term Loans. Capitalized terms used and not defined herein have the meanings set forth in the Memorandum.

Pursuant to the section of the Memorandum entitled “Procedures for Amendment No. 5 Initial Term Lenders”, the undersigned Amendment No. 5 Initial Term Lender hereby (a) agrees to convert, pursuant to the Amendment, 100% of the principal amount (or such lesser amount as shall be allocated to such Lender by the Lead Arranger) of its Amendment No. 5 Initial Term Loans into the Amendment No. 8 Initial Term Loans and (b) consents to and approves the Amendment and agrees to be bound by the terms thereof and the terms of the Credit Agreement as amended thereby.

The undersigned Amendment No. 5 Initial Term Lender hereby irrevocably authorizes the Administrative Agent to set forth on Schedule 1.1(a) to the Credit Agreement (as amended by the Amendment) the name of such Amendment No. 5 Initial Term Lender and the principal amount of its Amendment No. 5 Initial Term Loans (if the undersigned Amendment No. 5 Initial Term Lender elected the Cashless Settlement Option as indicated below) to be converted, pursuant to the Amendment, into the Amendment No. 8 Initial Term Loans, and further irrevocably authorizes, and grants a power of attorney to, the Lead Arranger (which may delegate such power of attorney to any branch or Affiliate designated by it) to execute and deliver the Amendment on behalf of the undersigned Amendment No. 5 Initial Term Lender, in the draft form most recently posted, prior to such execution and delivery, to the Amendment No. 5 Initial Term Lenders by the Lead Arranger (with such amendments or modifications thereto (including to schedules and exhibits thereto), including filling in of the blanks, as the Lead Arranger determines, in its sole discretion, are consistent with the Memorandum (and any subsequent memorandum posted to the Amendment No. 5 Initial Term Lenders in connection with the Amendment) and the transactions contemplated thereby or do not adversely affect the rights of such Amendment No. 5 Initial Term Lender with respect to the draft form of the Amendment (including the schedules and exhibits thereto) so most recently posted to the Amendment No. 5 Initial Term Lenders), and acknowledges and agrees that, upon such execution and delivery, such Amendment No. 5 Initial Term Lender shall be bound by the terms of the Amendment and the Credit Agreement as amended thereby with the same force and effect as if it were a direct signatory thereto.

[Remainder of Page Intentionally Left Blank]

Amendment No. 5 Initial Term Lenders. The undersigned Amendment No. 5 Initial Term Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

Cashless Settlement Option (cashless roll)	Post-Closing Settlement Option (cash roll)
☐ to convert 100% (or such lesser amount as shall be allocated to such Amendment No. 5 Initial Term Lender by the Lead Arranger) of the outstanding principal amount of the Amendment No. 5 Initial Term Loans held by such Amendment No. 5 Initial Term Lender into Amendment No. 8 Initial Term Loans in an equal principal amount	☐ to have 100% (or such lesser amount as shall be allocated to such Amendment No. 5 Initial Term Lender by the Lead Arranger) of the outstanding principal amount of the Amendment No. 5 Initial Term Loans held by such Amendment No. 5 Initial Term Lender prepaid on the date of effectiveness of the Amendment and purchase by assignment the principal amount of Amendment No. 8 Initial Term Loans committed to separately by such Amendment No. 5 Initial Term Lender (or such lesser amount as shall be allocated to such Amendment No. 5 Initial Term Lender by the Lead Arranger)

IN WITNESS WHEREOF, the undersigned Amendment No. 5 Initial Term Lender has caused this Election Form to be executed and delivered by a duly authorized officer thereof.

Name of Amendment No. 5 Initial Term Lender (name of legal entity):

by
Name:
Title:

For any Amendment No. 5 Initial Term Lender requiring a second signature block:

by
Name:
Title:

Exhibit B

NEW AMENDMENT NO. 8 INITIAL TERM LOAN COMMITMENTS

Lender	New Amendment No. 8 Initial Term Loan Commitments
Morgan Stanley Bank, N.A.	$266,753,845.36

Exhibit C

AMENDED CREDIT AGREEMENT

[See Attached]

~~ANNEX A~~EXHIBIT C

CREDIT AGREEMENT

Dated as of January 2, 2014

as amended by Amendment No. 1, dated as of August 18, 2016, Amendment No. 2, dated as of April 19, 2017, Omnibus Amendment No. 1, dated as of August 15, 2017, Amendment No. 3, dated as of August 22, 2017, Amendment No. 4, dated as of March 29, 2018, Amendment No. 5, dated as of February 24, 2021, Amendment No. 6, dated as of June 23, 2021 ~~and~~, Amendment No. 7, dated as of June 29, 2023, and Amendment No. 8, dated as of May 21, 2024, among

Grosvenor Capital Management Holdings, LLLP,
as Borrower,

GROSVENOR HOLDINGS, L.L.C.,

as Holdings I,

GROSVENOR HOLDINGS II, L.L.C.,

as Holdings II,

GCM GROSVENOR MANAGEMENT, LLC,

as Holdings III,

GCM ~~GROSVENOR HOLDINGS,~~PROGRESS SUBSIDIARY LLC,

as Holdings IV,

~~GCM, L.L.C.,~~

the Parent GPs Party Hereto,

The Several Lenders
from Time to Time Parties Hereto,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Collateral Agent~~,~~ and Swingline Lender ~~and Sole Lead Arranger~~

BMO ~~Harris~~ Bank N.A.

as Letter of Credit Issuer

~~BANK OF MONTREAL, CHICAGO BRANCH~~

~~as Letter of Credit Issuer~~

MORGAN STANLEY SENIOR FUNDING, INC., UBS SECURITIES LLC,

JPMORGAN CHASE BANK, N.A. AND BMO CAPITAL MARKETS CORP.
as Lead Arrangers

MORGAN STANLEY SENIOR FUNDING, INC.,
as Bookrunner

Table of Contents

Page

SECTION 1. Definitions		2
1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~70~~73
1.3	Accounting Terms	~~71~~74
1.4	Rounding	~~71~~74
1.5	References to Agreements, Laws, etc.	~~71~~75
1.6	Times of Day	~~71~~75
1.7	Timing of Payment or Performance	~~71~~75
1.8	Letter of Credit Amounts	~~72~~75
1.9	Currency Equivalents Generally	~~72~~75
1.10	Pro Forma and Other Calculations	~~72~~76
1.11	Classification of Loans and Borrowings	~~74~~77
1.12	~~LIBOR Successor~~ Rates	~~74~~77
1.13	Divisions	~~74~~78

SECTION 2. Amount and Terms of Credit Facilities		~~74~~78
2.1	Loans	~~74~~78
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~76~~80
2.3	Notice of Borrowing	~~76~~80
2.4	Disbursement of Funds	~~78~~81
2.5	Repayment of Loans; Evidence of Debt	~~79~~82
2.6	Conversions and Continuations	~~80~~84
2.7	Pro Rata Borrowings	~~81~~85
2.8	Interest	~~81~~85
2.9	Interest Periods	~~82~~86
2.10	Increased Costs, Illegality, Etc.	~~83~~87
2.11	~~Compensation~~[Reserved]	~~85~~88
2.12	Change of Lending Office	~~85~~89
2.13	Notice of Certain Costs	~~85~~89
2.14	Incremental Facilities	~~86~~89
2.15	Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments and Additional/Replacement Revolving Credit Loans and Additional/Replacement Revolving Credit Commitments	~~89~~93
2.16	Defaulting Lenders	~~93~~97
2.17	Benchmark Replacement Setting	~~95~~99

SECTION 3. Letters of Credit		~~102~~103
3.1	Issuance of Letters of Credit	~~102~~103
3.2	Letter of Credit Requests	~~103~~104
3.3	Letter of Credit Participations	~~104~~106
3.4	Agreement to Repay Letter of Credit Drawings	~~106~~107
3.5	Increased Costs	~~108~~110
3.6	New or Successor Letter of Credit Issuer	~~109~~110
3.7	Role of Letter of Credit Issuer	~~110~~111

i

3.8	Cash Collateral	~~110~~112
3.9	Conflict with Issuer Documents	~~111~~113
3.10	Letters of Credit Issued for Restricted Subsidiaries	~~111~~113
3.11	Existing Letters of Credit	~~111~~113
3.12	Applicability of ISP and UCP	~~111~~113

SECTION 4. Fees; Commitment Reductions and Terminations.		~~112~~113
4.1	Fees	~~112~~113
4.2	Voluntary Reduction of Commitments	~~113~~114
4.3	Mandatory Termination of Commitments	~~114~~115

SECTION 5. Payments		~~114~~116
5.1	Voluntary Prepayments	~~114~~116
5.2	Mandatory Prepayments	~~115~~117
5.3	Method and Place of Payment	~~120~~122
5.4	Net Payments	~~121~~122
5.5	Computations of Interest and Fees	~~124~~126
5.6	Limit on Rate of Interest	~~124~~126

SECTION 6. Conditions Precedent to Closing Date		~~125~~127
6.1	No Company Material Adverse Effect	~~125~~127
6.2	Credit Documents	~~125~~127
6.3	Acquisition Consummated	~~126~~127
6.4	Financial Statements	~~126~~128
6.5	Collateral	~~126~~128
6.6	Legal Opinions	~~127~~129
6.7	Closing Date Certificates	~~127~~129
6.8	Corporate Proceedings	~~127~~129
6.9	Corporate Documents	~~127~~129
6.10	Fees and Expenses	~~127~~129
6.11	Solvency Certificate	~~128~~129
6.12	Refinancing	~~128~~130
6.13	Insurance Certificates	~~128~~130
6.14	PATRIOT ACT	~~128~~130

SECTION 7. Additional Conditions Precedent		~~128~~130
7.1	No Default; Representations and Warranties	~~128~~130
7.2	Notice of Borrowing; Letter of Credit Request	~~129~~131

SECTION 8. Representations, Warranties and Agreements		~~129~~131
8.1	Corporate Status	~~129~~131
8.2	Corporate Power and Authority; Enforceability	~~129~~131
8.3	No Violation	~~130~~132
8.4	Litigation	~~130~~132
8.5	Margin Regulations	~~130~~132
8.6	Governmental Approvals	~~130~~132
8.7	Investment Company Act	~~131~~133
8.8	True and Complete Disclosure	~~131~~133
8.9	Financial Condition; Financial Statements	~~131~~133
8.10	Tax Returns and Payments, etc.	~~131~~133
8.11	Compliance with ERISA	~~132~~134

8.12	Subsidiaries	~~132~~134
8.13	Intellectual Property	~~132~~134
8.14	Environmental Laws	~~133~~135
8.15	Properties, Assets and Rights	~~133~~135
8.16	Compliance With Laws	~~133~~135
8.17	Solvency	~~133~~136
8.18	Employee Matters	~~134~~136
8.19	Anti-Terrorism Laws, Etc.	~~134~~136
8.20	No Default	~~134~~136
8.21	Security Documents	~~134~~136
8.22	OFAC	~~135~~137
8.23	Insurance	~~135~~137
8.24	Use of Proceeds	~~135~~137

SECTION 9. Affirmative Covenants		~~135~~137
9.1	Information Covenants	~~136~~138
9.2	Books, Records and Inspections	~~138~~140
9.3	Maintenance of Ratings	~~139~~141
9.4	Maintenance of Insurance	~~139~~141
9.5	Payment of Taxes	~~139~~141
9.6	Consolidated Corporate Franchises	~~140~~142
9.7	Compliance with Statutes	~~140~~142
9.8	ERISA	~~140~~142
9.9	Good Repair	~~140~~142
9.10	Transactions with Affiliates	~~141~~143
9.11	End of Fiscal Years; Fiscal Quarters	~~142~~144
9.12	Additional Guarantors, Grantors and GP Obligors	~~142~~144
9.13	Pledges of Additional Stock and Evidence of Indebtedness	~~143~~145
9.14	Changes in Business	~~143~~145
9.15	Further Assurances	~~143~~145
9.16	Use of Proceeds	~~145~~147
9.17	Designation of Subsidiaries	~~145~~148
9.18	Post-Closing Covenant	~~145~~148

SECTION 10. Negative Covenants		~~146~~148
10.1	Limitation on Indebtedness	~~146~~148
10.2	Limitation on Liens	~~151~~154
10.3	Limitation on Fundamental Changes	~~154~~158
10.4	Limitation on Sale of Assets	~~156~~160
10.5	Limitation on Investments	~~158~~163
10.6	Limitation on Dividends	~~161~~167
10.7	Limitations on Debt Payments and Amendments	~~165~~171
10.8	~~Limitations on Sale Leasebacks~~[Reserved]	~~165~~171
10.9	Financial Covenant	~~165~~172
10.10	Permitted Activities of the Parent GPs	~~165~~172
10.11	Amendments or Waivers of Organizational Documents	~~166~~172
10.12	Burdensome Agreements	~~166~~172

SECTION 11. Events of Default		~~167~~174
11.1	Payments	~~167~~174
11.2	Representations, etc.	~~168~~174
11.3	Covenants	~~168~~174
11.4	Default Under Other Agreements	~~168~~174
11.5	Bankruptcy, etc.	~~169~~175
11.6	ERISA	~~169~~175
11.7	Guarantee	~~169~~176
11.8	Security Documents	~~169~~176
11.9	Judgments	~~170~~176
11.10	Change of Control	~~170~~176
11.11	Borrower’s Right to Cure	~~170~~176

SECTION 12. The Administrative Agent and the Collateral Agent		~~171~~178
12.1	Appointment	~~171~~178
12.2	Delegation of Duties	~~172~~178
12.3	Exculpatory Provisions	~~172~~179
12.4	Reliance by Administrative Agent and Collateral Agent	~~173~~179
12.5	Notice of Default	~~174~~180
12.6	Non-Reliance on Administrative Agent and Other Lenders	~~174~~180
12.7	Indemnification	~~175~~181
12.8	Successor Agent	~~175~~181
12.9	Withholding Tax	~~176~~182
12.10	Rights as a Lender	~~176~~182
12.11	No Other Duties, Etc.	~~176~~183
12.12	Administrative Agent May File Proofs of Claim	~~177~~183
12.13	Secured Cash Management Agreements and Secured Hedging Agreements	~~177~~183
12.14	Intercreditor Agreements	~~177~~184
12.15	Certain ERISA Matters	~~178~~184
12.16	Erroneous Payments	185

SECTION 13. Miscellaneous		~~179~~187
13.1	Amendments and Waivers	~~179~~187
13.2	Notices	~~181~~190
13.3	No Waiver; Cumulative Remedies	~~183~~191
13.4	Survival of Representations and Warranties	~~183~~191
13.5	Payment of Expenses and Taxes; Indemnification; Limitation of Liability	~~183~~191
13.6	Successors and Assigns; Participations and Assignments	~~185~~193
13.7	Replacements of Lenders under Certain Circumstances	~~193~~202
13.8	Adjustments; Set-off	~~194~~203
13.9	Counterparts	~~195~~204
13.10	Severability	~~195~~204
13.11	Integration	~~195~~204
13.12	GOVERNING LAW	~~195~~204
13.13	Submission to Jurisdiction; Waivers	~~195~~204
13.14	No Advisory or Fiduciary Responsibility	~~196~~205
13.15	WAIVERS OF JURY TRIAL	~~197~~205
13.16	Confidentiality	~~197~~206
13.17	USA PATRIOT Act	~~198~~206
13.18	Legend	~~198~~206
13.19	Release of Collateral and Guarantee Obligations; Subordination of Liens	~~198~~206
13.20	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~199~~208
13.21	Acknowledgement Regarding Any Supported QFCs	~~200~~208

SCHEDULES

Schedule 1.1(a)	Amendment No ~~5~~8. Effective Date Commitments of Lenders
Schedule 1.1(b)	Existing Letters of Credit
Schedule 8.9	Potential Non-Cash Adjustments
Schedule 8.12	Subsidiaries
Schedule 8.15	Owned Real Property
Schedule 8.21	UCC Filing Offices
Schedule 9.10	Amendment No 5. Effective Date Affiliate Transactions
Schedule 9.18	Post-Closing Obligations
Schedule 10.1	Amendment No 5. Effective Date Indebtedness
Schedule 10.2	Amendment No 5. Effective Date Liens
Schedule 10.5	Amendment No 5. Effective Date Investments
Schedule 10.12	Amendment No 5. Effective Date Burdensome Agreements
Schedule 13.2	Addresses for Notices

EXHIBITS

Exhibit A	Form of Guarantee
Exhibit B	Form of Security Agreement
Exhibit C	Form of Pledge Agreement
Exhibit D-1	Form of GP Undertaking
Exhibit D-2	Form of Parent GP Undertaking
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Letter of Credit Request
Exhibit G	Form of Closing Date Certificate
Exhibit H-1	Form of Legal Opinion of Simpson Thacher & Bartlett LLP
Exhibit H-2	Form of Legal Opinion of Sidley Austin LLP
Exhibit I-1	Form of Promissory Note (Term Loans)
Exhibit I-2	Form of Promissory Note (Incremental Term Loans)
Exhibit I-3	Form of Promissory Note (Revolving Credit and Swingline Loans)
Exhibit I-4	Form of Promissory Note (Additional/Replacement Revolving Credit and Swingline Loans)
Exhibit J-1	Form of Senior Priority Lien Intercreditor Agreement
Exhibit J-2	Form of Junior Priority Lien Intercreditor Agreement
Exhibit K	Form of Assignment and Acceptance
Exhibit L	Form of Affiliated Lender Assignment and Acceptance
Exhibit M	Form of Solvency Certificate
Exhibit N	Form of Tax Compliance Certificate
Exhibit O	Form of Intercompany Note
Exhibit P	Form of Mortgage
Exhibit Q	Form of Perfection Certificate

v

CREDIT AGREEMENT, dated as of January 2, 2014, as amended by Amendment No. 1, dated as of August 18, 2016, Amendment No. 2, dated as of April 19, 2017, Omnibus Amendment No. 1, dated as of August 15, 2017, Amendment No. 3, dated as of August 22, 2017, Amendment No. 4, dated as of March 29, 2018, ~~and~~ Amendment No. 5, dated as of February 24, 2021, Amendment No. 6, dated as of June 23, 2021, Amendment No. 7, dated as of June 29, 2023, and Amendment No. 8, dated as of May 21, 2024, among Grosvenor Capital Management Holdings, LLLP, a Delaware limited liability limited partnership (the “Borrower”), GROSVENOR HOLDINGS, L.L.C., an Illinois limited liability company (“Holdings I”), GROSVENOR HOLDINGS II, L.L.C., a Delaware limited liability company (“Holdings II”), GCM GROSVENOR MANAGEMENT, LLC, a Delaware limited liability company (“Holdings III”), GCM ~~GROSVENOR HOLDINGS,~~PROGRESS SUBSIDIARY LLC, a Delaware limited liability company (“~~GCMH GP”), GCM, L.L.C., a Delaware limited liability company (“GCM LLC”), the banks,~~Holdings IV”), the Parent GPs party hereto, the banks and other financial institutions ~~and other investors~~ from time to time parties hereto as lenders (each a “Lender” and, collectively, the “Lenders”; each as hereinafter further defined), MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and Swingline Lender, and BMO ~~Harris~~ Bank N.A., as a Letter of Credit Issuer ~~and BANK OF MONTREAL, CHICAGO BRANCH, as a Letter of Credit Issuer with respect to the Existing Letters of Credit~~.

RECITALS:

WHEREAS, capitalized terms used in these Recitals and the preamble to this Agreement shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, pursuant to and in accordance with the Purchase Agreement, the Borrower directly or indirectly acquired (the “Acquisition”) all of the Capital Stock of CFIG Newco from Credit Suisse Private Equity Advisers and certain related assets from CSAM.

WHEREAS, the Borrower, Holdings I, ~~GCMH GP~~GCM Grosvenor Management, LLC, a Delaware limited liability company (“GCMH GP”), GCM LLC~~,~~ (as defined below), certain subsidiaries of the Borrower, the lending institutions party thereto (the “Original Lenders”) and Goldman Sachs Credit Partners L.P., as administrative agent and collateral agent, were parties to that certain Credit and Guaranty Agreement, dated as of December 5, 2006 (as heretofore amended, supplemented or otherwise modified from time to time, the “Original Credit Agreement”), pursuant to which the Original Lenders extended or committed to extend certain credit facilities to the Borrower;

WHEREAS, the Borrower requested that, immediately upon the satisfaction in full of the applicable conditions precedent set forth in Section 6 below, the Lenders and Letter of Credit Issuers extend a total of $510,000,000 of credit to the Borrower in the form of (i) $460,000,000 in aggregate principal amount of term loans to be borrowed on the Closing Date (such facility, the “Initial Term Loan Facility”) and (ii) $50,000,000 in aggregate principal amount of Revolving Credit Commitments (such facility, the “Revolving Credit Facility”);

WHEREAS, the Borrower used a portion of the proceeds of the initial Borrowings under the Credit Facilities to repay existing indebtedness under the Original Credit Agreement in an aggregate principal amount of approximately $232,560,624 and all other existing third party Indebtedness for borrowed money of the Borrower, the Company and their respective Subsidiaries (other than the Closing Date Indebtedness), at which time all existing commitments, security interests and guarantees in respect of the Original Credit Agreement and all other relevant documents and all obligations thereunder were terminated, released and discharged in full (other than contingent obligations, which by their terms survived such termination) (the “Refinancing Transaction”);

WHEREAS, the amendments in Amendment No. 1 were made effective on the Amendment No. 1 Effective Date;

WHEREAS, the amendments in Amendment No. 2 were made effective on the Amendment No. 2 Effective Date;

WHEREAS, the amendments in Omnibus Amendment No. 1 were made effective on the Omnibus Amendment No. 1 Effective Date;

WHEREAS, the amendments in Amendment No. 3 were made effective on the Amendment No. 3 Effective Date;

WHEREAS, the amendments in Amendment No. 4 were made effective on the Amendment No. 4 Effective Date;

WHEREAS, the Amendment No. 5 Transactions ~~shall be~~were consummated, and the amendments in Amendment No. 5 ~~shall be~~were made effective, on the Amendment No. 5 Effective Date;

WHEREAS, the amendments in Amendment No. 6 were made effective on the Amendment No. 6 Effective Date;

WHEREAS, the amendments in Amendment No. 7 were made effective on the Amendment No. 7 Effective Date;

WHEREAS, the amendments in Amendment No. 8 shall be made effective on the Amendment No. 8 Effective Date;

WHEREAS, in connection with the foregoing and as an inducement for the Lenders and the Letter of Credit Issuers to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on substantially all of its assets (except for Liens permitted pursuant to Section 10.2), including a pledge of all of the Capital Stock (other than Excluded Capital Stock) of each of its Subsidiaries; and

WHEREAS, in connection with the foregoing and as an inducement for the Lenders and Letter of Credit Issuers to extend the credit contemplated hereunder, (a) the Guarantors have agreed to guarantee the Obligations and to secure their respective guarantees by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on their respective assets (except for Liens permitted pursuant to Section 10.2), including a pledge of all of the Capital Stock (other than Excluded Capital Stock) of each of their respective Subsidiaries, and (b) Holdings and the GP Obligors have agreed to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority Lien on certain other Collateral.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Definitions

1.1 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires:

“2025 Term Loans” shall have the meaning provided in Amendment No. 4.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”, (c) ~~Adjusted~~  Term SOFR for a one-month Interest Period in effect on such day plus 1.00% and (d) solely with respect to Amendment No. ~~5~~8 Term Loans, 1.50%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. If the Administrative Agent shall have determined (which determination should be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate due to its inability to obtain sufficient quotations in accordance with the terms of the definition thereof, after notice is provided to the Borrower, the ABR shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the “prime rate”, the Federal Funds Effective Rate or ~~Adjusted~~  Term SOFR shall be effective as of the opening of business on the effective day of such change in the “prime rate”, the Federal Funds Effective Rate or ~~Adjusted~~ Term SOFR, respectively.

“ABR Loan” shall mean each Loan bearing interest at a rate determined by reference to the ABR and, in any event, shall include all Swingline Loans.

“ABR Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR”.

“Acceptable Reinvestment Commitment” shall mean a binding commitment of the Borrower or any Restricted Subsidiary entered into at any time prior to the end of the Reinvestment Period to reinvest the proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event.

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP, and adjusted by any applicable Pro Forma Adjustment.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Additional Lender” shall have the meaning provided in Section 2.14(d).

“acquired Person” shall have the meaning provided in Section 10.1(k).

“Acquisition” shall have the meaning assigned to such term in the recitals to this Agreement.

“Additional/Replacement Revolving Credit Commitment” shall have the meaning provided in Section 2.14(a).

“Additional/Replacement Revolving Credit Facility” shall mean each Class of Additional/Replacement Revolving Credit Commitments made pursuant to Section 2.14(a).

“Additional/Replacement Revolving Credit Lender” shall mean, at any time, any Lender that has an Additional/Replacement Revolving Credit Commitment.

“Additional/Replacement Revolving Credit Loans” shall mean any Loan made to the Borrower under a Class of Additional/Replacement Revolving Credit Commitments.

~~“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that (x) in the event Adjusted Term SOFR for any SOFR Borrowing of Amendment No. 5 Initial Term Loans would be less than 0.50%, then Adjusted Term SOFR for the applicable SOFR Borrowing of Amendment No. 5 Initial Term Loans shall instead be 0.50%, and (y) in the event Adjusted Term SOFR for any other purpose shall be less than zero, then for such other purpose Adjusted Term SOFR shall be deemed to be zero.~~

“Adjusted Total Additional/Replacement Revolving Credit Commitment” shall mean, at any time, with respect to any Class of Additional/Replacement Revolving Credit Commitments, the Total Additional/Replacement Revolving Credit Commitment for such Class less the aggregate Additional/Replacement Revolving Credit Commitments of all Defaulting Lenders in such Class.

“Adjusted Total Extended Revolving Credit Commitment” shall mean, at any time, with respect to any Class of Extended Revolving Credit Commitments, the Total Extended Revolving Credit Commitment for such Class less the aggregate Extended Revolving Credit Commitments of all Defaulting Lenders in such Class.

“Adjusted Total Revolving Credit Commitment” shall mean, at any time, with respect to the Revolving Credit Facility, the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.

“Administrative Agent” shall mean MSSF or any successor to MSSF appointed in accordance with the provisions of Section 12.8, together with any of its Affiliates as it shall so designate, as the administrative agent for the Lenders under this Agreement and the other Credit Documents.

“Administrative Agent’s Office” shall mean the address and, as appropriate, account of the Administrative Agent set forth on Schedule 13.2 or such other address or account as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that no Grosvenor Fund shall be deemed to be an Affiliate of the Borrower or its Subsidiaries. The term “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Affiliated Lender” shall mean a Non-Debt Fund Affiliate or a Debt Fund Affiliate.

“Affiliated Lender Assignment and Acceptance” shall have the meaning provided in Section 13.6(g)(i)(C).

“Affiliated Lender Register” shall have the meaning provided in Section 13.6(j).

“Agent Parties” shall have the meaning provided in Section 13.2(d).

“Agents” shall mean each of (i) the Administrative Agent and (ii) the Collateral Agent.

“Agreement” shall mean this Credit Agreement.

“Amendment No. 1” shall mean Amendment No. 1, dated as of August 18, 2016, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Swingline Lender, the Letter of Credit Issuers, the Credit Parties, Holdings, Parent GPs and GP Entities.

“Amendment No. 1 Effective Date” shall mean August 18, 2016.

“Amendment No. 2” shall mean Amendment No. 2, dated as of April 19, 2017, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Credit Parties, Holdings, Parent GPs and GP Entities.

“Amendment No. 2 Effective Date” shall mean April 19, 2017.

“Amendment No. 3” shall mean Amendment No. 3, dated as of August 22, 2017, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Credit Parties, Holdings, Parent GPs and GP Entities.

“Amendment No. 3 Effective Date” shall mean August 22, 2017.

“Amendment No. 4” shall mean Amendment No. 4, dated as of March 29, 2018, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Swingline Lender, the Letter of Credit Issuers, the Credit Parties, Holdings, Parent GPs and GP Entities.

“Amendment No. 4 Effective Date” shall mean March 29, 2018.

“Amendment No. 5” shall mean Amendment No. 5, dated as of February 24, 2021, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Swingline Lender, the Letter of Credit Issuers, the Credit Parties, Holdings, Parent GPs and GP Entities.

“Amendment No. 5 Effective Date” shall mean February 24, 2021.

“Amendment No. 5 Effective Date Indebtedness” shall mean Indebtedness described on Schedule 10.1.

“Amendment No. 5 Initial Term Lender” shall mean each Lender with an Amendment No. 5 Initial Term Loan Commitment or holding an Amendment No. 5 Initial Term Loan (including, for the avoidance of doubt, any Incremental 2028 Term Lender with an Incremental 2028 Term Loan Commitment established under Amendment No. 6 or holding an Incremental 2028 Term Loan established under Amendment No. 6).

“Amendment No. 5 Initial Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the Amendment No. 5 Effective Date, the amount, if any, set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Amendment No. 5 Initial Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the Amendment No. 5 Effective Date, the amount specified as such Lender’s “Amendment No. 5 Initial Term Loan Commitment” in the Assignment and

Acceptance pursuant to which such Lender assumed a portion of the Total Amendment No. 5 Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Amendment No. 5 Initial Term Loan Commitments as of the Amendment No. 5 Effective Date is $290,000,000.

“Amendment No. 5 Initial Term Loan Maturity Date” shall mean the seventh anniversary of the Amendment No. 5 Effective Date; provided that if such date is not a Business Day, the “Amendment No. 5 Initial Term Loan Maturity Date” will be the Business Day immediately following such date.

“Amendment No. 5 Initial Term Loan Facility” shall mean the Amendment No. 5 Initial Term Loans (including, for the avoidance of doubt, any Incremental 2028 Term Loans established pursuant to Amendment No. 6).

“Amendment No. 5 Initial Term Loans” shall have the meaning provided ~~in Section 2.1(a) (including, for the avoidance of doubt, any Incremental 2028 Term Loans established pursuant to~~hereunder immediately prior to the Amendment No. ~~6)~~8 Effective Date.

“Amendment No. 5 Transactions” shall mean the transactions provided for under Amendment No. 5, including the (i) funding of the Amendment No. 5 Initial Term Loans on the Amendment No. 5 Effective Date, (ii) repayment in full of all 2025 Term Loans outstanding immediately prior to the effectiveness of Amendment No. 5 and (iii) payment of fees, costs and expenses in connection with the foregoing.

“Amendment No. 6” shall mean the Amendment No. 6 dated as of June 23, 2021, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Credit Parties, Holdings, the Parent GPs and the GP Entities.

“Amendment No. 6 Effective Date” shall have the meaning provided in Amendment No. 6.

“Anti-Terrorism Laws” shall have the meaning provided in Section 8.19.

“Amendment No. 7” shall mean the Amendment No. 7 dated as of June 29, 2023, to this Agreement, between the Administrative Agent and the Borrower.

“Amendment No. 7 Effective Date” shall have the meaning provided in Amendment No. 7.

“Amendment No. 8” shall mean Amendment No. 8, dated as of the Amendment No. 8 Effective Date, to this Agreement, among the Administrative Agent, the Lenders party thereto, the Swingline Lender, the Letter of Credit Issuers, the Credit Parties, Holdings, the Parent GPs and GP Entities.

“Amendment No. 8 Effective Date” shall mean May 21, 2024.

“Amendment No. 8 Initial Term Lender” shall mean each Lender with an Amendment No. 8 Initial Term Loan Commitment or holding an Amendment No. 8 Initial Term Loan.

“Amendment No. 8 Initial Term Loan Commitment” shall mean, (a) in the case of Morgan Stanley Bank, N.A., the amount set forth opposite its name on Schedule 1.1(a) as its “Amendment No. 8 Initial Term Loan Commitment”, (b) in the case of each other Lender that is a Lender on the Amendment No. 8 Effective Date, an amount equal to 100% (or such lesser amount as shall be allocated to such Lender by the Administrative Agent) of the outstanding principal amount of the Amendment No. 5 Initial Term Loans held by such Lender as of the Amendment No. 8 Effective Date and (c) in the case of any Lender that becomes a Lender after the Amendment No. 8 Effective Date, the amount specified as such Lender’s “

Amendment No. 8 Initial Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Amendment No. 8 Initial Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Amendment No. 8 Initial Term Loan Commitments as of the Amendment No. 8 Effective Date is $438,000,000.

“Amendment No. 8 Initial Term Loan Maturity Date” shall mean February 24, 2030; provided that if such date is not a Business Day, the “Amendment No. 8 Initial Term Loan Maturity Date” will be the Business Day immediately following such date.

“Amendment No. 8 Initial Term Loan Facility” shall mean the Amendment No. 8 Initial Term Loans.

“Amendment No. 8 Initial Term Loans” shall have the meaning provided in Section 2.1(a).

“Applicable Laws” shall mean, as to any Person, any international, foreign, federal, state and local law (including common law), statute, regulation, ordinance, treaty, rule, order, code, regulation, decree, guideline, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean a percentage per annum equal to (a) with respect to the Amendment No. ~~5~~8 Initial Term Loans, (i) for SOFR Loans, ~~2.50~~2.25% and (ii) for ABR Loans, ~~1.50~~1.25%, and (b) with respect to Revolving Credit Loans and Swingline Loans (it being understood that all Swingline Loans shall be ABR Loans), (i) from the Amendment No. ~~5~~8 Effective Date until the first Business Day that immediately follows the delivery of Section 9.1 Financials for the first full fiscal quarter following the Amendment No. ~~5~~8 Effective Date, (A) for SOFR Loans, ~~2.50~~2.25% and (B) for ABR Loans, ~~1.50~~1.25% and (ii) thereafter, as set forth on the grid below, as determined by reference to the First Lien Secured Leverage Ratio, as set forth in the most recent officer’s certificate received by the Administrative Agent pursuant to Section 9.1(d):

Pricing Level	First Lien Secured Leverage Ratio	Applicable Margin for Revolving Credit Loans that are SOFR Loans	Applicable Margin for Revolving Credit Loans that are ABR Loans and Swingline Loans
1	Greater than 2.25:1.00	~~2.50~~2.25%	~~1.50~~1.25%
2	Less than or equal to 2.25:1.00	~~2.25~~2.00%	~~1.25~~1.00%

Any increase or decrease in the Applicable Margin for Revolving Credit Loans or Swingline Loans resulting from a change in the First Lien Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date Section 9.1 Financials and the related officer’s certificate are delivered to the Administrative Agent pursuant to Section 9.1(a) or 9.1(b) and Section 9.1(d), respectively; provided that at the option of the Required Revolving Class Lenders, the highest pricing level (as set forth in the table above) shall apply (a) as of the first Business Day after the date on which Section 9.1 Financials were required to have been delivered but have not been delivered pursuant to Section 9.1 and shall continue to so apply to and including the date on which such Section 9.1 Financials are so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and

(b) as of the first Business Day after an Event of Default under Section 11.1 or Section 11.5 shall have occurred and be continuing and the Administrative Agent has notified the Borrower that the highest pricing level applies, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

In the event that the Administrative Agent and the Borrower determine that any Section 9.1 Financials previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct Section 9.1 Financials for such Applicable Period, (b) the Applicable Margin shall be determined as if the pricing level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within 10 Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement; it being understood and agreed that no Default or Event of Default shall be deemed to have occurred solely as a result of such non-payment until the expiration of such 10 Business Day period. This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.8(c) and Section 11.

“Applicable Period” shall have the meaning provided in the definition of the term “Applicable Margin”.

“Approved Fund” shall mean any Person (other than a natural person) that is a bona fide debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale Prepayment Event” shall mean any Disposition (or series of related Dispositions) of any business unit, asset or property of the Borrower or any Restricted Subsidiary (including any Disposition of any Capital Stock of any Subsidiary of the Borrower owned by the Borrower or any Restricted Subsidiary); provided, that the term “Asset Sale Prepayment Event” shall not include (a) any Recovery Event, (b) any Disposition (or series of related Dispositions) ~~permitted under~~that is made pursuant to Section 10.4 (other than clauses (c)~~,~~ or (d)(ii~~) or (i~~)) or (c) any redemptions of investments in Grosvenor Funds.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.6) substantially in the form of Exhibit K.

“Authorized Officer” shall mean the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the General Counsel and any other authorized officer or other authorized person acting in a similar capacity of the relevant Person, with respect to limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer or authorized officer or other authorized person acting in a similar capacity of Holdings, the Borrower or any other Credit Party designated as such in writing to the Administrative Agent by Holdings, the Borrower or any other Credit Party, as applicable, and, with respect to any document (other than the solvency certificate) delivered on the Closing Date, the Secretary or the Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(e).

“Available Amount” shall mean, at any time (the “Available Amount Reference Time”), an amount equal at such time to (a) the sum (which shall not be less than zero) of, without duplication:

(i) the greater of (x) $~~45,000,000~~65,000,000 and (y) 40.0% of Consolidated EBITDA for the Test Period ~~(the “Starter Basket”)~~;

(ii) with respect to each fiscal quarter (beginning with the fiscal quarter ended March 31, 2014), the amount (which amount shall not be less than zero) of Excess Cash Flow for such fiscal quarter that is not required to be offered to prepay Term Loans pursuant to Section 5.2(a)(ii) (without giving effect to Section 5.2(h));

(iii) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all returns, profits, distributions and similar amounts (in each case, to the extent received in cash or cash equivalents) received by the Borrower or any Restricted Subsidiary from any Investment (which amounts shall not exceed the amount (when combined with any amount set forth in clause (v) below) of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)) to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (other than the portion of any such dividends and other distributions that is used by the Borrower or any Restricted Subsidiary to pay taxes);

(iv) to the extent not already included in the calculation of Consolidated Net Income, the Net Cash Proceeds of any public or private issuance of Capital Stock by the Borrower or any Parent Entity of the Borrower made during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (other than Excluded Contributions, Cure Amounts and proceeds from the issuance of Disqualified Capital Stock) to the extent such Net Cash Proceeds are received by or contributed to the Borrower;

(v) to the extent not already included in the calculation of Consolidated Net Income or applied to prepay the Term Loans in accordance with Section 5.2(a)(i) or to prepay or redeem any secured Permitted Additional Debt, the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Investment to any Person (other than to the Borrower or a Restricted Subsidiary) to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (which amount shall not exceed the amount (when combined with any amount set forth in clause (iii) above) of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made));

(vi) the amount of any Investment of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary pursuant to Section 9.17 or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries pursuant to Section 10.3, in each case following the Closing Date and at or prior to the Available Amount Reference Time, in each case, such amount not to exceed the lesser of (x) the Fair Market Value (as determined in good faith by the Borrower) of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (y) the Fair Market Value of the amount originally invested from the Available Amount by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary;

(vii) capital contributions to the Borrower made in cash, cash equivalents or other property (measured at the Fair Market Value thereof) during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time (other than Excluded Contributions, Cure Amounts and proceeds from the issuance of Disqualified Capital Stock); and

(viii) to the extent not already included in the calculation of Consolidated Net Income, the Net Cash Proceeds received by the Borrower from the issuance of Disqualified Capital Stock or Permitted Additional Debt during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time to the extent exchanged or converted into Qualified Capital Stock of the Borrower;

minus (b) the sum of, without duplication and without taking into account the proposed portion of the amount calculated above to be used at the applicable Available Amount Reference Time:

(i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the amounts set forth in Section 10.5(j)(iii)(B)(2), 10.5(k)(ii) or 10.5(z)(B) after the Amendment No. 5 Effective Date and on or prior to the Available Amount Reference Time;

(ii) the aggregate amount of Dividends made by the Borrower using the amounts set forth in clause (ii) of Section 10.6(h) after the Amendment No. 5 Effective Date and on or prior to the Available Amount Reference Time; and

(iii) the aggregate amount expended of prepayments, repurchases, redemptions and defeasances made by the Borrower or any Restricted Subsidiary using the amounts set forth in clause (iii)(B) of the proviso to Section 10.7(a) after the Amendment No. 5 Effective Date and on or prior to the Available Amount Reference Time.

“Available Amount Reference Time” shall have the meaning provided in the definition of the term “Available Amount”.

“Available Revolving Credit Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (excluding Swingline Loans) then outstanding and (ii) the aggregate Letter of Credit Obligations at such time.

“Available RP Capacity Amount” shall mean the amount of Dividends that may be made at the time of determination pursuant to Sections 10.6(g) and (h)(i).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 USC §§ ~~191~~101 et seq., as amended, or any similar federal or state law for the relief of debtors.

“Basel III” shall mean, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems”, “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring”, and “Guidance for National Authorities Operating the Countercyclical Capital Buffer”, each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary U.S. federal banking regulatory authority or primary non-U.S. financial regulatory authority, as applicable.

“Beneficial Owner” shall mean, in the case of a Lender (including the Swingline Lender and the Letter of Credit Issuer), the beneficial owner of any amounts payable under any Credit Document for U.S. federal withholding tax purposes.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BMO” shall mean BMO ~~Harris~~ Bank N.A.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Bookrunner” shall mean the Person listed on the cover page of this Agreement as such in its capacity as Bookrunner under this Agreement with respect to the Amendment No. 8 Initial Term Loan Facility and the Revolving Credit Facility.

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Materials” shall have the meaning provided in Section 9.1(j).

“Borrowing” shall mean and include (a) the incurrence of Swingline Loans from the Swingline Lender on a given date (or swingline loans under any Extended Revolving Credit Commitments from any swingline lender thereunder on a given date), (b) the incurrence of one Type of Amendment No. ~~5~~8 Initial Term Loan on the Amendment No. ~~5~~8 Effective Date (or resulting from conversions on a given date after the Amendment No. ~~5~~8 Effective Date) having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans), (c) (i) the incurrence of one Type and Class of Incremental Term Loan on an Incremental Facility Closing Date (or resulting from conversions on a given date after the applicable Incremental Facility Closing Date) having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans) or (ii) the Extended Term Loans of one Type and Class established on the same date pursuant to the same Extension Agreement (or resulting from conversions on a given date) and having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans)~~; provided that the Amendment No. 5 Initial Term Loans of one Type established on the Amendment No. 5 Effective Date or the Amendment No. 6 Effective Date pursuant to Amendment No. 5 or Amendment No. 6 (or resulting from conversions on a given date after the Amendment No. 5 Effective Date or Amendment No. 6 Effective Date, as applicable) and having, in the case of SOFR Loans, the same Interest Period shall be considered a Borrowing (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans),~~, (d) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans), (e) the incurrence of one Type and Class of Additional/Replacement Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans) and (f) the incurrence of one Type of Extended Revolving Credit Loan of a specified Class on a given date (or resulting from conversions on a given date) having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York City.

“Capital Expenditures” shall mean, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries ~~and~~, (b) all Capitalized Software Expenditures and (c) all fixed asset additions financed through Capitalized Lease Obligations incurred by the Borrower and the Restricted Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period; provided that the term “Capital Expenditures” shall not include:

(i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed from insurance proceeds or compensation awards paid on account of a Recovery Event,

(ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time,

(iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions outside the ordinary course of business that are not required to be applied to prepay Term Loans pursuant to Section 5.2(a)(i) or to prepay or redeem any secured Permitted Additional Debt;

(iv) expenditures that constitute any part of Consolidated Lease Expense,

(v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for or reimbursed by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period, it being understood, however, that only the amount of expenditures actually provided or incurred by the Borrower or any Restricted Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute “Capital Expenditures” in the applicable period),

(vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(vii) any expenditures made as payments of the consideration for a Permitted Acquisition (or Investments similar to those made for Permitted Acquisitions) and expenditures made in connection with the Transactions,

(viii) any capitalized interest expense and internal costs reflected as additions to property, plant or equipment in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries or capitalized as Capitalized Software Expenditures, or

(ix) any non-cash compensation or other non-cash costs reflected as additions to property, plant and equipment and Capitalized Software Expenditures in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation and including membership interests and partnership interests) and, except to the extent constituting Indebtedness, any and all warrants, rights or options to purchase, acquire or exchange any of the foregoing.

“Capitalized Lease” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases of such Person; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on the Closing Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capitalized Leases.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Closing Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Collateral” shall have the meaning provided in Section 3.8(c).

“Cash Collateralize” shall have the meaning provided in Section 3.8(c).

“Cash Management Agreement” shall mean any agreement entered into from time to time by the Borrower or any of its Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person (i) that is a Lender, the Lead Arranger, an Agent or any Affiliate of a Lender, the Lead Arranger or an Agent at the time it provides any Cash Management Services ~~or~~, (ii) that shall have become a Lender, an Agent or an Affiliate of ~~the~~a Lender or an Agent at any time after it has provided any Cash Management Services~~.~~ or (iii) that provides Cash Management Services and has agreed to be bound by the provisions of this Agreement as if it were a Lender in a form reasonably satisfactory to the Borrower and the Administrative Agent and is designated in writing as a Cash Management Bank by the Borrower to the Administrative Agent (subject to the approval by the Administrative Agent, such approval not to be unreasonably withheld, delayed or conditioned).

“Cash Management Obligations” shall mean obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFIG Newco” means CFIG Holdings, LLC, a Delaware limited liability company.

“Change in Law” means the occurrence, after the Amendment No. 5 Effective Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, Basel III, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean and be deemed to have occurred if:

(a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and their respective Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership (~~as defined in SEC~~within the meaning of Rule~~s~~ 13(d)~~-3 and 13(d)-5) of Capital Stock having the power to vote or direct the voting of such Capital Stock having~~ under the Exchange Act) of more than the greater of (A) 40% of the ordinary voting power ~~for the election of Board of Directors~~ of the Voting Stock of the Borrower and (B) the percentage of the ordinary voting power ~~for the election of Board of Directors~~ of the Voting Stock of the Borrower owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless in the case of either clause (A) or (B) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of the Borrower;

~~(b) [Reserved];~~

~~(c) [Reserved];~~

(b) ~~(d)~~ the Borrower shall cease to beneficially own and control, directly or indirectly, 100% of the limited partnership interests of Grosvenor; and/or

(c) ~~(e)~~ a Parent G~~CM~~P ~~LLC~~or the Borrower shall cease to beneficially own and control, directly or indirectly, 100% of the general partnership interests of Grosvenor.

provided that, (i) at any time when at least a majority of the outstanding Voting Stock of the Borrower is directly or indirectly owned by a Parent Entity, all references in clause~~s~~ (a~~) and (c~~) above to “Borrower” shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock of the Borrower and (ii) no Change of Control shall be deemed to have occurred as a result of any transaction that consists of multiple or intermediate corporate restructuring or reorganization steps, as long as the ultimate result of such transaction does not cause a Change of Control as described in clauses (a), (b)~~,~~ or (c)~~, (d) or (e)~~  above.

Notwithstanding the preceding or any provision of Rule 13(d) of the Exchange Act (or any successor provision), (i) a Person or group shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii)

if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower beneficially owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock of such Parent Entity.

“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Amendment No. ~~5~~8 Initial Term Loans, Incremental Term Loans (of a Class), Extended Term Loans (of the same Extension Series), Extended Revolving Credit Loans (of the same Extension Series and any related swingline loans thereunder), Additional/Replacement Revolving Credit Loans (and any related swingline loans thereunder) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Amendment No. ~~5~~8 Initial Term Loan Commitment, an Incremental Term Loan Commitment (of a Class), an Extended Revolving Credit Commitment (of the same Extension Series and any related swingline commitment thereunder), an Additional/Replacement Revolving Credit Commitment (and any related swingline commitment thereunder) or a Swingline Commitment, and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of any such Class. Notwithstanding the foregoing, any Incremental Agreement or any Extension Agreement may provide that Incremental Term Loans or Extended Term Loans (or any Borrowing thereof) established thereunder may be part of the same Class as any Class of any then existing Term Loans (or as any Term Loans concurrently established pursuant to any Incremental Agreement or any Extension Agreement) (or any Borrowing thereof) that have the same terms (disregarding any differences in original issue discount or upfront fees if not affecting the fungibility thereof for U.S. federal income tax purposes) as such Incremental Term Loans or such Extended Term Loans.

“Closing Date” shall mean January 2, 2014.

“Closing Date Indebtedness” shall mean Indebtedness of the Borrower and its Restricted Subsidiaries existing immediately prior to the Closing Date that was not repaid on the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Closing Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall have the meaning provided for such term or a similar term in each of the Security Documents; provided that with respect to any Mortgages, “Collateral” shall mean “Mortgaged Property” as defined therein.

“Collateral Agent” shall mean MSSF or any successor appointed in accordance with the provisions of Section 12.8, together with its Affiliates, as the collateral agent for the Secured Parties.

“Company” shall have the meaning given to such term in the Purchase Agreement.

“Company Material Adverse Effect” shall have the meaning given to such term in the Purchase Agreement.

“Commitment” shall mean, with respect to each Lender (in each case, to the extent applicable to such Lender), such Lender’s Revolving Credit Commitment, Amendment No. ~~5~~8 Initial Term Loan Commitment as of the Amendment No. ~~5~~8 Effective Date, Incremental Term Loan Commitment, Extended

Revolving Credit Commitment, Additional/Replacement Revolving Credit Commitment or any combination thereof (as the context requires) and (b) with respect to the Swingline Lender or swingline lender under any Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitment, its Swingline Commitment or swingline commitment, as applicable.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean a rate equal to (a) from the Amendment No. ~~5~~8 Effective Date until the first Business Day that immediately follows the delivery of Section 9.1 Financials for the first full fiscal quarter following the Amendment No. ~~5~~8 Effective Date, ~~0.50~~0.375% per annum, and (b) thereafter, the rate per annum determined in accordance with the grid set forth below, as determined by reference to the First Lien Secured Leverage Ratio, as set forth in the most recent officer’s certificate received by the Administrative Agent pursuant to Section 9.1(d). Any increase or decrease in the Commitment Fee Rate resulting from a change in the First Lien Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date Section 9.1 Financials and the related officer’s certificate are delivered to the Administrative Agent pursuant to Section 9.1(a) or 9.1(b) and Section 9.1(d), respectively; provided that at the option of the Required Revolving Class Lenders, the highest Commitment Fee Rate set forth in the grid below shall apply (i) as of the first Business Day after the date on which Section 9.1 Financials were required to have been delivered but have not been delivered pursuant to Section 9.1 and shall continue to so apply to and including the date on which such Section 9.1 Financials are so delivered (and thereafter the Commitment Fee Rate otherwise determined in accordance with this definition shall apply) and (ii) as of the first Business Day after an Event of Default under Section 11.1 or Section 11.5 shall have occurred and be continuing and the Administrative Agent has notified the Borrower that the highest Commitment Fee Rate applies, and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter the Commitment Fee Rate otherwise determined in accordance with this definition shall apply):

First Lien Secured Leverage Ratio	Applicable Revolving Commitment Fee Percentage
> 2.25:1.00	0.50%
≤ 2.25:1.00	0.375%

In the event that the Administrative Agent and the Borrower determine that any Section 9.1 Financials previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Commitment Fee Rate for any Applicable Period than the Commitment Fee Rate applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Administrative Agent the correct Section 9.1 Financials for such Applicable Period, (b) the Commitment Fee Rate shall be determined as if the pricing level for such higher Commitment Fee Rate were applicable for such Applicable Period, and (c) the Borrower shall within 10 Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional fees owing as a result of such increased Commitment Fee Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement; it being understood and agreed that no Default or Event of Default shall be deemed to have occurred solely as a result of such non-payment until the expiration of such 10 Business Day period. This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.8(c) and Section 11.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated November 13, 2013, delivered to the prospective lenders in connection with this Agreement.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consolidated Depreciation and Amortization Expense” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, Capitalized Software Expenditures and the amortization of original issue discount resulting from the issuance of Indebtedness at less than par, of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise as determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, bank and letter of credit fees, amortization of deferred financing fees or costs and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise, unincorporated business, gross receipts and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes),

(iii) Consolidated Depreciation and Amortization Expense,

(iv) Non-Cash Charges,

(v) extraordinary, unusual or non-recurring charges (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and executive employment agreements), severance costs, relocation costs, integration costs or other business optimization expenses and facilities’ opening costs, retention or completion bonuses, and costs related to closure and/or consolidation of facilities,

(vi) restructuring charges, accruals or reserves and related charges ~~(including restructuring costs related to Permitted Acquisitions prior to and after the Closing Date); provided that the aggregate amount of add-backs made pursuant to this clause (vi) shall not exceed an amount equal to 25.0% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (vi)),~~,

(vii) the amount of expenses relating to payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in this Agreement,

(viii) losses on Dispositions, disposals or abandonments (other than Dispositions, disposals or abandonments in the ordinary course of business),

(ix) any costs or expenses incurred pursuant to any management equity plan or share option plan or any other management or employee benefit plan or agreement or share subscription or shareholder agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or the net cash proceeds of any issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower (or any Parent Entity thereof),

(x) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Accounting Standards Codification 815,

(xi) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income for such period,

(xii) any gain relating to Hedging Obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below,

(xiii) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,

(xiv) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other Disposition of assets permitted under this Agreement, to the extent actually indemnified or reimbursed, or, so long as the Borrower has received notification from the applicable provider that it intends to indemnify or reimburse such expenses, charges or losses and such amount is in fact indemnified or reimbursed within 180 days of the date of such notification,

(xv) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has received notification from the insurer such amount will be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 180 days of the date of such notification, expenses, charges or losses with respect to liability or casualty events or business interruption,

(xvi) amounts (without duplication) paid, reserved or expensed in connection with earn-out obligations in connection with any acquisition of a business or Person, including in respect of the Transactions and the Amendment No. 5 Transactions,

(xvii) amounts paid as Management Bonuses,

(xviii) any amounts paid to employees of the Borrower and the Restricted Subsidiaries by a Parent Entity that are recorded as compensation expense of the Borrower in accordance with GAAP~~,~~; and

(xviii) Public Company Costs;

less;

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary, unusual or non-recurring gains,

(ii) non-cash gains (for the avoidance of doubt, the accrual of Performance Fees shall not constitute a non-cash gain),

(iii) gains on Dispositions, disposals or abandonments (other than Dispositions, disposals or abandonments in the ordinary course of business),

(iv) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Accounting Standards Codification 815,

(v) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in such period,

(vi) any loss relating to Hedging Obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in any prior period and excluded from Consolidated EBITDA pursuant to clause (a)(xi) or (a)(xii) above, and

(viii) any expenses, charges or losses included in Consolidated EBITDA in any prior period pursuant to clauses (a)(xiv) or (a)(xv) of this definition, but not in fact indemnified or reimbursed, as the case may be, within 180 days of the date of notification as described in such clause, plus

(c) an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA”, of the Pro Forma Adjustment shall be added to Consolidated EBITDA (including the portion thereof occurring prior to the relevant acquisition or Disposition) as specified in the Pro Forma Adjustment Certificate delivered to the Administrative Agent (for further delivery to the Lenders), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that,

(I) to the extent included in the Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation or transaction gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Agreements for currency exchange risk);

(II) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, as adjusted (without duplication) by any applicable Pro Forma Adjustment; and

(III) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person, property, business or asset so sold, transferred or otherwise Disposed of or closed, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, reclassification or conversion) determined on a historical Pro Forma Basis; provided that notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph (III) until such Disposition shall have been consummated.

“Consolidated First Lien Debt” shall mean, as of any date of determination, Consolidated Total Debt as of such date of determination that is secured by a Lien on all or substantially all of the Collateral on an equal priority basis (but without regard to control of remedies) or senior basis with the Liens on the Collateral securing the Obligations.

“Consolidated Interest Expense” shall mean, for any period, the aggregate cash interest expense (including that attributable to Capitalized Leases in accordance with GAAP), net of cash interest income, of the Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements for Indebtedness, but excluding, however, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense, the amortization of original issue discount resulting from Indebtedness below par and any other amounts of non-cash interest (including as a result of the effects of purchase accounting), (b) the accretion or accrual of discounted liability during such period, (c) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (d) any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815, (e) any one-time cash costs associated with breakage costs in respect of interest rate Hedging Agreements, (f) all additional interest or liquidated damages then owing pursuant to any registration rights agreement and any comparable “additional interest” or liquidated damages with respect to other securities designed to compensate the holders thereof for a failure to publicly register such securities, (g) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, and (h) any expensing of commitment and other financing fees (excluding, for the avoidance of doubt, the Commitment Fee).

“Consolidated Lease Expense” shall mean, for any period, all rental expenses of a Person and its Restricted Subsidiaries during such period under operating leases for real or personal property, but excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income; provided that Consolidated Lease Expense shall not include (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition (or Investments similar to those made for Permitted Acquisitions) to the extent that such rental expenses relate to operating leases (i) in effect at the time of (and immediately prior to) such acquisition and (ii) related to periods prior to such acquisition, (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP, and (d) the effects from applying purchase accounting.

“Consolidated Net Income” shall mean, for any period, the net income (loss) attributable to the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

(a) extraordinary items for such period,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c) Transaction Expenses and any fees and expenses (including any commissions, discounts, and other fees or charges) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing or recapitalization transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and/or not successful) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction,

(d) any income (loss) for such period attributable to the early extinguishment of Indebtedness (including Term Loans), Hedging Agreements or other derivative instruments,

(e) accruals and reserves that are established or adjusted in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period,

(f) stock-based, partnership interest-based and similar incentive-based compensation award or arrangement expenses (including with respect to any profits interest relating to membership interests in any partnership or limited liability company),

(g) any income (loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or, if not paid in cash or Permitted Investments, but later converted into cash or Permitted Investments, upon such conversion) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(h) net income of any Restricted Subsidiary (other than a Guarantor) to the extent that during such period (or, for purposes of calculating the Available Amount, either during such period or in respect of any future period), there exists any encumbrance or restriction on the ability of such Restricted Subsidiary to pay dividends or make any other distributions in cash on the Capital Stock of such Restricted Subsidiary, except to the extent of cash actually distributed during such period to the Borrower or any Guarantor,

(i) any income (loss) for such period of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis), and

(j) any income (loss) for such period resulting from the purchase or acquisition, and subsequent cancellation, of any Term Loans hereunder by any Purchasing Borrower Party pursuant to the provisions of Section 13.6.

For the avoidance of doubt, there shall be included in Consolidated Net Income, without duplication, Performance Fees accrued by the Borrower or any of its Restricted Subsidiaries during the period.

There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions or the Amendment No. 5 Transactions, any acquisition consummated prior to the Closing Date and any Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions) or the amortization or write-off of any amounts thereof.

“Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt as of such date of determination that is secured by a Lien on ~~any of the assets or property of the Borrower or any Restricted Subsidiary~~all or substantially all of the Collateral.

“Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date.

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of the aggregate principal amount of indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions), solely consisting of indebtedness for borrowed money, Unpaid Drawings, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments minus (b) the aggregate amount of cash and cash equivalents included in the cash accounts not identified as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date. It is understood that to the extent the Borrower or any Restricted Subsidiary issues or incurs any Indebtedness hereunder and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in Pro Forma Compliance with any such test, the proceeds of such substantially simultaneous issuances or incurrence shall not be considered cash for purposes of any “netting” pursuant to clause (b) of this definition.

“Contract Consideration” shall have the meaning provided in the definition of the term “Excess Cash Flow”.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Corrective Extension Amendment” shall have the meaning provided in Section 2.15(e).

“Covered Party” shall have the meaning provided in Section 13.21.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to modify, extend, refinance, renew, replace or refund, in whole or in part, existing Term Loans or existing Revolving Credit Loans (or unused Revolving Credit Commitments), any then-existing Additional/Replacement Revolving Credit Loans (or unused Additional/Replacement Revolving Credit Commitments), any then-existing Extended Revolving Credit Loans (or unused Extended Revolving Credit Commitments), or any Loans under any then-existing Incremental Facility (or, if applicable, unused Commitments thereunder), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, further, that (i) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) are either (A) not materially more favorable (when taken as whole) to the lenders or investors providing such Indebtedness than the terms and conditions of the Refinanced Debt (when taken as a whole) or (B) consistent with market terms and conditions and conditions at the time of incurrence or effectiveness (as determined by the Borrower in good faith) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (provided that in the event any financial maintenance covenant is added for the benefit of (x) lenders or investors providing any such Indebtedness in the form of a term loan facility, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of all Credit Facilities remaining outstanding after the issuance or incurrence of such term loan facility or (y) lenders or investors providing any such Indebtedness in the form of a revolving credit facility, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant is also added for the benefit of any portion of the Revolving Credit Facility remaining outstanding after the issuance or incurrence of such revolving credit facility), (ii) any such Indebtedness in the form of notes or debentures or which extends, refinances, renews, replaces or refunds, in whole or in part, existing Term Loans shall (A) not have a maturity that is before the maturity of the Refinanced Debt and (B) have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Refinanced Debt, (iii) any such Indebtedness which extends, refinances, renews, replaces or refunds any existing Revolving Credit Loans (or unused Revolving Credit Commitments), any then-existing Additional/Replacement Revolving Credit Loans (or unused Additional/Replacement Revolving Credit Commitments) or any then-existing Extended Revolving Credit Loans (or unused Extended Revolving Credit Commitments) shall not have a maturity that is before the maturity of the Refinanced Debt, (iv) except to the extent otherwise permitted under this Agreement (but subject to a dollar-for-dollar usage of any other basket set forth in Section 10.1, if applicable), such Indebtedness shall not have a greater principal amount (or accreted value, if applicable) than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the refinancing plus an amount equal to any existing commitments unutilized and letters of credit undrawn, (v) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis (and any unused commitments under such Refinanced Debt shall be permanently terminated), and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) except to the extent otherwise permitted hereunder, the aggregate unused revolving commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or Extended Revolving Credit Commitments, as applicable, being replaced plus undrawn letters of credit and (vii) any such Indebtedness in the form of notes or debentures or which extends, renews, replaces or refinances, in whole or in part, existing Term Loans shall not require any mandatory repayment or redemption (other than (x) in the case of notes or debentures, customary change of control, asset sale event or insurance or condemnation event offer and customary acceleration any time after an event of default or upon any Event of Default and (y) in the case of any term loans, mandatory prepayments that are on terms not materially more favorable to the lenders or holders providing such Indebtedness than those applicable to the Refinanced Debt) prior to the maturity date of the Refinanced Debt.

“Credit Documents” shall mean this Agreement, ~~Amendment No. 5,~~ the Guarantee, the Security Documents, the Parent GP Undertakings, the Fee Letter, each Letter of Credit, any promissory notes issued by the Borrower hereunder, any Incremental Agreement, any Extension Agreement and any Customary Intercreditor Agreement entered into after the Closing Date to which the Collateral Agent and/or Administrative Agent is a party.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance, or increase in the amount, of a Letter of Credit.

“Credit Facility” shall mean the Amendment No. ~~5~~8 Initial Term Loan Facility, any Incremental Term Loan Facility, the Revolving Credit Facility, any Additional/Replacement Revolving Credit Facility, any Extended Term Loan Facility or any Extended Revolving Credit Facility, as applicable. Notwithstanding the foregoing, any Incremental Agreement or any Extension Agreement may provide that Incremental Term Loans or Extended Term Loans of the same Class as any then existing Term Loans (or as any Term Loans concurrently established pursuant to any Incremental Agreement or any Extension Agreement) shall constitute a single Credit Facility.

“Credit Party” shall mean the Borrower and each of the Guarantors.

“Credit Suisse Private Equity Advisers” shall mean Credit Suisse Private Equity Advisers LLC, a Delaware limited liability company.

“CSAM” shall mean Credit Suisse Asset Management, LLC, a Delaware limited liability company.

“Cure Amount” shall have the meaning provided in Section 11.11(a).

“Cure Deadline” shall have the meaning provided in Section 11.11(a).

“Cure Right” shall have the meaning provided in Section 11.11(a).

“Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of ~~secured~~ Indebtedness secured by Liens on the Collateral, the security of which is not intended to rank junior or senior to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together, either (i) any intercreditor agreement substantially in the form of the Senior Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in a form reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall not rank junior or senior to the Lien securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of ~~secured~~ Indebtedness secured by Liens on the Collateral, the security of which is intended to rank junior to the Liens on the Collateral securing the Obligations, at the option of the Borrower and the Administrative Agent acting together, either (i) an intercreditor agreement substantially in the form of the Junior Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in a form reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank junior to the Lien securing the Obligations.

“Debt Fund Affiliate” shall mean any Affiliate of the Borrower (other than the Borrower or any Subsidiary of the Borrower or any Grosvenor Fund or any natural person) (x) that is a bona fide debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course, (y) the investment decisions of which are not directly or indirectly controlled by any of the direct or indirect equityholders of the Borrower (other than individuals that are managers, directors, employees or investment professionals of such Affiliate that would be a Debt Fund Affiliate but for the application of this clause (y)) and (z) either (A) that maintains information barriers in place restricting the sharing of investment-related and other information between it and the direct and indirect equityholders of the Borrower or (B) whose managers have fiduciary duties to the investors of such Affiliate independent of their fiduciary duties to the investors in the direct and indirect equityholders of the Borrower.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, but excluding Indebtedness permitted to be issued or incurred under Section 10.1 (other than Incremental Term Loans incurred in reliance on clause (i) of the proviso to Section 2.14(b) and, to the extent relating to Term Loans, Credit Agreement Refinancing Indebtedness).

“Debtor Relief Laws” shall mean the Bankruptcy Code, and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Revolving Credit Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or its Restricted Subsidiaries in connection with a Disposition pursuant to Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (~~which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).~~less the amount of cash or Cash Equivalents received in connection with a subsequent Disposition, redemption or repurchase of, or collection or payment on, such Designated Non-Cash Consideration).

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business, (and without duplication) without limiting the effect of any Pro Forma Adjustment made in connection with the disposition of such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” shall have the meaning provided in Section 10.4. The term “Dispose” shall have a meaning correlative thereto.

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is putable or exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, other than as a result of a change of control, asset sale event or insurance or condemnation event and customary acceleration any time after an event of default so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or insurance or condemnation event and customary acceleration any time after an event of default shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedging Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), or (b) is redeemable or exchangeable at the option of the holder thereof (other than solely for Qualified Capital Stock), other than as a result of a change of control, asset sale or insurance or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or insurance or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedging Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), in whole or in part, or (c) provides for the scheduled payment of dividends in cash, in each case prior to the Latest Maturity Date; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Borrower (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Distressed Person” shall have the meaning assigned to such term in the definition of “Lender-Related Distress Event”.

“Disqualified Lenders” shall mean (a) any bank, financial institution or other institutional lender ~~or investor and~~ identified in writing by the Borrower to MSSF on or prior to May 7, 2024, (b) those Persons who are competitors of the Borrower that have been, in each case, separately identified in writing by the Borrower to ~~MSSF on or prior to February 19, 2021.~~from time to time to the Administrative Agent (which shall not become effective until the second Business Day after the date such identification is provided) and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are Affiliates of the Persons referenced in clause (b) above) that are either (i) identified in writing to the Administrative Agent by the Borrower from time to time or (ii)  solely identifiable on the basis of the similarity of such Affiliate’s name; provided that any Person that is a Lender and subsequently becomes a Disqualified Lender (but was not a Disqualified Lender at the time it became a Lender) shall not retroactively be deemed to be a Disqualified Lender hereunder.

“Dividends” shall have the meaning provided in Section 10.6.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the Applicable Laws of the United States, any state thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, with respect to any Indebtedness and as of any date of determination, the ~~sum of (i) the higher of (A) Adjusted Term SOFR on such date for an Interest Period of one month (taking into account any credit spread or other similar adjustment applicable thereto) and (B) any SOFR “floor” applicable to such Indebtedness as of such date, (ii) the interest rate margin as of such date (with such interest rate margin to be determined by reference to Adjusted Term SOFR), and (iii) the amount of OID and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount).~~effective yield paid by the Borrower on such Indebtedness as determined by the Borrower and the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such Indebtedness is calculated on the basis of a floating rate, that the “Term SOFR” or similar component, as applicable, of such formula is included in the calculation of Effective Yield) or similar devices and all fees, including upfront or similar fees or OID (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of Incurrence thereof, and, if applicable, assuming any Additional/Replacement Revolving Credit Commitments were fully drawn) payable generally by the Borrower to Lenders or other institutions providing such Indebtedness, but excluding any commitment fees, arrangement fees, structuring fees, underwriting fees, closing payments or other similar fees payable in connection therewith that are not generally shared with all relevant Lenders (in their capacities as lenders) and, if applicable, ticking fees accruing prior to the funding of such Indebtedness and customary consent or amendment fees for an amendment paid generally to consenting Lenders (and regardless of whether any such fees are paid to, or shared in whole or in part with, any Lender); provided that, with respect to any Indebtedness that includes a “floor”, (a) to the extent that Term SOFR on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that Term SOFR on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (subject, in each case, to such consents, if any, as may be required under Section 13.6(b)), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings (hereinafter, “Claims”) relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any Applicable Law relating to pollution or the protection of the environment or to exposure to chemicals, materials or substances that are harmful or deleterious to the environment, human health or safety.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower or a Subsidiary thereof would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“Erroneous Payment” shall have the meaning provided in Section 12.16(a).

“Erroneous Payment Subrogation Rights” shall have the meaning provided in Section 12.16(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash Flow” shall mean, for any period, an amount (not less than zero) equal to the excess of

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period;

(ii) an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income (including reclassifications or adjustments related to Indebtedness, including hedging-related adjustments);

(iii) decreases in Net Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa), decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue for such period (other than any such decreases or increases, as applicable, arising from acquisitions or Dispositions outside the ordinary course of property by the Borrower or any of its Restricted Subsidiaries completed during such period or the application of purchase accounting);

(iv) an amount equal to the aggregate net non-cash loss on the Disposition of assets, business units or property by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(v) cash payments received in respect of Hedging Agreements during such period to the extent not included in arriving at such Consolidated Net Income; and

(vi) income tax expense to the extent deducted in arriving at such Consolidated Net Income; minus

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (h) of the definition of the term “Consolidated Net Income” (including reclassifications or adjustments related to Indebtedness, including hedging-related adjustments);

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, (or to be used for Capital Expenditures within the succeeding twelve months pursuant to binding agreements in effect as of the end of such period), except to the extent that such Capital Expenditures or acquisitions of Intellectual Property or acquisitions were financed (or will be financed) by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) all principal payments of Permitted Additional Debt and Credit Agreement Refinancing Indebtedness and (C) the amount of any mandatory prepayment of Term Loans actually made pursuant to Section 5.2(a)(i) and any mandatory redemption or prepayment of Credit Agreement Refinancing Indebtedness or Permitted Additional Debt pursuant to the corresponding provisions of the governing documentation thereof, in any such case from the proceeds of any Disposition and that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (1) all other prepayments and/or redemptions of Loans and (2) all prepayments of revolving credit loans and swingline loans (in each case, other than the Loans) permitted hereunder made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitment thereunder)), except to the extent financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(iv) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and the Restricted Subsidiaries during such period (other than the Disposition of property in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v) increases in Net Working Capital (except as a result of the reclassification of items from short term to long term or vice versa), increases in long term accounts receivable and decreases in the long-term portion of deferred revenue for such period (other than any such increases or decreases, as applicable, arising from acquisitions or Dispositions outside the ordinary course of business by the Borrower and the Restricted Subsidiaries during such period or the application of purchase accounting);

(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, except to the extent that such payments were financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted

Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of cash used to consummate acquisitions permitted hereunder (other than the Acquisition) or other Investments made in cash (other than Investments made pursuant to Sections 10.5(b), (g), (i)~~,~~ and (r~~), and (q~~)) made during such period, (or to be made within the succeeding twelve months pursuant to binding agreements in effect as of the end of such period), except to the extent that such Investments were (or will be) financed by the issuance or incurrence of long-term Indebtedness (other than Indebtedness under this Agreement incurred on the Closing Date) by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(viii) the amount of Dividends paid in cash during such period (other than pursuant to clause~~s (g), (h) or~~ (i) to Section 10.6), except to the extent that such Dividends were financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, except to the extent that such expenditures were financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, except to the extent that such payments were financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries or using the proceeds of any Disposition outside the ordinary course of business;

(xi) without duplication of amounts deducted from Excess Cash Flow in the then-applicable or other periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of Intellectual Property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of Intellectual Property during such following period of four consecutive fiscal quarters (except to the extent financed by the issuance or incurrence of long-term Indebtedness by, or the issuance of Capital Stock by, or the making of capital contributions to, the Borrower or any of the Restricted Subsidiaries

or using the proceeds of any Disposition outside the ordinary course of business) is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters;

(xii) the aggregate amounts added back to Consolidated Net Income in calculating Consolidated EBITDA pursuant to clause (a)(xvi), to the extent paid in cash during such period (and in the case of the fiscal quarters beginning with the fiscal quarter ending March 31, 2016 and ending with the fiscal quarter ending June 30, 2019, the amount of earn-outs (including the Post Closing Purchase Price) or other similar payments expected to be paid under the Purchase Agreement);

(xiii) income taxes, including penalties and interest, paid in cash in such period,

(xiv) Tax Distributions; and

(xv) cash expenditures made in respect of Hedging Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Capital Stock” shall mean:

(a) any Capital Stock with respect to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequences (including any material adverse tax consequences) of pledging such Capital Stock shall be excessive relative to the value to be obtained by the Secured Parties therefrom,

(b) any Capital Stock that is Voting Stock of any Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Capital Stock that is Voting Stock of such class,

(c) any Capital Stock to the extent the pledge thereof would be prohibited by any Applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained),

(d) the Capital Stock of any Unrestricted Subsidiary,

(e) (i) any “margin stock” and (ii) any Capital Stock of any Person, other than any wholly-owned (disregarding general partner and managing member interests) Restricted Subsidiary to the extent, and for so long as, the pledge of such Capital Stock would be prohibited by, or create an enforceable right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) under, the terms of any Organizational Document, joint venture agreement or shareholders’ agreement applicable to such Person, after giving effect to the applicable anti-assignment provisions of the UCC or other similar Applicable Laws,

(f) ~~[reserved],~~any Capital Stock of any Person directly held by Holdings, other than Capital Stock of the Borrower,

(g) any Capital Stock of any Subsidiary to the extent that the pledge of such Capital Stock would result in material adverse tax consequences to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Agent, and

(h) the Capital Stock of any Subsidiary of a Foreign Subsidiary or FSHCO.

“Excluded Contribution” shall mean any capital contributions to the Borrower made in cash, cash equivalents or other property (measured at the Fair Market Value thereof) or sales or issuances of common Capital Stock of the Borrower permitted hereunder, in each case, after the Amendment No. 5 Effective Date (other than any amount to the extent used in the Cure Amount) and designated by the Borrower to the Administrative Agent as an “Excluded Contribution” within 10 Business Days of the date such capital contributions are made or the date the applicable Capital Stock is issued or sold.

“Excluded Information” shall have the meaning assigned to such term in Section 13.6(g)(i)(H).

“Excluded Property” shall have the meaning provided in the Security Agreement.

“Excluded Subsidiary” shall mean:

(a) any Subsidiary that is not a wholly-owned (disregarding general partner and managing member interests) Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.12 (for so long as such Subsidiary remains a non-wholly-owned (disregarding general partner and managing member interests) Subsidiary),

(b) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions or other regulatory requirements, that is prohibited by Applicable Law or by Contractual Obligations existing on the Closing Date (including any registered broker-dealer) or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Closing Date (so long as such prohibition is not incurred in contemplation of such acquisition), Contractual Obligations existing on the date such Subsidiary is so acquired, in each case from guaranteeing the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such prohibition or any replacement or renewal thereof is in effect),

(c) any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guarantee unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts by such Subsidiary to obtain the same, which efforts may be requested by the Administrative Agent,

(d) any Subsidiary that is (i) a FSHCO or (ii) a CFC,

(e) any Subsidiary that is a direct or indirect subsidiary of (i) a FSHCO or (ii) a CFC,

(f) any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (f) exceeds 10% of the consolidated gross revenues of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries for the most recent Test Period ended on or prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (f) exceeds 10% of the aggregate amount of total assets of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries as at the end of the most recent Test Period ended on or prior to the date of determination),

(g) any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent in consultation with the Borrower (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive relative to the value to be afforded by the Secured Parties therefrom,

(h) any Foreign Subsidiary and any Unrestricted Subsidiary,

(i) any ~~Domestic~~Restricted Subsidiary acquired pursuant to a Permitted Acquisition involving the assumption of pre-existing Indebtedness that is incurred pursuant to Section 10.1(j), and each Restricted Subsidiary acquired in such Permitted Acquisition that guarantees such Indebtedness to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing the Obligations (so long as such prohibition is not incurred in contemplation of such acquisition),

(j) any Subsidiary to the extent that the guarantee of the Obligations would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code) to the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Agent,

(k) any not-for-profit Subsidiaries, and

(l) any customary special purpose securitization Subsidiary;

provided that, notwithstanding the foregoing, the term “Excluded Subsidiary” shall not include Grosvenor (or its successor as the Borrower’s principal operating subsidiary and principal registered investment adviser or the general partner or managing member thereof (in which case this proviso shall cease to apply with respect to Grosvenor or the general partner or managing member thereof, as applicable, and shall apply instead to such successor)).

“Excluded Taxes” shall have the meaning provided in Section 5.4(a).

“Exclusive IP Licenses” shall mean any exclusive Intellectual Property license, sublicense or cross-license granted by the Borrower or any of its Restricted Subsidiaries to another Person under any material Intellectual Property, which license, sublicense or cross-license materially limits the ability of the Borrower or its Restricted Subsidiaries to continue to use such Intellectual Property in its business.

“Existing Class” shall mean Existing Term Loan Classes and each Class of Existing Revolving Credit Commitments.

“Existing Letters of Credit” shall mean the Letters of Credit existing on the Closing Date and listed on Schedule 1.1(b).

“Existing Revolving Credit Class” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Existing Term Loan Class” shall have the meaning provided in Section 2.15(a).

“Expected Cure Amount” shall have the meaning provided in Section 11.11(b).

“Extended Loans/Commitments” shall mean Extended Term Loans, Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments.

“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Revolving Credit Facility” shall mean each Class of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii).

“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii).

“Extended Term Loan Facility” shall mean each Class of Extended Term Loans made pursuant to Section 2.15.

“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).

“Extended Term Loans” shall have the meaning provided in Section 2.15(a).

“Extending Lender” shall have the meaning provided in Section 2.15(b).

“Extension Agreement” shall have the meaning provided in Section 2.15(c).

“Extension Date” shall have the meaning provided in Section 2.15(d).

“Extension Election” shall have the meaning provided in Section 2.15(b).

“Extension Request” shall mean Term Loan Extension Requests and Revolving Credit Extension Requests.

“Extension Series” shall mean all Extended Term Loans or Extended Revolving Credit Commitments (as applicable) that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of a Person and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any laws, regulations or other official pronouncements implementing intergovernmental agreements entered into in connection with such Sections and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” shall mean Foreign Corrupt Practices Act of 1977, as amended,

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to MSSF on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Effective Rate, determined as set forth above, shall be less than zero, the Federal Funds Effective Rate shall be deemed to be zero.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.

“Fee Letter” shall mean the Administrative Agent Fee Letter dated February 24, 2021, between the Borrower and the Administrative Agent.

“Financial Covenant Event of Default” shall have the meaning provided in Section 11.3.

“First Lien Obligations” shall mean the Obligations, Permitted First Priority Refinancing Debt and the Permitted Additional Debt Obligations (other than any Permitted Additional Debt Obligations that are unsecured or are secured by a Lien ranking junior to the Liens securing the Obligations (but without regard to the control of remedies)), collectively.

“First Lien Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Debt as of the last day of the most recently ended Test Period on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Fitch” means Fitch, Inc., and any successor thereto.

“Fixed Amounts” shall have the meaning provided in Section 1.10(b).

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Asset Sale” shall have the meaning provided in Section 5.2(h).

“Foreign Plan” shall mean any pension plan maintained or contributed to by the Borrower or any Restricted Subsidiary with respect to employees employed outside the United States.

“Foreign Recovery Event” shall have the meaning provided in Section 5.2(h).

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 4.1(b).

“FSHCO” shall mean any direct or indirect Domestic Subsidiary that has no material assets other than Capital Stock of one or more direct or indirect Foreign Subsidiaries that are CFCs.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, which shall exclude Grosvenor Fund consolidation (other than as used in Section 9.1(a)).

“GCMH GP” shall have the meaning provided in the ~~preamble~~recitals to this Agreement.

“GCM LLC” shall ~~have the meaning provided in the preamble to this Agreement~~mean GCM, L.L.C., a Delaware limited liability company.

“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, province, territory or other political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.

“GP Collateral” shall mean the “Collateral” as defined in the GP Undertaking.

“GP Entities” shall mean, collectively, (i) each Grosvenor Fund GP and (ii) each general partner, managing member or equivalent, if any, of such Grosvenor Fund GP.

“GP Obligors” shall have the meaning assigned to such term in the GP Undertaking.

“GP Undertaking” shall mean the General Partner Undertaking, substantially in the form of Exhibit D-1 attached hereto, by and between the Borrower, the GP Obligors and the Collateral Agent for the benefit of the Secured Parties.

“Grosvenor” shall mean Grosvenor Capital Management, L.P., an Illinois limited partnership.

“Grosvenor Fund” means any investment fund or managed account for which and for so long as Grosvenor or any of its Affiliates serves as general partner, managing member, investment manager, investment adviser or sub-adviser, as applicable.

“Grosvenor Fund Documents” means all limited partnership agreements, subscription agreements, management agreements, advisory agreements, administration agreements and other similar documents and agreements as in effect from time to time for each Grosvenor Fund, together with any amendments, supplements or modifications thereto.

“Grosvenor Fund GP” shall mean, each (i) general partner, managing member or equivalent thereof of any Grosvenor Fund and (ii) other Affiliate of the Borrower entitled to receive Performance Fees or Management Fees.

“Guarantee” shall mean the Guarantee, dated as of the Closing Date, made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase or lease property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) Grosvenor and each other direct or indirect wholly-owned (disregarding general partner and managing member interests) Domestic Subsidiary (other than any Excluded Subsidiary) on the Closing Date and (b) each Subsidiary that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.12; provided that no Grosvenor Fund shall be a Guarantor.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law.

“Hedge Bank” shall mean any Person (i) that is a Lender, an Agent or an Affiliate of a Lender or an Agent and that is a counterparty to a Hedging Agreement with a Credit Party or one of its Restricted Subsidiaries, in its capacity as such, at the time it enters into such Hedging Agreement or at any time after it has entered into such Hedging Agreement~~.~~, (ii) becomes a Lender, an Agent or an Affiliate of a Lender or an Agent after it has entered into such Hedging Agreement or (iii) has entered into a Hedging Agreement with a Credit Party or one of its Restricted Subsidiaries and agreed to be bound by the provisions of this Agreement as if it were a Lender in a form reasonably satisfactory to the Borrower and the Administrative Agent and (in the case of this clause (iii)) is designated in writing as a Hedge Bank by the Borrower to the

Administrative Agent (subject to the approval by the Administrative Agent, such approval not to be unreasonably withheld, delayed or conditioned). For purposes of the preceding clause (iii), a Person may deliver one notice confirming that it constitutes a “Hedge Bank” with respect to all Hedging Agreements entered into pursuant to a specified Master Agreement.

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Historical Financial Statements” shall mean, as of the Closing Date, (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries (but not the Company and its subsidiaries) at the end of, and related statements of income and cash flows of the Borrower and its consolidated Subsidiaries (but not the Company and its subsidiaries) for, the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012 and (b) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries (but not the Company and its subsidiaries) as at the end of, and related statements of income and cash flows of the Borrower and its consolidated Subsidiaries (but not the Company and its subsidiaries) for, the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013.

“Holdings” shall mean, collectively, (i) subject to clause (~~iv~~v), Holdings I (as defined in the preamble to this Agreement), (ii) subject to clause (~~iv~~v), Holdings II (as defined in the preamble to this Agreement), (iii) subject to clause (~~iv~~v), Holdings III (as defined in the preamble to this Agreement) ~~and~~, (iv) subject to clause (v), Holdings IV (as defined in the preamble to this Agreement) and (v) at the election of the Borrower, any other Person or Persons (the “New Holdings”) designated by the Borrower that is a Subsidiary of (or are Subsidiaries of) Holdings I, Holdings II ~~or~~, Holdings III or Holdings IV or of any Parent Entity of Holdings I, Holdings II ~~or~~, Holdings III or Holdings IV (or any previous New Holdings, as the case may be) (as applicable, a “Previous Holdings”); provided that (a) all or a portion of the Capital Stock of the Borrower owned by a Previous Holdings is contributed or otherwise transferred to such New Holdings and pledged to secure the Obligations, (b) such New Holdings shall expressly assume all the obligations with respect to the stock so transferred of the applicable Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (c) such New Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such substitution and any supplements to the Credit Documents preserve the perfection and priority of the Liens under the Security Documents, (d) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that such substitution does not violate this Agreement or any other Credit Document, and (e) no ~~Default or~~ Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any ~~Default or~~ Event of Default or material tax liability;

provided, further, that if each of the foregoing is satisfied, and all of the Capital Stock of the Borrower owned by the applicable Previous Holdings is contributed or otherwise transferred to such New Holdings, the applicable transferring Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to the applicable “Holdings” in the Credit Documents shall be meant to refer to the applicable “New Holdings” (it being understood that two or more Persons can collectively constitute “Holdings”).

“ICC” shall have the meaning provided in the definition of the term “UCP”.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of a Person and its subsidiaries taken as a whole after giving effect to the Transactions and the Amendment No. 5 Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans, in each case on the date in question) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by Authorized Officers of such Person.

“Immaterial Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary of the Borrower (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such determination date were less than 5% of the aggregate of total assets of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries at such date and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were less than 5% of the consolidated gross revenues of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Incremental 2028 Term Lender” shall mean each Lender with an Incremental 2028 Term Loan Commitment or holding an Incremental 2028 Term Loan.

“Incremental 2028 Term Loan Commitment” shall have the meaning provided in Amendment No. 6.

“Incremental 2028 Term Loans” shall have the meaning provided in Amendment No. 6.

“Incremental Agreement” shall have the meaning set forth in Section 2.14(f).

“Incremental Amount” means, at any time of determination, an amount equal to: (x) the total of (A) the greater of (~~x~~1) $~~150,000,000~~162,000,000 and (~~y~~2) 100.0% of Consolidated EBITDA for the Test Period plus (B) all voluntary prepayments of Amendment No. ~~5~~8 Initial Term Loans, Incremental Term Loans secured on a pari passu basis with the Amendment No. ~~5~~8 Initial Term Loans and Permitted Additional Debt secured on a pari passu basis with the Amendment No. ~~5~~8 Initial Term Loans and all voluntary and permanent reductions of the Revolving Credit Commitments made after the Amendment No. ~~5~~8 Effective Date and prior to such time minus (C) the aggregate amount of Incremental Facilities incurred and/or established pursuant to Section 2.14 prior to such time but on or after the Amendment No. ~~5~~8 Effective Date in reliance on this clause (x) minus (D) the aggregate amount of ~~Incremental Equivalent~~Permitted Additional Debt incurred prior to such time but on or after the Amendment No. ~~5~~8 Effective Date in reliance on this clause (x); plus (y) an additional amount such that, after giving Pro Forma Effect to the incurrence of any such Incremental Facility or ~~Incremental Equivalent~~Permitted Additional Debt pursuant to this clause (y) (and after giving effect to any Specified Transaction to be consummated in connection therewith (including the incurrence or repayment of Indebtedness subsequent to the end of the Test Period and on or prior to the date of such incurrence) and assuming that all Incremental Revolving Credit Commitment Increases and/or Additional/Replacement Revolving Credit Commitments then outstanding were fully drawn), the Borrower would be in compliance on a Pro Forma Basis with (A) in the case of any Incremental Facility or ~~Incremental Equivalent~~Permitted Additional Debt (other than any ~~Incremental Equivalent~~Permitted Additional Debt that is unsecured or secured by either a Lien on Collateral that is junior in priority to the Liens on Collateral securing the Obligations or by a Lien on assets not constituting Collateral), either (i) a First Lien Secured Leverage Ratio as of the Test Period most recently ended on or prior to such incurrence, as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 3.75:1.00 (with the proceeds of any such incurrence not constituting cash or cash equivalents for purposes of calculating such ratio) or (ii) in connection with any Permitted Acquisition or Investment permitted by Section 10.5, a First Lien Secured Leverage Ratio that is no greater than the First Lien Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment (in each case, without giving effect to any substantially simultaneous incurrence under clause (x)(A) or (x)(B) above or under the Revolving Credit Facility) and (B) in the case of ~~Incremental Equivalent~~Permitted Additional Debt that is unsecured or secured by either a Lien on Collateral that is junior in priority to the Liens on Collateral securing the Obligations or by a Lien on assets not constituting Collateral, either (i) (x) a Senior Secured Leverage Ratio as of the Test Period most recently ended on or prior to such incurrence as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 4.75:1.00 (with any such ~~Incremental Equivalent~~Permitted Additional Debt that is unsecured or secured by a Lien on assets not constituting Collateral being deemed to be secured by a Lien on substantially all of the Collateral for purposes of calculating such ratio, and with the proceeds of any such incurrence not constituting cash or cash equivalents for purposes of calculating such ratio) or (y) in connection with any Permitted Acquisition or Investment permitted by Section 10.5, a Senior Secured Leverage Ratio that is no greater than the Senior Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment or (ii) (x) an Interest Coverage Ratio as of the Test Period most recently ended on or prior to such incurrence as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is at least 2.00:1.00 or (y) in connection with any Permitted Acquisition or Investment permitted by Section 10.5, an Interest Coverage Ratio that is no less than the Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investment (in each case, without giving effect to any substantially simultaneous incurrence under clause (x)(A) or (x)(B) above or under the Revolving Credit Facility).

“Incremental Commitments” shall have the meaning provided in Section 2.14(a).

~~“Incremental Equivalent Debt” shall have the meaning provided in Section 10.1(u).~~

“Incremental Facilities” shall have the meaning provided in Section 2.14(a).

“Incremental Facility Closing Date” shall have the meaning provided in Section 2.14(f).

“Incremental Revolving Credit Commitment Increase” shall have the meaning provided in Section 2.14(a).

“Incremental Revolving Credit Commitment Increase Lender” shall have the meaning provided in Section 2.14(g).

“Incremental Term Loan Commitment” shall mean the Commitment of any Lender to make Incremental Term Loans of a particular Class pursuant to Section 2.14(a).

“Incremental Term Loan Facility” shall mean each Class of Incremental Term Loans made pursuant to Section 2.14.

“Incremental Term Loan Maturity Date” shall mean, with respect to any Class of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term Loans” shall have the meaning provided in Section 2.14(a).

“Incurrence Based Amounts” shall have the meaning provided in Section 1.10(b).

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net Hedging Obligations of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) current trade liabilities (but not any refinancings, extensions, renewals, or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof except if such trade liabilities bear interest, (ii) any earn-out obligation (or other similar obligations under the Purchase Agreement (including with respect to the Post Closing Purchase Price)) until such obligation (except to the extent such obligation is payable in Capital Stock) becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) obligations resulting from take-or-pay contracts entered into in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that this clause (e) shall not include any indebtedness of a Specified GP Entity that could arise solely as a result of a Lien permitted by clause (o) of the definition of the term “Permitted Liens” at the end of such clause (e);

(f) all Capitalized Lease Obligations;

(g) all obligations of such Person in respect of Disqualified Capital Stock; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing;

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business ~~and~~, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset~~.~~, (iii) amounts owed to dissenting equityholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to any Acquisition permitted under the Credit Documents, (iv) liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (v) obligations under or in respect of straight-line leases, operating leases or Sale Leasebacks (except resulting in Capitalized Lease Obligations), (vi) customary obligations under employment agreements and deferred compensation arrangements, (vii) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled and (viii) Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower or any of its Restricted Subsidiary solely by reason of “pushdown” accounting under GAAP.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt of such Person and (B) in the case of Holdings, the Borrower and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or in connection with tax planning. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Parties” shall have the meaning provided in Section 13.5(a).

“Initial Financial Statement Delivery Date” shall mean the date on which Section 9.1 Financials are delivered to the Administrative Agent under Section 9.1(b) for the fiscal quarter ended March 31, 2014.

“Initial Term Loan Facility” shall have the meaning provided in the recitals to this Agreement.

“Intellectual Property” shall have the meaning provided for such term or a similar term in the Security Agreement.

“Intercompany Note” shall mean the Intercompany Subordinated Note, dated as of the Closing Date, substantially in the form of Exhibit O, executed by the Borrower and each other Subsidiary of the Borrower party thereto.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period ended on or prior to such date of determination to (b) Consolidated Interest Expense for such Test Period.

“Interest Period” shall mean, with respect to any SOFR Loans, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Investment” shall have the meaning provided in Section 10.5.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, any Letter of Credit Request, and any other document, agreement and instrument entered into by the applicable Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of such Letter of Credit Issuer and relating to such Letter of Credit.

“Junior Priority Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit J-2 among the Administrative Agent and/or the Collateral Agent and one or more representatives for the holders of one or more classes of Indebtedness permitted by this Agreement and that is intended (and/or required) to be secured on a junior lien basis to the Liens securing the Obligations, with such modifications thereto as the Administrative Agent and Borrower may reasonably agree.

“Latest Maturity Date” shall mean, with respect to any Indebtedness or Capital Stock, the latest Maturity Date applicable to any Credit Facility that is outstanding hereunder as determined on the date such Indebtedness is issued or incurred or such Capital Stock is issued.

“LCT Election” shall have the meaning provided in Section 1.10(c).

“LCT Test Date” shall have the meaning provided in Section 1.10(c).

~~“Lead Arranger” means Morgan Stanley Senior Funding, Inc.~~

“Lead Arrangers” shall mean the Persons listed on the cover page of this Agreement as such in their capacities as Lead Arrangers under this Agreement with respect to the Amendment No. 8 Initial Term Loan Facility and the Revolving Credit Facility.

“Lender” shall mean (a) the Persons specifically listed on Schedule 1.1(a) ~~as of~~, (b) each Person that executes and delivers an Existing Lender Signature Page in the form attached as Exhibit A to Amendment No. 8 and that receives an allocation of Amendment No. 8 Initial Term Loans on the Amendment No. ~~5~~8 Effective Date, (~~b~~c) any other Person that shall become a party hereto as a “lender” pursuant to Section 13.6 and (~~c~~d) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.14, in each case other than a Person who ceases to be a “Lender”.

“Lender Default” shall mean (i) the refusal (in writing) or failure of any Revolving Credit Lender or Additional/Replacement Revolving Credit Lender to make available its portion of any Revolving Credit Loans, Extended Revolving Credit Loans or Additional/Replacement Revolving Credit Loans (or related letters of credit participations or participations in swingline loans), as applicable, which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more of the conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable Default, if any, shall be specifically identified in such writing); (ii) the failure of any Revolving Credit Lender or Additional/Replacement Revolving Credit Lender to pay over to the Administrative Agent, any Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; (iii) a Revolving Credit Lender or Additional/Replacement Revolving Credit Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations with respect to Revolving Credit Loans, Extended Revolving Credit Loans or Additional/Replacement Revolving Credit Loans (or related letters of credit participations or participations in swingline loans); (iv) the failure by a Revolving Credit Lender or Additional/Replacement Revolving Credit Lender to confirm within three Business Days in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations with respect to Revolving Credit Loans, Extended Revolving Credit Loans or Additional/Replacement Revolving Credit

Loans (or related letters of credit participations or participations in swingline loans); or (v) a Distressed Person with respect to such Revolving Credit Lender or Additional/Replacement Revolving Credit Lender has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

“Lender-Related Distress Event” shall mean, with respect to any Revolving Credit Lender or Additional/Replacement Revolving Credit Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or becomes the subject of a Bail-In Action; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Capital Stock in any such Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lender-Related Parties” shall have the meaning provided in Section 13.5(b).

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“Letter of Credit Commitment” shall mean $15,000,000, as the same may be reduced from time to time pursuant to Section 4.2.

“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) Revolving Credit Loans pursuant to Section 3.4 at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letter of Credit Obligations at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) Revolving Credit Loans pursuant to Section 3.4).

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(c).

“Letter of Credit Issuer” shall mean (a) BMO, (b) solely with respect to any Existing Letters of Credit, the applicable issuing bank under such Existing Letter of Credit or an Affiliate thereof to the extent such issuing bank or Affiliate shall have become party to this Agreement, and (c) any one or more Persons who shall become a Letter of Credit Issuer pursuant to Section 3.6. Any Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.

“Letter of Credit Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Letter of Credit Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all Letter of Credit Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms, but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Participant” shall have the meaning provided in Section 3.3(a).

“Letter of Credit Participation” shall have the meaning provided in Section 3.3(a).

“Letter of Credit Request” shall have the meaning provided in Section 3.2(b).

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Limited Condition Transaction” means (i) any acquisition or investment by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted to be acquired by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any prepayment, repurchase ~~or~~, redemption, defeasance or acquisition of Indebtedness or Capital Stock requiring irrevocable notice in advance of such prepayment, repurchase ~~or~~, redemption, defeasance or acquisition or (iii) any dividends or distributions on, or redemptions of equity, in each case requiring declaration in advance thereof.

“Loan” shall mean any Revolving Credit Loan, Additional/Replacement Revolving Credit Loan, Extended Revolving Credit Loan, Swingline Loan (including any swingline loan pursuant to an Extended Revolving Credit Facility or an Additional/Replacement Revolving Credit Facility) or Term Loan made by any Lender hereunder.

“Management Bonuses” shall mean signing and retention bonuses to be paid to the management of the Company in connection with the Acquisition in an aggregate amount not to exceed $30,000,000.

“Management Fees” shall mean (a) fees (excluding Performance Fees) payable to the Borrower or any of its Affiliates in connection with the day to day management and administration of any Grosvenor Fund (whether pursuant to the Grosvenor Fund Documents or otherwise), and shall include amounts, if any, by which such fees are paid through deductions from the capital account of any defaulting limited partner of any such Grosvenor Fund, and (b) other fee-based revenue (excluding Performance Fees) payable to the Borrower or any of its Affiliates and generated through the formation of new investment partnerships, investment vehicles, managed accounts or similar investment vehicles or arrangements, or other arrangements or new lines of business that contribute additional fee-based revenue (excluding Performance Fees) to the Borrower or any of its Affiliates.

“Mandatory Borrowing” shall have the meaning provided in Section 2.1(e).

“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of common Capital Stock of the Borrower (or its Parent Entity) on a Business Day no more than five

Business Days prior to the date of the declaration or making of a Dividend permitted pursuant to Section 10.6(g) multiplied by (b) the arithmetic mean of the closing prices per share of such common Capital Stock on the principal securities exchange on which such common Capital Stock are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Dividend.

“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean an event, circumstance or condition that, individually or in the aggregate, has had or could reasonably be expected to have a material and adverse effect on (a) the business, results of operations or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Credit Documents or (c) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents.

“Material Real Property” shall mean any parcel or parcels of Real Property owned in fee by any Credit Party, now or hereafter, having a Fair Market Value (on a per property basis) of at least $10,000,000. For the purpose of determining the relevant value under this Agreement with respect to the preceding clause, such value shall be determined as of (x) the Amendment No. 8 Effective Date for Real Property owned on such date, (y) the date of acquisition for Real Property acquired after the Amendment No. 8 Effective Date or (z) the date on which the entity owning such Real Property becomes a Credit Party after the Amendment No. 8 Effective Date in each case as determined in good faith by the Borrower.

“Maturity Date” shall mean the Amendment No. ~~5~~8 Initial Term Loan Maturity Date, any Incremental Term Loan Maturity Date, the Revolving Credit Maturity Date, any maturity date related to any Class of Extended Revolving Credit Commitments, any maturity date related to any Class of Additional/Replacement Revolving Credit Commitments, any maturity date related to any Class of Extended Term Loans or the Swingline Maturity Date, as applicable.

“Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, $1,000,000 and (b) with respect to a Borrowing of Swingline Loans, $100,000.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties evidencing a Lien on such Mortgaged Property, substantially in the form of Exhibit P (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as reasonably agreed between the Borrower and the Collateral Agent.

“Mortgaged Property” shall mean Real Property owned in fee with respect to which a Mortgage is required to be granted pursuant to Section 9.15(b).

“Mosaic Transactions” shall mean the sale to Mosaic Acquisitions 2020, L.P., on or about March 4, 2020, of certain equity interests of the Subsidiaries of the Borrower, CFIG Newco, Grosvenor and GCM Investments GP, LLC and any transactions directly related thereto.

“MSSF” means Morgan Stanley Senior Funding, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, a Restricted Subsidiary or an ERISA Affiliate had an obligation to contribute over the five preceding calendar years.

“Necessary Cure Amount” shall have the meaning provided in Section 11.11(b).

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, any issuance of Capital Stock, any capital contribution or any Disposition of any Investment, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received and, with respect to any Recovery Event, any insurance proceeds or condemnation awards in respect of such Recovery Event) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such Prepayment Event, issuance of Capital Stock, capital contribution or Disposition of any Investment, less (b) the sum of:

(i) in the case of any Prepayment Event or such Disposition, the amount, if any, of all taxes paid or estimated to be payable by any Parent Entity, the Borrower or any of the Restricted Subsidiaries in connection with such Prepayment Event or such Disposition (including withholding taxes imposed on the repatriation of any such Net Cash Proceeds),

(ii) in the case of any Prepayment Event or such Disposition, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any amounts deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event or such Disposition and (y) retained by the Borrower or any of the Restricted Subsidiaries, including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Prepayment Event or such Disposition occurring on the date of such reduction,

(iii) in the case of any Prepayment Event or such Disposition, the amount of any principal amount, premium or penalty, if any, interest or other amounts on any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event or such Disposition to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event or such Disposition and such Indebtedness is actually so repaid (it being understood that the foregoing clause (iii) shall not apply with respect to any Indebtedness under the Credit Documents, secured Permitted Additional Debt or secured Credit Agreement Refinancing Indebtedness),

(iv) in the case of any Asset Sale Prepayment Event, the amount of any proceeds of such Asset Sale Prepayment Event that the Borrower or the applicable Restricted Subsidiary has reinvested (or intends to reinvest), or has entered into an Acceptable Reinvestment Commitment to reinvest, within the Reinvestment Period, in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 9.14), provided that:

(A) the Borrower or the applicable Restricted Subsidiary shall comply with Sections 9.12, 9.13 and 9.15(b) with respect to such reinvestment, if applicable,

(B) any portion of such proceeds that has not been so reinvested or made subject to an Acceptable Reinvestment Commitment within the Reinvestment Period shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event occurring on the later of (1) the last day of the Reinvestment Period and (2) 180 days after the date that the Borrower or such Restricted Subsidiary shall have entered into such Acceptable Reinvestment Commitment and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i) and to the repayment or redemption of any secured Permitted Additional Debt or Credit Agreement Refinancing Indebtedness to the extent permitted under Section 5.2(a)(i), and

(C) subject to clause (B) above, any proceeds subject to an Acceptable Reinvestment Commitment that is (I) later canceled or terminated for any reason before such proceeds are applied in accordance therewith or (II) not consummated (i.e., the reinvestment contemplated by such Acceptable Reinvestment Commitment is not made) shall be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i) and to the repayment or redemption of any secured Permitted Additional Debt or Credit Agreement Refinancing Indebtedness to the extent permitted under Section 5.2(a)(i), unless the Borrower or the applicable Restricted Subsidiary enters into another Acceptable Reinvestment Commitment with respect to such proceeds prior to the end of the Reinvestment Period,

(v) in the case of any Recovery Prepayment Event, the amount of any proceeds of such Recovery Prepayment Event (x) that the Borrower or the applicable Restricted Subsidiary has reinvested (or intends to reinvest), or has entered into an Acceptable Reinvestment Commitment to reinvest, within the Reinvestment Period, in the business of the Borrower or any of the Restricted Subsidiaries (subject to Section 9.14), including for the repair, restoration or replacement of the asset or assets subject to such Recovery Prepayment Event, or (y) for which the Borrower or the applicable Restricted Subsidiary has provided a Restoration Certification prior to the end of the Reinvestment Period, provided that:

(A) the Borrower or the applicable Restricted Subsidiary shall comply with Sections 9.12, 9.13 and 9.15(b) with respect to such reinvestment, if applicable,

(B) any portion of such proceeds that has not been so reinvested or made subject to an Acceptable Reinvestment Commitment or Restoration Certification within the Reinvestment Period shall (x) be deemed to be Net Cash Proceeds of a Recovery Prepayment Event occurring on the later of (1) the last day of the Reinvestment Period and (2) 180 days after the date that the Borrower or such Restricted Subsidiary shall have entered into an Acceptable Reinvestment Commitment or shall have provided a Restoration Certification and (y) be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i), and to the repayment or redemption of any secured Permitted Additional Debt or Credit Agreement Refinancing Indebtedness to the extent permitted under Section 5.2(a)(i), and

(C) subject to clause (B) above, any proceeds subject to an Acceptable Reinvestment Commitment or a Restoration Certification that is (I) later canceled or terminated for any reason before such proceeds are applied in accordance therewith or (II) not consummated (i.e., the reinvestment, repair, restoration or replacement contemplated by such Acceptable Reinvestment Commitment or Restoration Certification, as the case may be, is not made) shall be applied to the repayment of Term Loans in accordance with Section 5.2(a)(i) and to the repayment or redemption of any secured Permitted Additional Debt or Credit Agreement Refinancing Indebtedness to the extent permitted under Section 5.2(a)(i), unless the Borrower or the applicable Restricted Subsidiary enters into another Acceptable Reinvestment Commitment or provides another

Restoration Certification with respect to such proceeds prior to the end of the Reinvestment Period,

(vi) in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event by any non-wholly-owned Restricted Subsidiary, the pro rata portion of the net cash proceeds thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly-owned Restricted Subsidiary as a result thereof, and

(vii) in the case of any Prepayment Event, such Disposition, issuance of Capital Stock or capital contribution, reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and search and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, discounts and other costs and expenses paid by the Borrower or any of the Restricted Subsidiaries, as applicable, in connection with such Prepayment Event (other than those payable to the Borrower or any Restricted Subsidiary of the Borrower), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Net Working Capital” shall mean, at any date, (a) the cumulative sum of all amounts that would in conformity with GAAP constitute “current assets” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding assets constituting (i) cash, cash equivalents and bank overdrafts, (ii) taxes receivable and deferred income taxes of all such Persons, (iii) property, plant and equipment of all such Persons and (iv) goodwill and intangibles of all such Persons, minus (b) the cumulative sum of all amounts that would, in conformity with GAAP, constitute “current liabilities” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, excluding (i) Indebtedness, (ii) taxes payable and deferred income taxes of all such Persons, (iii) stockholder’s equity of all such Persons and (iv) Dividends payable of all such Persons.

“New Holdings” shall have the meaning provided in the definition of the term “Holdings”.

“Non-Cash Charges” shall mean (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, (e) the non-cash impact of accounting changes or restatements and (f) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” shall mean any non-cash expenses and costs (including but not limited to deferred compensation) that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements and any deferred and non-cash compensation, including any gains or losses attributable to changes in the valuation of deferred compensation.

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Debt Fund Affiliate” shall mean any Affiliate of the Borrower (other than the Borrower or any Subsidiary of the Borrower or any natural person) that is not a Debt Fund Affiliate.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Excluded Taxes” shall have the meaning provided in Section 5.4(a).

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(e).

“Non-U.S. Lender” shall have the meaning provided in Section 5.4(d).

“Note” shall have the meaning provided in Section 13.6(c).

“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“Obligations” shall mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under this Agreement and the other Credit Documents, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Credit Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party (or Holdings, the Parent GPs and the GP Entities, as applicable) under or pursuant to this Agreement or the other Credit Documents, (d) the due and punctual payment and performance of all Hedging Obligations under each Secured Hedging Agreement and (e) the due and punctual payment and performance of all Cash Management Obligations under each Secured Cash Management Agreement. Notwithstanding the foregoing, (i) unless otherwise agreed to by the Borrower and any Hedge Bank or Cash Management Bank, the obligations of the Borrower or any Subsidiary under any Secured Hedging Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedging Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OID” shall have the meaning provided in Section 13.18.

“Omnibus Amendment No. 1” shall mean the Omnibus Amendment No. 1, dated as of August 15, 2017, to this Agreement and the GP Undertaking, among the Agent, the Lenders party thereto, the Borrower, Holdings, the Parent GPs and the GP Obligors.

“Omnibus Amendment No. 1 Effective Date” shall mean August 15, 2017.

“Organizational Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Original Lender” shall have the meaning provided in the recitals to this Agreement.

“Other Taxes” shall have the meaning provided in Section 5.4(b).

“Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Borrower.

“Parent GP Undertakings” shall mean the Parent General Partner Undertakings, ~~substantially~~ in the form of Exhibit D-2 attached hereto, by and between the Borrower, each Parent GP and the Collateral Agent for the benefit of the Secured Parties, as it may be amended, restated, amended and restated or replaced from time to time.

“Parent GPs” shall mean (i) GCMH GP~~, GCM LLC~~  or any successor to ~~either of~~ the foregoing as the general partner of the Borrower ~~or Grosvenor, respectively.~~and (ii) solely to the extent the general partner of Grosvenor is not a Subsidiary of the Borrower at such time, GCM LLC or any successor to the foregoing as the general partner of Grosvenor; provided that, in the case of the preceding clause (ii), such Person shall have entered into a Parent GP Undertaking.

“Participant” shall have the meaning provided in Section 13.6(d).

“Participant Register” shall have the meaning provided in Section 13.6(d)(ii).

“PATRIOT ACT” shall have the meaning provided in Section 8.19.

“Payment Recipient” shall have the meaning provided in Section 12.16(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, Section 412 or Section 430 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower, a Restricted Subsidiary or an ERISA Affiliate or, solely with respect to representations and covenants that relate to liability under Section 4069 of ERISA, that was so maintained and in respect of which the Borrower, any Restricted Subsidiary or ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Perfection Certificate” shall mean a certificate in the form of Exhibit Q or any other form approved by the Administrative Agent in its reasonable discretion.

“Performance Fees” shall mean, for any period, all incentive, carry, performance, carried interest, profit sharing and other similar fees or allocations payable to or accrued by Grosvenor or any of its Affiliates pursuant to the Grosvenor Fund Documents or otherwise during such period.

“Periodic Term SOFR Determination Day” shall have the meaning provided in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean (a) the Acquisition and (b) any other acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Capital Stock, so long as (i) if such acquisition involves the acquisition of Capital Stock of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Capital Stock becoming a Restricted Subsidiary and, to the extent required by Section 9.12, a Guarantor or GP Obligor, as applicable; (ii) to the extent required by Sections 9.12, 9.13 and/or 9.15(b), such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Capital Stock or any assets so acquired; (iii) before and after giving effect to such acquisition, no Event of Default under Section 11.1 or 11.5 shall have occurred and be continuing; and (iv) the acquired Person or assets are engaged in, or used or useful in, a Similar Business.

“Permitted Additional Debt” shall mean senior secured or senior unsecured, senior subordinated or subordinated debt (which debt, if secured, may ~~either have the same lien~~be secured by Liens on the Collateral having a priority ~~as~~ranking equal to the priority of the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) or may be secured by either a Lien on Collateral ranking junior to the Liens on Collateral securing the Obligations or a Lien on assets not constituting Collateral), in each case issued or incurred by the Borrower or a Guarantor; provided that (a) the terms of such Indebtedness do not provide for maturity or any scheduled mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the Latest Maturity Date, other than, subject (except in the case of any First Lien Obligations) to the prior repayment of or the prior offer to repay (and to the extent such offer is accepted, the prior repayment of) the Obligations hereunder (other than Hedging Obligations under any Secured Hedging Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), customary offers to purchase upon a change of control, asset sale or insurance or condemnation event and customary acceleration rights upon an event of default; provided that the foregoing requirements of this clause (a) shall not apply to the extent such Indebtedness or commitments that constitute a customary bridge facility, so long as the long-term Indebtedness into which any such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (a) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, (b) the terms and conditions of such Indebtedness (excluding interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and optional redemption or prepayment terms and premiums), taken as a whole, are either (A) not materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement ~~(~~or (B) consistent with market terms and conditions at the time of incurrence or effectiveness (as determined by the Borrower in good faith) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (provided that in the event any financial maintenance covenant is added for the benefit of lenders or investors providing any

Permitted Additional Debt the terms and conditions of such indebtedness will be deemed not to be more restrictive than the terms and conditions of the Credit Facilities if such financial maintenance covenant is also added for the benefit of the Credit Facilities); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) if such Indebtedness is secured, such Indebtedness shall not be secured by any property or assets other than the Collateral and shall be subject to an applicable Customary Intercreditor Agreement and (d) at the ~~Borrower shall be the only primary obligor of such Indebtedness and no~~ time of the incurrence or effectiveness thereof, the aggregate principal amount of Indebtedness incurred in reliance on this definition and clauses (j) and (k) of Section 10.1 in respect of which the primary obligor or any guarantor is a Restricted Subsidiary ~~of the Borrower (other than~~that is not a Guarantor~~) shall be a guarantor under such Indebtedness~~ shall not exceed the greater of $75,000,000 and 45.0% of Consolidated EBITDA for the Test Period.

“Permitted Additional Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Permitted Additional Debt by any Credit Party.

“Permitted Additional Debt Obligations” shall mean, if any secured Permitted Additional Debt has been incurred or issued and is outstanding, the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the applicable Permitted Additional Debt Documents (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any such Permitted Additional Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, redemption or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Permitted Additional Debt Secured Parties under the applicable Permitted Additional Debt Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or any Credit Party under or pursuant to applicable Permitted Additional Debt Documents.

“Permitted Additional Debt Secured Parties” shall mean the holders from time to time of the secured Permitted Additional Debt Obligations (and any representative on their behalf).

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower and/or the Guarantors in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a basis that is not junior and not senior to the Liens securing the Obligations (but without regard to the control of remedies) and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness”, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Borrower other than Subsidiaries that are Guarantors and such Indebtedness is not at any time borrowed by any Person other than the Borrower and (iv) the Borrower, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or the Collateral Agent shall be party to a Customary Intercreditor Agreement.

“Permitted Holders” shall mean at any time, all Persons then comprising the senior management of Grosvenor who, directly or indirectly, including through Holdings or otherwise, hold Voting Stock of the Borrower (excluding those Persons who become members of the senior management of Grosvenor as a result of or in anticipation of a specific acquisition of Capital Stock in Holdings or Borrower by an acquiror), and the spouse, descendants, executor or administrator of the estate or other legal representative of any such Person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations, foundations, or other entities directly or indirectly controlled by the foregoing or any one or more of them.

“Permitted Investments” shall mean:

(a) Dollars, Australian Dollars, Canadian Dollars, Euros, Pounds Sterling or any national currency of any participating member state of the EMU and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary, in each case in the ordinary course of business;

(b) securities issued or unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(c) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P, Moody’s or Fitch (or, if at any time none of S&P, Moody’s or Fitch shall be rating such obligations, then from any other Rating Agency);

(d) commercial paper or variable or fixed rate notes issued by or guaranteed by any Revolving Credit Lender or any bank holding company owning any such Lender;

(e) commercial paper, repurchase agreements and similar instruments or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2, P-2 or F-2 from S&P, Moody’s or Fitch, respectively (or, if at any time none of S&P, Moody’s or Fitch shall be rating such obligations, an equivalent rating from any other Rating Agency);

(f) time deposits with, or domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Revolving Credit Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of U.S. domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;

(g) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;

(h) marketable short-term money market and similar securities having a rating of at least A-2, P-2 or F-2 from S&P, Moody’s or Fitch, respectively (or, if at any time none of S&P,

Moody’s or Fitch shall be rating such obligations, an equivalent rating from any other Rating Agency);

(i) readily marketable direct obligations issued by any non-U.S. government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating generally obtainable from either S&P, Moody’s or Fitch (or, if at any time none of S&P, Moody’s or Fitch shall be rating such obligations, then from any other Rating Agency) with maturities of 24 months or less from the date of acquisition;

(j) ~~(i)~~ investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by any Rating Agency; ~~and~~

(k) with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within 24 months after the date of acquisition thereof, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A 2” or the equivalent thereof or from Moody’s is at least “P 2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized in such jurisdiction;

(l) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or, if at any time neither S&P or Moody’s shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition; and

(m) ~~(j)~~ shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and the investments of which are comprised of at least 90% of one or more of the types of securities described in clauses (a) through (i) above.

In the case of investments by any Restricted Foreign Subsidiary or investments made in a country outside the United States of America, Permitted Investments shall also include (i) investments of the type and maturity described in clauses (a) through (~~j~~m) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Restricted Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (~~j~~m) and in this paragraph.

“Permitted Junior Priority Refinancing Debt” shall mean secured Indebtedness incurred by the Borrower and/or the Guarantors in the form of one or more series of second lien (or other junior lien) secured notes or debentures or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and any other First Lien Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and any other First Lien Obligations, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (iii) the holders of such Indebtedness (or their representative) and the Administrative Agent and/or the Collateral Agent shall be party to a Customary Intercreditor Agreement, and (iv) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Borrower other than Subsidiaries that are Guarantors and such Indebtedness is not at any time borrowed by any Person other than the Borrower.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or other governmental charges or claims that are either (i) not yet due overdue by more than 30 days or (ii) being diligently contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP,

(b) Liens in respect of property or assets of the Borrower or any of its Restricted Subsidiaries imposed by law, such as landlord’s, carriers’, warehousemen’s, repairmen’s, construction contractors’ and mechanics’ Liens and other similar Liens, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect,

(c) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 11.9,

(d) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations) incurred in the ordinary course of business,

(e) ground leases or subleases, licenses or sublicenses in respect of Real Property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located,

(f) easements, rights-of-way, licenses, restrictions (including zoning restrictions), minor title defects, exceptions or irregularities in title, encroachments, protrusions and other similar charges or encumbrances, which in each case do not, individually or in the aggregate, materially detract from the value of the Real Property of the Borrower and its Restricted Subsidiaries, taken as a whole, or interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that were not incurred in connection with and do not secure any Indebtedness, and to the extent reasonably agreed by the Administrative Agent, any exception on the title policies issued in connection with any Mortgaged Property,

(g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement,

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(i) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Borrower or any of its Restricted Subsidiaries; provided that any such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of any such letter of credit to the extent permitted under Section 10.1,

(j) licenses, sublicenses and cross-licenses of Intellectual Property entered into in the ordinary course of business,

(k) Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries,

(l) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole,

(m) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness,

(n) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business, and

(o) ~~(a)~~ Liens granted by a Specified GP Entity, solely in the Specified GP Entity’s capacity as a general partner, managing member or equivalent of a Grosvenor Fund, (I) in its rights arising under the Grosvenor Fund Documents or the Organizational Documents of a Grosvenor Fund (x) to make or issue capital calls of the capital commitments of investors in such Grosvenor Funds and to enforce the payment thereof and (y) to receive capital contributions in respect of the Grosvenor Funds, and (II) in all other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of a Specified GP Entity’s rights under the Grosvenor Fund Documents or the Organizational Documents of a Grosvenor Fund relating to capital calls, uncalled capital commitments or capital contributions, in the case of each of clause (I) and (II) above, to secure indebtedness incurred by a Grosvenor Fund.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is

Indebtedness permitted by Section 10.1(a), 10.1(h), 10.1(k) or 10.1(u), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed (except that any Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(f) or Section 10.1(g), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of, the Refinanced Indebtedness, (D) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations, any such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (E) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(a), 10.1(h), 10.1(k) or 10.1(u), the terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are either (A) consistent with market terms and conditions at the time of incurrence or effectiveness (as determined in good faith by the Borrower) or (B) not materially less favorable (when taken as a whole) to the Lender or the Borrower than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, interest margins, rate floors, fees, funding discounts and redemption or prepayment premiums and terms); provided that a certificate of an Authorized Officer of the Borrower, as the case may be, delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in clause (D) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Borrower and/or the Guarantors in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Borrower other than Subsidiaries that are Guarantors and such Indebtedness is not at any time borrowed by any Person other than the Borrower.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Platform” shall have the meaning provided in Section 9.1(j).

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Closing Date, among Holdings, the Borrower, the other pledgors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Pledged GP Collateral” shall have the meaning assigned to such term in the GP Undertaking.

“Post Closing Purchase Price” shall mean the portion of the Purchase Price that is payable after the Closing Date pursuant to Section 2.12 of the Purchase Agreement (as in effect on the Closing Date, subject to any amendments or other modifications which are not adverse to the Lenders).

“Post-Transaction Period” shall mean, (i) with respect to the Transactions, the period beginning on the Closing Date and ending on June 30, 2015, (ii) with respect to the Mosaic Transactions or any other Permitted Acquisition, Disposition or other Specified Transaction permitted hereunder, the period beginning on the date of the Mosaic Transactions or other such Permitted Acquisition, Disposition or Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which the Mosaic Transactions or other such Permitted Acquisition, Disposition or Specified Transaction is consummated, (iii) with respect to the Amendment No. 5 Transactions, the period beginning on the Amendment No. 5 Effective Date and ending on March 31, 2022 and (iv) with respect to any other Permitted Acquisition, Disposition, restructuring initiative, cost saving initiative or other action or Specified Transaction, the period beginning on the date such Permitted Acquisition, Disposition, restructuring initiative, cost saving initiative or other action or Specified Transaction is initiated and ending on the last day of the ~~fourth~~sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition, Disposition, restructuring initiative, cost saving initiative or other action or Specified Transaction is initiated.

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Recovery Prepayment Event or Debt Incurrence Prepayment Event.

“Present Fair Saleable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the applicable Person and its subsidiaries taken as a whole are sold on a going-concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previous Holdings” shall have the meaning provided in the definition of the term “Holdings”.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions or cost synergies resulting from Permitted Acquisitions, Dispositions, restructuring initiatives, cost saving initiatives, any other actions or other Specified Transaction that have been either taken, with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of the Borrower) prior to or during such Post-Transaction Period or (b) any additional costs, expenses or charges, accruals or reserves (collectively, “Costs”) incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of a Pro Forma Entity with the operations of the Borrower and its Restricted Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction; provided that, so long as such “run rate” cost savings, operating expense reductions or other cost synergies are realized or expected to be realized prior to or during such Post-Transaction Period, or such Costs are incurred prior to or during such Post-Transaction Period, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings, operating expense reductions or other synergies will be realizable during the entirety of such Test Period and/or such Costs will be incurred during the entirety of such Test Period, as applicable; and provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings, operating expense reductions or other synergies or Costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of an Authorized Officer of the Borrower delivered pursuant to Section 9.1(h) or setting forth the information described in clause (d) to Section 9.1(d).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other Disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of the term “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

“Pro Forma Entity” shall mean any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary.

“Pro Forma Financial Statements” shall mean a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of, and for the twelve month period ending on, the last day of the most recently completed four fiscal quarter period ended at least 45 days prior to the Closing Date (or 90 days prior to the Closing Date in case the end of such four fiscal quarter period is the end of the Borrower’s fiscal year), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) as reasonably determined in good faith by the chief financial officer of the Borrower, which need not be prepared in compliance with Regulation S-X of the Securities Act or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 13.21.

“Public Company Costs” means charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, and charges relating to compliance with the provisions of the

Securities Act and the Exchange Act (and any similar requirement of law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchanges applicable to companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation or other costs to the extent attributable to being a public company, officer and director fee and expense reimbursement to the extent attributable to being a public company, charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders associated with being a public company, directors’ and officers’ insurance and other legal and other professional fees, listing fees and other costs and/or expenses associated with being a public company.

“Public Lender” shall have the meaning provided in Section 9.1(j).

“Public Side Information” shall have the meaning provided in Section 9.1(j).

“Purchase Agreement” shall mean the Purchase and Assignment Agreement by and among Credit Suisse Private Equity Advisers, Credit Suisse (USA), Inc., a Delaware corporation, CSAM, the Borrower and New CFIG RIA, LP, a Delaware limited partnership, dated as of July 31, 2013 (together with all exhibits, schedules, annexes and other disclosure letters and attachments thereto).

“Purchase Price” shall mean the consideration for the Acquisition payable in accordance with the Purchase Agreement (as in effect on the Closing Date).

“Purchasing Borrower Party” shall mean the Borrower or any Subsidiary of the Borrower that becomes Transferee pursuant to Section 13.6(g).

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Real Property” shall mean, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned by any Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof.

“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset, in each case, of the Borrower or a Restricted Subsidiary.

“Recovery Prepayment Event” shall mean the receipt of cash proceeds with respect to any settlement or payment in connection with any Recovery Event in respect of any property or asset of the Borrower or any Restricted Subsidiary; provided that the term “Recovery Prepayment Event” shall not include any Asset Sale Prepayment Event.

“Refinance” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness”.

“Refinanced Indebtedness” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness”.

“Refinancing Transaction” shall have the meaning provided in the preamble hereto.

“Refused Proceeds” shall have the meaning provided in Section 5.2(c)(ii).

“Register” shall have the meaning provided in Section 13.6(b)(v).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean, with respect to any Asset Sale Prepayment Event or Recovery Prepayment Event, the day which is eighteen months after the receipt of cash proceeds by the Borrower or any Restricted Subsidiary from such Asset Sale Prepayment Event or Recovery Prepayment Event.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, controlling persons and advisors of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, from or into any building, structure, facility or fixture subject to human occupation.

“Removal Effective Date” shall have the meaning provided in Section 12.8.

“Repayment Amount” shall mean any Amendment No. ~~5~~8 Initial Term Loan Repayment Amount, any Extended Term Loan Repayment Amount with respect to any Extension Series and the amount of any installment of Incremental Term Loans scheduled to be repaid on any date.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than those events as to which the 30 day notice period referred to in Section 4043 of ERISA has been waived, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsections (m) and (o) of Section 414 of the Code).

“Required Additional/Replacement Revolving Credit Lenders” shall mean, with respect to each Class of Additional/Replacement Revolving Credit Commitments at any date, Non-Defaulting Lenders having or holding a majority of Adjusted Total Additional/Replacement Revolving Credit Commitment of such Class at such date (or, if the Total Additional/Replacement Revolving Credit Commitment of such Class has been terminated at such time, a majority of the outstanding principal amount of the Additional/Replacement Revolving Credit Loans of such Class and the related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) in the aggregate at such date).

“Required Credit Facility Lenders” shall mean, (a) with respect to any Credit Facility consisting of Term Loans, the “Required Term Class Lenders” with respect to such Credit Facility and (b) with respect to any Credit Facility that is not a Term Loan Facility, the “Required Revolving Class Lenders” with respect to such Credit Facility.

“Required Lenders” shall mean, at any date and subject to the limitations set forth in Section 13.6(h), Non-Defaulting Lenders having or holding greater than 50% of (a) the outstanding principal amount of the Term Loans in the aggregate at such date, (b) (i) the Adjusted Total Revolving

Credit Commitment at such date and the Adjusted Total Extended Revolving Credit Commitment of all Classes at such date or (ii) if the Total Revolving Credit Commitment (or any Total Extended Revolving Credit Commitment of any Class) has been terminated or, to the extent this definition is being used for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Exposure (excluding the Revolving Credit Exposure of Defaulting Lenders) in the aggregate at such date and the outstanding principal amount of the Extended Revolving Credit Loans and letter of credit exposure under such Extended Revolving Credit Commitments (excluding any such Extended Revolving Credit Loans and letter of credit exposure of Defaulting Lenders) at such date and (c)(i) the Adjusted Total Additional/Replacement Revolving Credit Commitment of each Class of Additional/Replacement Revolving Credit Commitments at such date or (ii) if the Adjusted Total Additional/Replacement Revolving Credit Commitment of any Class of Additional/Replacement Revolving Credit Commitments has been terminated or, to the extent this definition is being used for purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Additional/Replacement Revolving Credit Loans of such Class and the related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) in the aggregate at such date.

“Required Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Required Revolving Class Lenders” shall mean, with respect to the applicable Class and at any date, Non-Defaulting Lenders having or holding greater than 50% of the Adjusted Total Revolving Credit Commitment or the Adjusted Total Additional/Replacement Revolving Credit Commitment, as applicable, at such date (or, if the Total Revolving Credit Commitment or Total Additional/Replacement Revolving Credit Commitment has been terminated at such time, a majority of the outstanding principal amount of the Revolving Credit Loans and Revolving Credit Exposure (excluding such Loans and the Revolving Credit Exposure of Defaulting Lenders) or of the Additional/Replacement Revolving Credit Loans and related revolving credit exposure (excluding such Loans and the revolving credit exposure of Defaulting Lenders) at such time).

“Required Term Class Lenders” shall mean, at any date and with respect to any Credit Facility consisting of Term Loans, Non-Defaulting Lenders having or holding greater than 50% of the outstanding principal amount of the Term Loans of such Credit Facility in the aggregate at such date.

“Resignation Effective Date” shall have the meaning provided in Section 12.8.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restoration Certification” shall mean, with respect to any Recovery Prepayment Event, a certification made by an Authorized Officer of the Borrower or a Restricted Subsidiary, as applicable, to the Administrative Agent prior to the end of the Reinvestment Period certifying (a) that the Borrower or such Restricted Subsidiary intends to use the proceeds received in connection with such Recovery Prepayment Event to repair, restore or replace the property or assets in respect of which such Recovery Prepayment Event occurred, or otherwise invest in assets useful to the business, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration, reinvestment or replacement will be completed within the later of (x) twelve months after the date on which cash proceeds with respect to such Recovery Prepayment Event were received and (y) 180 days after delivery of such Restoration Certification.

“Restricted Foreign Subsidiary” shall mean each Restricted Subsidiary that is also a Foreign Subsidiary.

“Restricted Group Reconciliation Statement” means, with respect to any consolidated balance sheet or statement of income of the Borrower and its consolidated subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Borrower and its consolidated Restricted Subsidiaries and treating subsidiaries other than Restricted Subsidiaries as if they were not consolidated with the Borrower and otherwise eliminating all accounts of subsidiaries other than Restricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary. Unless otherwise expressly provided herein, all references herein to a “Restricted Subsidiary” shall mean a Restricted Subsidiary of the Borrower.

“Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Revolving Credit Lender on the Amendment No. ~~5~~8 Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Revolving Credit Commitment”, (b) in the case of any Lender that becomes a Lender after the Amendment No. ~~5~~8 Effective Date, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment and (c) in the case of any Lender that increases its Revolving Credit Commitment or becomes an Incremental Revolving Credit Commitment Increase Lender, in each case pursuant to Section 2.14, the amount specified in the applicable Incremental Agreement, in each case as the same may be changed from time to time pursuant to terms hereof. The aggregate amount of the Revolving Credit Commitments as of the Amendment No. ~~5~~8 Effective Date is $50,000,000.

“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage (carried out to the ninth decimal place) obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the aggregate amount of the Revolving Credit Commitments; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Swingline Exposure at such time.

“Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a)(ii).

“Revolving Credit Facility” shall have the meaning provided in the recitals to this Agreement.

“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” shall have the meaning provided in Section 2.1(b).

“Revolving Credit Maturity Date” shall mean ~~the fifth anniversary of the Amendment No. 5 Effective Date~~February 24, 2028; provided that if such date is not a Business Day, the Revolving Credit Maturity Date will be the next Business Day immediately following such date.

“Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letter of Credit Obligations shall have been reduced to zero or Cash Collateralized.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of; provided that any transaction described above that is consummated within 270 days of the date of acquisition of the applicable property by the Borrower or any of its Restricted Subsidiaries shall not constitute a “Sale Leaseback” for purposes of this Agreement.

“SDN List” shall have the meaning provided in Section 8.22.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d). ~~If financial statements have been delivered pursuant to Section 9.1(a) and (b) with respect to the same fiscal quarter, the financial statements (including, as applicable, the applicable Restricted Group Reconciliation Statement) delivered pursuant to Section 9.1(a) shall control.~~

“Secured Cash Management Agreement” shall mean any agreement relating to Cash Management Services that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between any Credit Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Letter of Credit Issuers, (c) the Swingline Lender, (d) the Administrative Agent, (e) the Collateral Agent, (f) each Hedge Bank, (g) each Cash Management Bank, (h) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents and (i) any successors, endorsees, transferees and assigns of each of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, among the Borrower, the other grantors party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Pledge Agreement, (c) the GP Undertaking, (d) the Mortgages, if any, and (e) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.12, 9.13 or 9.15 or Customary Intercreditor Agreement executed and delivered pursuant to Section 10.2 or pursuant to any of the Security Documents, Permitted Additional Debt Documents or documentation governing Credit Agreement Refinancing Indebtedness to secure or perfect the security interest in any property as collateral for any or all of the First Lien Obligations.

“Senior Priority Lien Intercreditor Agreement” means the Senior Priority Lien Intercreditor Agreement substantially in the form of Exhibit J-1 among the Administrative Agent and/or the Collateral Agent and one or more representatives for holders of one or more classes of Permitted Additional Debt and/or Permitted First Priority Refinancing Debt, with such modifications thereto as the Administrative Agent and the Borrower may reasonably agree.

“Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last day of the most recently ended Test Period on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Similar Business” shall mean any business conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Amendment No. 5 Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on ~~Adjusted~~ Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to any Person, at any date, that (i) each of the Fair Value and the Present Fair Saleable Value of the assets of such Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) such Person and its Subsidiaries, taken as a whole after consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans, in each case on the date in question), have sufficient capital to ensure that it is a going concern; and (iii) such Person and its Subsidiaries, taken as a whole ~~after consummation of the Amendment No. 5 Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans, in each case on the date in question)~~, have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

“Specified Acquisition Agreement Representations” shall mean such of the representations made by, or with respect to, the Company and its subsidiaries in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent the Borrower or any of its Affiliates has the right (taking into account any applicable cure provisions) to terminate its obligations under the Purchase Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms thereof) as a result of a breach of one or more of such representations in the Purchase Agreement

“Specified Existing Revolving Credit Commitment” shall mean any Existing Revolving Credit Commitments belonging to a Specified Existing Revolving Credit Commitment Class.

“Specified Existing Revolving Credit Commitment Class” shall have the meaning provided in Section 2.15(a)(ii).

“Specified GP Entities” shall mean the GP Entities other than any GP Entity that is a party to the Security Agreement, has executed a supplement to the Security Agreement or is required to become a party to the Security Agreement pursuant to Section 9.12.

“Specified Representations” shall mean the representations and warranties set forth in Sections 8.1(a) (only with respect to the Borrower and the Guarantors), 8.2(a), 8.3(iii) (only with respect to the organizational existence of the Borrower and the Guarantors), 8.5, 8.7, 8.17, the second sentence of 8.19, 8.21 (subject to the final sentence of Section 6.5) and 8.22(iii), in each case after giving effect to the Transactions.

“Specified Subsidiary” shall mean, at any date of determination, ~~(a)~~ in the case of Restricted Subsidiaries, (~~i~~a) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such date of determination were equal to or greater than 10% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, (~~ii~~b) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than 10% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP or (~~iii~~c) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Specified Subsidiary” under clause (a)~~(i) or (a)(ii) above and (b) in the case of Unrestricted Subsidiaries, (i) any Unrestricted Subsidiary whose total assets (when combined with the assets of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such date of determination were equal to or greater than 15% of the Consolidated Total Assets of the Borrower and the Unrestricted Subsidiaries at such date, (ii) any Unrestricted Subsidiary whose gross revenues (when combined with the gross revenues of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Borrower and the Unrestricted Subsidiaries for such period, in each case determined in accordance with GAAP or (iii) each other Unrestricted Subsidiary that, when such Unrestricted Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Unrestricted Subsidiary (when combined with the total assets or gross revenues of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Specified Subsidiary” under clause (b)(i)~~  or (b)~~(ii)~~  above.

“Specified Transaction” shall mean, with respect to any period, any Investment, sale, transfer or other Disposition of assets or property, incurrence, repurchase, defeasance or repayment of Indebtedness, Dividend, Subsidiary designation, any Tax Restructuring, Incremental Term Loan, provision of Incremental Revolving Credit Commitment Increases, provision of Additional/Replacement Revolving Credit Commitments, creation of Extended Term Loans or Extended Revolving Credit Commitments or other event that by the terms of the Credit Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” shall mean Hellman & Friedman LLC and/or its Affiliates, including investment funds Controlled by Hellman & Friedman LLC or any of its Affiliates.

“SPV” shall have the meaning provided in Section 13.6(c).

~~“Starter Basket” shall have the meaning provided in the definition of the term “Available Amount”.~~

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person and its subsidiaries taken as a whole, ~~as of the Amendment No. 5 Effective Date after giving effect to the consummation of the Amendment No. 5 Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans, in each case on the date in question),~~ determined in accordance with GAAP consistently applied.

“Subordinated Indebtedness” shall mean any third party Indebtedness for borrowed money that is subordinated expressly by its terms in right of payment to the Obligations.

“Subordinated Indebtedness Documentation” shall mean any document or instrument issued or executed with respect to any Material Subordinated Indebtedness.

“Subsidiary” as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower. Notwithstanding anything to the contrary herein, no Grosvenor Fund shall be deemed to be a Subsidiary of the Borrower or its Subsidiaries.

“Successor Borrower” shall have the meaning provided in Section 10.3(a).

“Supported QFC” shall have the meaning provided in Section 13.21.

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” shall mean $10,000,000.

“Swingline Exposure” shall mean, with respect to any Lender, at any time, such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans outstanding at such time.

“Swingline Lender” shall mean MSSF in its capacity as lender of Swingline Loans hereunder, or such other financial institution who, after the Closing Date, shall agree to act in the capacity of lender of Swingline Loans hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.1(d).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date.

“Tax Distribution” shall have the meaning provided in Section 10.6(f)(i).

“Tax Restructuring” means any reorganizations and other transactions entered into among Holdings (or any Parent Entity thereof), the Borrower and/or its Restricted Subsidiaries for tax planning (as determined by the Borrower in good faith) entered into after the Closing Date so long as such reorganizations and other transactions do not impair the value of the Collateral, when taken as a whole, or the value of the Guarantees, taken as a whole, in any material respect and is otherwise not adverse to the Lenders in any material respect and after giving effect to such reorganizations and other transactions, Holdings, the Borrower and its Restricted Subsidiaries otherwise comply with Section 9.15.

“Taxes” shall have the meaning provided in Section 5.4(a).

“Term Lender” shall mean, at any time, any Lender that holds a Term Loan.

“Term Loan” shall mean an Amendment No. ~~5~~8 Initial Term Loan, an Incremental Term Loan or any Extended Term Loans, as applicable.

“Term Loan Extension Request” shall have the meaning provided in Section 2.15(a).

“Term Loan Facility” shall mean any of the Amendment No. ~~5~~8 Initial Term Loan Facility, any Incremental Term Loan Facility and any Extended Term Loan Facility. Notwithstanding the foregoing, any Incremental Agreement or any Extension Agreement may provide that Incremental Term Loans or Extended Term Loans of the same Class as any then existing Term Loans (or as any Term Loans concurrently established pursuant to any Incremental Agreement or any Extension Agreement) shall constitute a single Term Loan Facility.

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

~~“Term SOFR Adjustment” shall mean a percentage equal to (a) 0.11448% (11.448 basis points) per annum for an Interest Period of one-month’s duration, (b) 0.26161% (26.161 basis points) per annum for an Interest Period of three-months’ duration and (c) 0.42826% (42.826 basis points) per annum for an Interest Period of six-months’ duration.~~

provided that (x) in the event Term SOFR for any SOFR Borrowing of Amendment No. 8 Initial Term Loans would be less than 0.50%, then Term SOFR for the applicable SOFR Borrowing of Amendment No. 8 Initial Term Loans shall instead be 0.50%, and (y) in the event Term SOFR for any other purpose shall be less than zero, then for such other purpose Term SOFR shall be deemed to be zero.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Test Period” shall mean, for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such date of determination (taken as one accounting period) in respect of which Section 9.1 Financials shall have been (or were required by Section 9.1(a) or Section 9.1(b) to have been) delivered to the Administrative Agent for each fiscal quarter or fiscal year in such period. A Test Period may be designated by reference to the last day thereof, i.e., the December 31, 2012 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended December 31, 2012, and a Test Period shall be deemed to end on the last day thereof.

“Total Additional/Replacement Revolving Credit Commitment” shall mean the sum of Additional/Replacement Revolving Credit Commitments of all the Lenders providing any tranche of Additional/Replacement Revolving Credit Commitments.

“Total Amendment No. ~~5~~8 Initial Term Loan Commitment” shall mean the sum of the Amendment No. ~~5~~8 Initial Term Loan Commitments of all the Lenders.

“Total Commitment” shall mean the sum of the Total Amendment No. ~~5~~8 Initial Term Loan Commitment, the Total Incremental Term Loan Commitment, the Total Revolving Credit Commitment, the Total Extended Revolving Credit Commitment of each Extension Series and the Total Additional/Replacement Revolving Credit Commitment.

“Total Credit Exposure” shall mean, at any date, the sum of the Total Commitment at such date and the outstanding principal amount of all Term Loans at such date.

“Total Extended Revolving Credit Commitment” shall mean the sum of all Extended Revolving Credit Commitments of all Lenders under each Extension Series.

“Total Incremental Term Loan Commitment” shall mean the sum of the Incremental Term Loan Commitments of all the Lenders providing Incremental Term Loans.

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recently ended Test Period on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period.

“Total Revolving Credit Commitment” shall mean, on any date, the sum of the Revolving Credit Commitments on such date of all the Revolving Credit Lenders.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Restricted Subsidiaries in connection with the Transactions and the Amendment No. 5 Transactions.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance of the Purchase Agreement and the consummation of the Acquisition and the other transactions contemplated thereby, (b) the Refinancing Transaction, (c) the entering into of the Credit Documents and the funding of the initial term loans under the Initial Term Loan Facility and, to the extent applicable, the Revolving Credit Loans on the Closing Date, (d) the consummation of any other transactions connected with the foregoing and (e) the payment of fees and expenses in connection with any of the foregoing (including the Transaction Expenses).

“Transferee” shall have the meaning provided in Section 13.6(f).

“Transformative Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary that is either (a) not permitted by this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by this Agreement immediately prior to the consummation of such acquisition, would not provide the Borrower and its subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a SOFR Loan, (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a SOFR Loan, (c) as to any Extended Revolving Credit Loan, its nature as an ABR Loan or a SOFR Loan and (d) as to any Additional/Replacement Revolving Credit Loan, its nature as an ABR Loan or a SOFR Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undertakings” shall mean the GP Undertaking and the Parent GP Undertakings.

“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Pension Plan as of the close of its most recent plan year, determined in accordance with Accounting Standards Codification Topic 715 (Compensation Retirement Benefits) as in effect on the Closing Date, based upon the actuarial assumptions that would be used by the Pension Plan’s actuary in a termination of the Pension Plan, exceeds the Fair Market Value of the assets allocable thereto.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 9.17 subsequent to the Closing Date, (b) any existing Restricted Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 9.17 subsequent to the Closing Date and (c) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” shall have the meaning provided in Section 13.21.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock ~~having the right to vote under ordinary circumstances.~~that is at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person. To the extent that a partnership agreement, limited liability company agreement or other agreement governing a partnership or limited liability company provides that the members of the Board of Directors of such partnership or limited liability company (or, in the case of a limited partnership whose business and affairs are managed or controlled by its general partner, the Board of Directors of the general partner of such limited partnership) is appointed or designated by one or more Persons rather than by a vote of Voting Stock, each of the Persons who are entitled to appoint or designate the members of such Board of Directors will be deemed to own a percentage of Voting Stock of such partnership or limited liability company equal to (a) the aggregate votes entitled to be cast on such Board of Directors by the members of such Board of Directors which such Person or Persons are entitled to appoint or designate divided by (b) the aggregate number of votes of all members of such Board of Directors.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j) The word “will” shall be construed to have the same meaning as the word “shall”.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 Accounting Terms~~.~~

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein or with respect to potential non-cash adjustments described in Schedule 8.9; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof (or, in the case of any change to GAAP affecting the recognition of revenue, provides notice to the Administrative Agent that the Borrower requests that it intends, without an amendment) to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein.

1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.5 or Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.9 Currency Equivalents Generally~~..~~

(a) For purposes of any determination under Section 9, Section 10 (other than Section 10.9) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided that (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Dividend or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Dividend or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Dividend or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.9, amounts in currencies other than Dollars shall be translated into Dollars at the applicable Exchange Rate(s) used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b).

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

1.10 Pro Forma and Other Calculations~~. .~~

(a) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which (or following which and on or prior to the applicable calculation date) any Specified Transaction occurs, the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio, the Interest Coverage Ratio and, without duplication, Consolidated EBITDA shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio and the Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 10.1 or Section 10.2.

(c) In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(i) determining compliance with any provision of this Agreement which requires the calculation of , the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio or the Interest Coverage Ratio;

(ii) determining the accuracy of representations and warranties in Section 8 and/or whether a Default or Event of Default shall have occurred and be continuing under Section 11; or

(iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be (x) the date the definitive agreements for such Limited Condition Transaction are entered into, (y) the date of any prepayment, redemption, repurchase, defeasance, acquisition or other payment or (z) in respect of sales in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” of a firm intends to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers in respect of a target of a Limited Condition Transaction (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the paying of Dividends, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(d) On the Amendment No. 5 Effective Date, except with respect to Loans and Liens under the Loan Documents, any amount incurred or used pursuant to any “basket” set forth in Section 10 (or referenced therein) shall, in each case, be reset to $0 or 0%, as applicable.

1.11 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “SOFR Borrowing”).

1.12 Rates~~.~~ .

(a) The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate~~, Adjusted Term SOFR~~ or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate~~, Adjusted Term SOFR,~~ Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, ~~Adjusted Term SOFR,~~ any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.

(b) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR

1.13 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 2. Amount and Terms of Credit Facilities

2.1 Loans. (a) Subject to and upon the terms and conditions herein set forth, each Amendment No. ~~5~~8 Initial Term Lender severally agrees to make a loan (each, an “Amendment No. ~~5~~8 Initial Term Loan”) to the Borrower, which Amendment No. ~~5~~8 Initial Term Loans (i) shall not exceed, for any such Lender, the Amendment No. ~~5~~8 Initial Term Loan Commitment of such Amendment No. ~~5~~8 Initial Term Lender, (ii) shall not exceed, in the aggregate, the Total Amendment No. ~~5~~8 Initial Term Loan Commitment, (iii) shall be made on the Amendment No. ~~5~~8 Effective Date and shall be denominated in Dollars, (iv) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or SOFR Loans; provided that all such Amendment No. ~~5~~8 Initial Term Loans made by each of the

Amendment No. ~~5~~8 Initial Term Lenders pursuant to the same Borrowing shall, unless otherwise provided herein, consist entirely of Amendment No. ~~5~~8 Initial Term Loans of the same Type and (v) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. On the Amendment No. ~~5~~8 Initial Term Loan Maturity Date, all outstanding Amendment No. ~~5~~8 Initial Term Loans shall be repaid in full. It is understood and agreed that the Amendment No. ~~5~~8 Initial Term Loans made on the Amendment No. ~~5~~8 Effective Date shall be funded at ~~99.75~~100% of the principal amount thereof~~,~~  and ~~notwithstanding said discount~~ all calculations hereunder with respect to such Amendment No. ~~5~~8 Initial Term Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof.

(b) Subject to and upon the terms and conditions herein set forth, each Revolving Credit Lender severally agrees to make a loan or loans (each, a “Revolving Credit Loan”) to the Borrower in Dollars, which Revolving Credit Loans (i) shall not exceed, for any such Lender, the Revolving Credit Commitment of such Lender, (ii) shall not, after giving effect thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time, (iii) shall not, after giving effect thereto and to the application of the proceeds thereof, at any time result in the aggregate amount of all Lenders’ Revolving Credit Exposures exceeding the Total Revolving Credit Commitment then in effect, (iv) shall be made at any time and from time to time after the Closing Date and prior to the Revolving Credit Maturity Date, (v) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or SOFR Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type and (vi) may be repaid and reborrowed in accordance with the provisions hereof. On the Revolving Credit Maturity Date, all outstanding Revolving Credit Loans shall be repaid in full and the Revolving Credit Commitments shall terminate.

(c) Each Lender may at its option make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply).

(d) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date and prior to the Swingline Maturity Date, to make a loan or loans (each, a “Swingline Loan” and collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (A) shall be ABR Loans, (B) shall have the benefit of the provisions of Section 2.1(e), (C) shall not exceed at any time outstanding the Swingline Commitment, (D) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate amount of all Lenders’ Revolving Credit Exposures exceeding the Total Revolving Credit Commitment then in effect and (E) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all outstanding Swingline Loans shall be repaid in full. The Swingline Lender shall not make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (x) of rescission of all such notices from the party or parties originally delivering such notice, (y) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (z) from the Administrative Agent that such Default or Event of Default is no longer continuing.

(e) The Swingline Lender (x) may in its sole discretion on any Business Day prior to the tenth Business Day after the date of extension of any Swingline Loan and (y) shall on the tenth Business Day after such extension date (so long as such Swingline Loan remains outstanding), give notice to the Revolving Credit Lenders, with a copy to the Borrower, that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans denominated in Dollars, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each such Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7.1 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Credit Lender hereby unconditionally agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase.

(f) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Credit Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Credit Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Credit Lender in its capacity as a lender of Swingline Loans hereunder.

(g) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Loans made by such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $~~1,000,000~~500,000 and Swingline Loans shall be in a multiple of $100,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(e) and Revolving Credit Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 10 Borrowings of SOFR Loans under this Agreement. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

2.3 Notice of Borrowing. (a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 1:00 p.m. (New York City time) at least three U.S. Government Securities Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Amendment No. ~~5~~8 Initial Term Loans or any Borrowing of Incremental Term Loans (unless otherwise set forth in the applicable Incremental Agreement), as the case may be, if all or any of such Term Loans are to be initially SOFR Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York City time) on the date of the Borrowing of Amendment No. ~~5~~8 Initial Term Loans or any Borrowing of Incremental Term Loans, as the case may be, if all such Term Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(d), a “Notice of Borrowing”) shall specify substantially in the form of Exhibit E (i) the aggregate principal amount of the Amendment No. ~~5~~8 Initial Term Loans or Incremental Term Loans, as the case may be, to be made, (ii) the date of the Borrowing (which shall be (x) in the case of Amendment No. ~~5~~8 Initial Term Loans, the Amendment No. ~~5~~8 Effective Date and (y) in the case of Incremental Term Loans, the applicable Incremental Facility Closing Date in respect of such Class) and (iii) whether the Amendment No. ~~5~~8 Initial Term Loans or Incremental Term Loans, as the case may be, shall consist of ABR Loans and/or SOFR Loans and, if the Amendment No. ~~5~~8 Initial Term Loans or Incremental Term Loans, as the case may be, are to include SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each applicable Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(b) Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings under Letters of Credit), it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three U.S. Government Securities Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans that are to be SOFR Loans, and (ii) prior to 1:00 p.m. (New York City time) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans that are to be ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (i) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day or a U.S. Government Securities Business Day, as applicable) and (iii) whether the respective Borrowing shall consist of ABR Loans or SOFR Loans and, if SOFR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each applicable Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

(c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 1:00 p.m. (New York City time) or such later time as is agreed by the Swingline Lender on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing.

(d) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(e) Borrowings of Revolving Credit Loans to reimburse Unpaid Drawings under Letters of Credit shall be made upon the terms set forth in Section 3.3 or Section 3.4(a).

(f) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

(g) If the Borrower fails to specify a Type of Loan in a Notice of Borrowing then the applicable Term Loans or Revolving Credit Loans shall be made as SOFR Loans with an Interest Period of one (1) month. If the Borrower requests a Borrowing of SOFR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

2.4 Disbursement of Funds. (a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings and Borrowings to reimburse Unpaid Drawings under Letters of Credit), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Amendment No. ~~5~~8 Effective Date (or with respect to any Incremental Facilities, on the relevant Incremental Facility Closing Date), such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Administrative Agent for the purpose of consummating the ~~Amendment No. 5~~applicable ~~T~~transactions on such date; provided, further, that all Swingline Loans shall be made available to the Borrower in the full amount thereof by the Swingline Lender no later than 3:30 p.m. (New York City time) on the date requested.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings under Letters of Credit) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent in writing, the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available the same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the

Administrative Agent to the Borrower, to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. The Swingline Lender shall make available all amounts it is to fund to the Borrower under any Borrowing of Swingline Loans in immediately available funds to the Borrower by depositing to an account designated by the Borrower to the Swingline Lender in writing.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

2.5 Repayment of Loans; Evidence of Debt~~. (a)~~ .

(a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Amendment No. ~~5~~8 Initial Term Loan Maturity Date, all then outstanding Amendment No. ~~5~~8 Initial Term Loans, (ii) on the relevant Incremental Term Loan Maturity Date for any Class of Incremental Term Loans, any then outstanding Incremental Term Loans of such Class, (iii) on the Revolving Credit Maturity Date, all then outstanding Revolving Credit Loans, (iv) on the relevant maturity date for any Class of Additional/Replacement Revolving Credit Commitments, all then outstanding Additional/Replacement Revolving Credit Loans of such Class, (v) on the relevant maturity date for any Class of Extended Term Loans, all then outstanding Extended Term Loans of such Class, (vi) on the relevant maturity date for any Class of Extended Revolving Credit Commitments, all then outstanding Extended Revolving Credit Loans of such Class and (vii) on the Swingline Maturity Date, all then outstanding Swingline Loans.

(b) The Borrower shall, beginning with the last day of the first full fiscal quarter ended after the Amendment No. ~~5~~8 Effective Date, repay to the Administrative Agent, for the ratable benefit of the Amendment No. ~~5~~8 Initial Term Lenders, on the last day of each March, June, September and December occurring prior to the Amendment No. ~~5~~8 Initial Term Loan Maturity Date (each, with respect to the Amendment No. ~~5~~8 Initial Term Lenders, an “Amendment No. ~~5~~8 Initial Term Loan Repayment Date”), a principal amount of the Amendment No. ~~5~~8 Initial Term Loans (each such amount, an “Amendment No. ~~5~~8 Initial Term Loan Repayment Amount”) (as such principal amount may be reduced by, and after giving effect to, any voluntary and mandatory prepayments made at any time after the Amendment No. ~~5~~8

Effective Date in accordance with Section 5 or as contemplated by Section 2.15), equal to $~~1,000,000~~1,095,000. On the Amendment No. ~~5~~8 Initial Term Loan Maturity Date all of the then outstanding Amendment No. ~~5~~8 Initial Term Loans shall become due and payable on such date.

(c) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans in the applicable Incremental Agreement, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.15, mature and be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates set forth in the applicable Extension Agreement. In the event any Extended Revolving Credit Commitments are established, such Extended Revolving Credit Commitments shall, subject to the requirements of Section 2.15, be terminated (and all Extended Revolving Credit Loans of the same Extension Series repaid) on the dates set forth in the applicable Extension Agreement.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b) and a subaccount for each Lender, in which the Register and the subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is an Amendment No. ~~5~~8 Initial Term Loan, an Incremental Term Loan (and the relevant Class thereof), a Revolving Credit Loan, an Additional/Replacement Revolving Credit Loan (and the relevant Class thereof), an Extended Term Loan (and the relevant Class thereof), an Extended Revolving Credit Loan (and the relevant Class thereof) or a Swingline Loan, as applicable, the Type of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof and (iv) any cancellation or retirement of Loans contemplated by Section 13.6(i).

(f) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

2.6 Conversions and Continuations. (a) The Borrower shall have the option on any Business Day or U.S. Government Securities Business Day, as applicable, ~~subject to Section 2.11,~~ to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans, Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Extended Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and except as otherwise provided herein the Borrower shall have the option on the last day of an Interest Period to continue the outstanding principal amount of any SOFR Loans as SOFR Loans for an additional Interest Period; provided that (i) no partial conversion of SOFR Loans shall reduce the outstanding principal amount of SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has, or the Required Credit Facility Lenders with respect to any such Credit Facility have, determined in its or their sole discretion not to permit such conversion, (iii) SOFR Loans may not be continued as SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has, or the Required Credit Facility Lenders with respect to any such Credit Facility have, determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower giving the Administrative Agent at the Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three U.S. Government Securities Business Days’, in the case of a continuation of, or conversion to, SOFR Loans or (ii) one Business Day’s, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued, the requested date of the conversion or continuation, as the case may be (which shall be a Business Day and/or a U.S. Government Securities Business Day, as applicable), the principal amount of Loans to be converted or continued, as the case may be, and, if such Loans are to be converted into, or continued as, SOFR Loans, the Interest Period to be initially applicable thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Extended Revolving Credit Loans shall be made or continued as the same Type of Loan, which, if a SOFR Loan, shall have the same Interest Period as that of the Loans being continued or converted (subject to the definition of Interest Period). Any such automatic continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a conversion to, or continuation of SOFR Loans in any such Notice of Conversion of Continuation, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month’s duration. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a SOFR Loan. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If an Event of Default is in existence at the time of any proposed continuation of any SOFR Loans and the Administrative Agent has, or the Required Lenders with respect to any such continuation have, determined in its or their sole discretion not to permit such continuation, SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans.

2.7 Pro Rata Borrowings. Each Borrowing of Amendment No. ~~5~~8 Initial Term Loans under this Agreement shall be granted by the Amendment No. ~~5~~8 Initial Term Lenders pro rata on the basis of their then-applicable Amendment No. ~~5~~8 Initial Term Loan Commitments. Each Borrowing of Revolving Credit Loans under this Agreement shall be granted by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages with respect to the applicable Class. Each Borrowing of Incremental Term Loans under this Agreement shall be granted by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Incremental Term Loan Commitments for such Class. Each Borrowing of Additional/Replacement Revolving Credit Loans under this Agreement shall be granted by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Additional/Replacement Revolving Credit Commitments for such Class. Each Borrowing of Extended Revolving Credit Loans under this Agreement shall be granted by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Extended Revolving Credit Commitments for such Class. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender, severally and not jointly, shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligations under any Credit Document.

2.8 Interest~~. (a)~~ .

(a) Subject to the provisions of Section 2.8(c), the unpaid principal amount of each ABR Loan under any Class shall bear interest from the date of the Borrowing thereof (including by conversion) until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans in effect from time to time for such Class plus the ABR in effect from time to time for such Class.

(b) Subject to the provisions of Section 2.8(c), the unpaid principal amount of each SOFR Loan under any Class shall bear interest from the date of the Borrowing thereof (including by conversion) until maturity thereof (whether by acceleration or otherwise) at a rate per annum for each Interest Period that shall at all times be the Applicable Margin for SOFR Loans in effect from time to time for such Class plus ~~Adjusted~~ Term SOFR in effect for such Interest Period and such Class.

(c) If all or a portion of the principal amount of any Loan or any interest payable thereon or any fees or other amounts due hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate per annum that is (i) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (ii) in the case of overdue interest, fees or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8(a) with respect to the ~~Amendment No. 5 Initial Term Loans~~corresponding Class plus 2%, in each case from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment). All such interest shall be payable on demand.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars and, except as provided below, shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan (except, in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of SOFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) Except as otherwise provided herein, whenever any payment hereunder or under the other Credit Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing in respect of the making of a Borrowing of SOFR Loans (in the case of the initial Interest Period applicable thereto), or at the time the Borrower gives a Notice of Conversion or Continuation in respect of a conversion into or continuation as a Borrowing of SOFR Loans on or prior to 1:00 p.m. (New York City time) on the third

U.S. Government Securities Business Day prior to the expiration of an Interest Period applicable to a Borrowing of SOFR Loans, the Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall be the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last Business Day) in the calendar month that is one, three or six months thereafter (or, if agreed to by all relevant Lenders, twelve months or shorter than one month (which shorter period shall bear interest based on one-month Term SOFR)); provided that, notwithstanding the foregoing parenthetical, the initial Interest Period beginning on the Amendment No. ~~5~~8 Effective Date may be for a period less than one month if agreed upon by the Borrower and the Administrative Agent.

Notwithstanding anything to the contrary contained above:

(i) the initial Interest Period for any Borrowing of SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii) if any Interest Period relating to a Borrowing of SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(iv) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period;

(v) the Borrower shall not be entitled to elect any Interest Period in respect of any SOFR Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan;

(vi) the initial Interest Period for any Borrowing of Extended Term Loans or Extended Revolving Credit Loans of any Extension Series or any Incremental Term Loans may be as set forth in the applicable Extension Agreement or Incremental Agreement, as the case may be; and

(vii) no tenor that has been removed pursuant to Section 2.17(d) shall be available for specification in such Notice of Borrowing or Notice of Conversion or Continuation.

2.10 Increased Costs, Illegality, Etc. (a) In the event that (x) in the case of clause (i) below, the Required Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, as applicable, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining ~~Adjusted~~ Term SOFR for any Interest Period that by reason of any changes arising on or after the Closing Date affecting the applicable market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR; or

(ii) that, due to a Change in Law, which shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; (B) subject any Lender to any tax (other than (1) taxes indemnified under Section 5.4, (2) taxes described in clause (A), (B) or (C) of Section 5.4(a) or (3) taxes described in clause (f) of Section 5.4) on its loans, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (C) impose on any Lender or the applicable market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining SOFR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) at any time after the Closing Date that the making or continuance of any SOFR Loan has become unlawful as a result of compliance by such Lender in good faith with any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the SOFR market;

then, and in any such event, such Lender (or the Required Lenders, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Required Lenders no longer exist (which notice the Required Lenders agree to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to SOFR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, promptly (but no later than 10 Business Days) after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law.

(b) At any time that any SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if the affected SOFR Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected SOFR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such SOFR Loan into an ABR Loan, if applicable; provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If any Change in Law regarding capital adequacy or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Letter of Credit Issuer’s or their respective parent’s capital or assets as a consequence of such Lender’s or Letter of Credit Issuer’s commitments or obligations hereunder to a level below that which such Lender or Letter of Credit Issuer or their respective parent could have achieved but for such Change in Law (taking into consideration such Lender’s or Letter of Credit Issuer’s or their respective parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly (but no later than 10 Business Days) after written demand by such Lender or Letter of Credit Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or Letter of Credit Issuer such additional amount or amounts as will compensate such Lender or Letter of Credit Issuer or their respective parent for such reduction, it being understood and agreed, however, that a Lender or Letter of Credit Issuer shall not be entitled to such compensation as a result of such Lender’s or Letter of Credit Issuer’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Closing Date except as a result of a Change in Law. Each Lender or Letter of Credit Issuer, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower (on its own behalf) which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d) This Section 2.10 shall not apply to taxes to the extent duplicative of Section 5.4.

(e) The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(f) Notwithstanding the foregoing, no Lender or Letter of Credit Issuer shall be entitled to seek compensation under this Section 2.10 unless such Lender or Letter of Credit Issuer is generally seeking compensation from other similarly situated borrowers in the U.S. leveraged loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 2.10.

~~2.11 Compensation. If (a) any payment of principal of a SOFR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such SOFR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of SOFR Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any SOFR Loan is not continued as a SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of a SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and, absent clearly demonstrable error, the amount requested shall be final and conclusive and binding upon all parties hereto), pay to the Administrative Agent for the account of such Lender within 10 Business Days of such request any amounts required to compensate such Lender for any additional losses, costs or expenses (excluding loss of anticipated profits) that such Lender may reasonably incur as a result of such payment, failure to borrow, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce.~~

2.11 [Reserved].

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, ~~2.11,~~ 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, ~~2.11,~~ 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower; provided that, if the circumstance giving rise to such claim is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14 Incremental Facilities~~.~~.

(a) The Borrower may at any time or from time to time after the Closing Date, by written notice delivered to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) the addition of one or more additional tranches of term loans (the “Incremental Term Loans”) to the Credit Facilities, (ii) one or more increases in the amount of the Revolving Credit Commitments of any Class (each such increase, an “Incremental Revolving Credit Commitment Increase”) or (iii) the addition of one or more Classes of revolving credit commitments (the “Additional/Replacement Revolving Credit Commitments”, and together with the Incremental Term Loans and the Incremental Revolving Credit Commitment Increases, the “Incremental Facilities”; and the commitments in respect thereof are referred to as the “Incremental Commitments”) to the Credit Facilities; provided that, subject to Section 1.10, both at the time of any such request and at the time that any such Incremental Term Loan, Incremental Revolving Credit Commitment Increase or Additional/Replacement Revolving Credit Commitment is made or effected (and after giving effect thereto) no Event of Default (or, in the case of any Incremental Facility established to finance an acquisition permitted hereunder or bona fide Investment, no Event of Default under Section 11.1 or 11.5) has occurred and is continuing or would exist;

(b) Each tranche of Incremental Term Loans, each tranche of Additional/Replacement Revolving Credit Commitments and each Incremental Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and the aggregate amount of the Incremental Term Loans, Incremental Revolving Credit Commitment Increases and the Additional/Replacement Revolving Credit Commitments shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the Incremental Amount at such time; provided that (i) Incremental Term Loans may be incurred without regard to the Incremental Amount and without regard to whether an Event of Default has occurred and is continuing, to the extent that the Net Cash Proceeds from such Incremental Term Loans are used on the date of incurrence of such Incremental Term Loans to prepay Term Loans in accordance with the procedures set forth in Section 5.2(a)(i), if applicable, and (ii) Additional/Replacement Revolving Credit Commitments may be provided without regard to the Incremental Amount and without regard to whether an Event of Default has occurred and is continuing, to the extent that the existing Revolving Credit Commitments shall be permanently reduced in accordance with Section 5.2(e)(ii) by an amount equal to the aggregate amount of Additional/Replacement Revolving Credit Commitments so provided.

(c) (i) The Incremental Term Loans (A) shall rank pari passu in right of payment and of security with the Amendment No. ~~5~~8 Initial Term Loans, (B) shall be secured only by the Collateral, shall be borrowed only by the Borrower and shall be guaranteed only by the Guarantors, (C) shall not mature earlier than the Amendment No. ~~5~~8 Initial Term Loan Maturity Date, (D) shall not have a shorter Weighted Average Life to Maturity than the then remaining Weighted Average Life to Maturity of the Amendment No. ~~5~~8 Initial Term Loan Facility, (E) shall have an amortization schedule (subject to clause (D) above), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts and original issue discounts (subject to clause (d) below) and prepayment premiums for the Incremental Term Loans as determined by the Borrower and the lenders of the Incremental Term Loans and (F) may otherwise have terms and conditions different from those of the Amendment No. ~~5~~8 Initial Term Loans; provided that (except with respect to matters contemplated by subclauses (C), (D) and (E) above) any differences shall be either (1) reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) or (2) consistent market terms and conditions, when taken as a whole, at the time of incurrence or effectiveness of such Incremental Facility (as determined by the Borrower in good faith) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loan Facility, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of all Credit Facilities)~~.~~; provided further that clauses (C) and (D) shall not apply to the extent such Incremental Term Loans constitute a customary bridge facility, so long as the long-term Indebtedness into which any such customary bridge facility is to be converted or exchanged satisfies the requirements of clauses (C) and (D) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges.

(ii) The Incremental Revolving Credit Commitment Increase shall be treated and have terms that are the same as the Revolving Credit Commitments (including with respect to maturity date thereof) and shall be considered to be part of the Revolving Credit Facility (it being understood that, if required to consummate an Incremental Revolving Credit Commitment Increase, the pricing, interest rate margins, rate floors and undrawn fees on the Revolving Credit Facility may be increased and additional upfront or similar fees may be payable to the Incremental Revolving Credit Commitment Increase Lenders).

(iii) The Additional/Replacement Revolving Credit Commitments (A) shall rank pari passu in right of payment and of security with the Revolving Credit Loans, (B) shall be secured only by the Collateral, shall be borrowed only by the Borrower and shall be guaranteed only by the Guarantors, (C) shall not mature earlier than the Revolving Credit Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Credit Maturity Date, (D) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts and original issue discounts (subject to clause (d) below) and prepayment premiums as determined by the Borrower and the lenders of such commitments, (E) shall contain borrowing, repayment and termination of commitment procedures as determined by the Borrower and the lenders of such commitments, (F) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the swingline lender and letter of credit issuer, as applicable, which shall be determined by the Borrower, the lenders of such commitments and the applicable letter of credit issuers and swingline lenders and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Agreement) to the terms relating to Swingline Loans and Letters of Credit with respect to the Revolving Credit Commitments or otherwise reasonably acceptable to the Administrative Agent and (G) may otherwise have terms and conditions different from those of the Revolving Credit Facility; provided that (except with respect to matters contemplated by clauses (C), (D), (E) and (F) above) any differences shall be either (1) reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) or (2) consistent market terms and conditions, when taken as a whole, at the time of incurrence or effectiveness of such Incremental Facility (as determined by the Borrower in good faith) (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Additional/Replacement Revolving Credit Commitments, no consent shall be required from the Administrative Agent or any other Lenders to the extent that such financial maintenance covenant is also added for the benefit of the Revolving Credit Facility).

(d) Notwithstanding Sections 2.14(c)(i) and 2.14(c)(iii), in the event that the interest rate margins for any Incremental Term Loan Facility denominated in Dollars that is broadly syndicated and incurred pursuant to clause (x) of the definition of “Incremental Amount” are higher than the interest rate margins for the Amendment No. ~~5~~8 Initial Term Loan Facility by more than 50 basis points, then the Applicable Margin for the Amendment No. ~~5~~8 Initial Term Loan Facility shall be increased to the extent necessary so that the applicable interest rate margins equal the interest rate margins for such Incremental Term Loan Facility minus 50 basis points; provided, further, that in determining the interest rate margins applicable to any Incremental Term Loan Facility or the Amendment No. ~~5~~8 Initial Term Loan Facility (x) OID or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term Loan Facility or the Amendment No. ~~5~~8 Initial Term Loan Facility in the initial primary syndication thereof and any credit spread or other similar adjustment shall be included as additional interest (with OID or upfront fees being equated to interest based on assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to any of the Lead Arrangers ~~(or its~~and/or the Bookrunner (or their respective Affiliates) in connection with the Amendment No. ~~5~~8 Initial Term Loan Facility or to one or more arrangers or bookrunners (or their Affiliates) of any Incremental Term Loan Facility shall be excluded and (z) (1) with respect to the Amendment No. ~~5~~8 Initial Term Loan Facility, to the extent that ~~Adjusted~~ Term SOFR for a three month interest period on the closing date of any such Incremental Term Loan Facility is less than 0.50% per annum, the amount of such difference shall be deemed added to the Applicable Margin for the Amendment No. ~~5~~8 Initial Term Loans solely for the purpose of determining whether an increase in the Applicable Margin for the Amendment No. ~~5~~8 Initial Term Loans shall be required, and (2) with respect to the Incremental Term Loan Facility, to the extent that ~~Adjusted~~ Term SOFR for a three month interest period on the closing date of any such Incremental Term Loan Facility is less than the interest rate floor, if any, applicable to any such Incremental Term Loan Facility, the amount of such difference shall be deemed added to the interest rate margins for the Loans under the Incremental Term Loan Facility solely for the purpose of determining whether an increase in the Applicable Margin for the Amendment No. ~~5~~8 Initial Term Loans shall be required; provided, further, that this Section 2.14(d) shall not apply to any Incremental Term Loans (A) incurred on or after the date that is six months following the Amendment No. ~~5~~8 Effective Date, (B) maturing more than one year after the Amendment No. ~~5~~8 Initial Term Loan Maturity Date or (C) incurred to finance a Permitted Acquisition or Investment permitted by Section 10.5.

(e) Each notice from the Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Term Loan, no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Credit Commitment Increase and no existing Lender with a Revolving Credit Commitment will have an obligation to provide a portion of any Additional/Replacement Revolving Credit Commitment) or by any other bank, financial institution~~,~~ or other institutional lender ~~or other investor~~ (any such other bank~~,~~ or financial institution ~~or other investor~~ being called an “Additional Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitment Increases or such Additional/Replacement Revolving Credit Commitments if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender; provided further that, solely with respect to any Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments, the Swingline Lender and each Letter of Credit Issuer shall have consented (not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(f) Commitments in respect of Incremental Term Loans, Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment Increase to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Credit Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”), and the occurrence of any Credit Events pursuant to such Incremental Agreement, shall be subject to the satisfaction of the applicable requirements of this Section and such other conditions, if any, as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans, Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments for any purpose not prohibited by this Agreement; provided that the proceeds of any Incremental Term Loans incurred, and any Additional/Replacement Revolving Credit Commitments provided, in either case as described in the proviso to Section 2.14(b), shall be used in accordance with the terms thereof.

(g) (i) No Lender shall be obligated to provide any Incremental Term Loans, Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments unless it so agrees in its sole discretion and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans, Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments.

(ii) Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Lender with a Revolving Credit Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Lender with a Revolving Credit Commitment (including each such Incremental Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit

Commitments of all Lenders represented by such Lender’s Revolving Credit Commitment. If, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid  ~~and any costs incurred by any Lender in accordance with Section 2.11~~. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.7 or 13.1 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders, provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent.

2.15 Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments and Additional/Replacement Revolving Credit Loans and Additional/Replacement Revolving Credit Commitments.

(a) (i) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice thereof to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, with such request being offered to all such Lenders of such Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be substantially similar to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Extension Agreement or Incremental Agreement, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.15(c) below), (x) (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Agreement, (y) subject to the provisions set forth in Sections 5.1 and 5.2, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Lenders thereof and (z) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class exchanged into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, the Extended Revolving Credit Commitments of any Class and/or any Additional/Replacement Revolving Credit Commitments of any Class, existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide written notice thereof to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request being offered to all Lenders of such Class) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall not be required to be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans of the Specified Existing Revolving Credit Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class), (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 13.6 and (3) subject to the applicable limitations set forth in Section 4.2 and Section 5.2(e)(ii), permanent repayments of Extended Revolving Credit Loans (and corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class exchanged into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment

Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b) The Borrower shall provide the applicable Extension Request to the Administrative Agent (for further delivery to the Lenders) not later than 30 days prior to the maturity date or termination date, as the case may be, of the applicable Term Loan, Revolving Credit Loan, Revolving Credit Commitment, Additional/Replacement Revolving Credit Loan or Additional/Replacement Revolving Credit Commitment, and shall provide each applicable Lender to receive such Extension Request a period of least five Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Class subject to such Extension Request exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments and/or Additional/Replacement Revolving Credit Commitments (and/or any earlier extended Extended Revolving Credit Commitments) as applicable, which it has elected to convert into Extended Loans/Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments, as applicable, subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, such Term Loans, Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments subject to Extension Elections shall be exchanged to Extended Loans/Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the principal amount of Term Loans, Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments included in such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement.

(c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Agreement in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Agreement or Extension Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Agreement (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence) and covering other customary matters and (ii) to the effect that such Extension Agreement, including the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 13.1 of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class or Class of Existing Revolving Credit Commitments is exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments (and related letters of credit participations and participations in swingline loans) shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments (and related letters of credit participations and participations in swingline loans) so exchanged by such Lender on such date (or by any greater amount as may be agreed by the Borrower and such Lender), and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Credit Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Credit Loans (and related letters of credit participations and participations in swingline loans) shall be deemed to be exchanged to Extended Revolving Credit Loans (and related letters of credit participations and participations in swingline loans) of the applicable Class in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments of such Class.

(e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series or the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Amendment shall (i) provide for the exchange and extension of Term Loans under the Existing Term Loan Class or Existing Revolving Credit Commitments (and related revolving credit exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Credit Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other Term Loans or Commitments were initially exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.15(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.15(c).

(f) No exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g) This Section 2.15 shall supersede any provisions in Section 2.4 or Section 13.1 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Loans/Commitments without such Lender’s consent.

2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b) the Commitment of and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (ii) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender;

(c) if any Swingline Exposure or Letter of Credit Exposure exists at the time a Revolving Credit Lender becomes a Defaulting Lender, then (i) all or any part of such Letter of Credit Exposure of such Defaulting Lender and such Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders under the Revolving Credit Facility pro rata in accordance with their respective Revolving Credit Commitment Percentages; provided that (A) each such Non-Defaulting Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Letter of Credit Issuer, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion of the Defaulting Lender’s Letter of Credit Exposure and Swingline Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders under the Revolving Credit Facility, whether by reason of the first proviso in Section 2.16(c)(i) above or otherwise, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, Cash Collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to the requirements of this Section 2.16(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.16(c), then the fees payable to the Lenders pursuant to Section 4.1(c) shall be adjusted to give effect thereto in accordance with such Non-Defaulting Lenders’ Revolving Credit Commitment Percentages and the Borrower shall not be required to pay any fees to the Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.16(c), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Lender hereunder, all fees payable under Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(d) (i) no Letter of Credit Issuer will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless such Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with the requirements of this Section 2.16 or otherwise in a manner reasonably satisfactory to such Letter of Credit Issuer; and

(ii) the Swingline Lender will not be required to fund any Swingline Loans unless the Swingline Lender is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or a combination thereof in accordance with the requirements of Section 2.16(c) above.

(e) If the Borrower, the Administrative Agent, the Swingline Lender and the Letter of Credit Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Revolving Credit Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure and Swingline Exposure of such Lender reallocated pursuant to the requirements of Section 2.16(c) shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Letter of Credit Issuer and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize, in accordance with Section 3.8, each Letter of Credit Issuer’s future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Letter of Credit Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.16(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.17 Benchmark Replacement Setting~~.~~.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if~~:~~

~~(i)~~  a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then:

(i) ~~(x)~~ if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document, and

(ii) ~~(y)~~ if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders; or

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Credit Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the occurrence of a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and shall be made in consultation with the Borrower and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.17.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

(f) Definitions. Capitalized terms used in this Section 2.17 and not otherwise defined in Section 1.1 hereto shall have the following meanings ascribed to such terms:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and, for the avoidance of doubt, shall exclude any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of this Section 2.17.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section 2.17.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) ~~the sum of: (a)~~ Daily Simple SOFR ~~and (b) 0.11448% (11.448 basis points)~~ (with all interest payments being payable on a monthly basis);

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment with respect thereto;

provided that, in the case of clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If at any time the Benchmark Replacement as determined pursuant to clause (1) or (2) above (x) is less than 0.50% per annum, then the Benchmark Replacement with respect to the Amendment No. ~~5~~8 Initial Term Loans shall instead be 0.50%, and (y) is less than zero, then the Benchmark Replacement for any purpose other than as set forth in clause (x) shall be deemed to be zero.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

provided that if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section 2.17 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with this Section 2.17.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent (in consultation with the Borrower) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Reference Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Reference Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

SECTION 3. Letters of Credit

3.1 Issuance of Letters of Credit~~. (a)~~  .

(a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the Letter of Credit Maturity Date, each Letter of Credit Issuer (other than those entities that are Letter of Credit Issuers solely by reason of clause ~~(b)~~(b) of the definition thereof) agrees to issue (or cause its Affiliates or other financial institution with which the Letter of Credit Issuer shall have entered into an agreement regarding the issuance of letters of credit hereunder, to issue on its behalf), upon the request of and for the account of the Borrower or any Restricted Subsidiary, letters of credit (each, a “Letter of Credit”) in such form as may be approved by such Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Obligations at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Obligations and the Revolving Credit Loans and Swingline Loans outstanding at such time, would exceed the Total Revolving Credit Commitment then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than the earlier of (x) one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the applicable Letter of Credit Issuer or as provided under Section 3.2(e), and (y) the Letter of Credit Maturity Date, (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any Applicable Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, and (vi) no Letter of Credit shall be issued after any Letter of Credit Issuer has received a written notice from the Borrower, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default has occurred and is continuing until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or that such Default or Event of Default is no longer continuing.

(c) No Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Letter of Credit Issuer from issuing the Letter of Credit, or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Letter of Credit Issuer in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate one or more policies of such Letter of Credit Issuer applicable to the issuance of letters of credit generally;

(iii) except as otherwise agreed by the Administrative Agent and such Letter of Credit Issuer, the Letter of Credit is in an initial Stated Amount less than $100,000;

(iv) such Letter of Credit would have an expiration date occurring later than the earlier of (x) one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the applicable Letter of Credit Issuer or as provided under Section 3.2(e), and (y) the Letter of Credit Maturity Date; or

(v) the Letter of Credit is to be denominated in a currency other than Dollars.

(d) In connection with the establishment of any Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments and subject to the availability of unused Commitments with respect to such newly established Class and the satisfaction of the conditions set forth in Section 7, the Borrower may, with the written consent of the applicable Letter of Credit Issuer, designate any outstanding Letter of Credit to be a Letter of Credit issued pursuant to such Class of Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments, as applicable. Upon such designation such Letter of Credit shall no longer be deemed to be issued and outstanding under such prior Class and shall instead be deemed to be issued and outstanding under such newly established Class of Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments, as applicable.

3.2 Letter of Credit Requests~~. (a)~~ .

(a) Whenever the Borrower desires that a Letter of Credit be issued (or amended, renewed or extended), it shall give the Administrative Agent and the applicable Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least two (or such lesser number as may be agreed upon by the Administrative Agent and the applicable Letter of Credit Issuer) Business Days prior to the proposed date of issuance, amendment, renewal or extension for any Letter of Credit. The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Revolving Credit Lender.

(b) In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof in the relevant currency; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (G) such other matters as the applicable Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable Letter of Credit Issuer may reasonably require. Each notice shall be executed by the Borrower and shall be in the form of Exhibit F (each, a “Letter of Credit Request”).

(c) Promptly after receipt of any Letter of Credit Request, the applicable Letter of Credit Issuer will confirm with the Administrative Agent in writing that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, the applicable Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Sections 6 and 7 shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the terms hereof.

(d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).

(e) If the Borrower so requests in any applicable Letter of Credit Request, any Letter of Credit Issuer may agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Letter of Credit Issuer, the Borrower shall not be required to make a specific request to the applicable Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Maturity Date (except to the extent cash collateralized or backstopped pursuant to arrangements reasonably satisfactory to the applicable Letter of Credit Issuer); provided, however, that no Letter of Credit Issuer shall permit any such extension if (A) such Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Class Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Revolving Class Lenders or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing such Letter of Credit Issuer not to permit such extension.

(f) Promptly after its delivery of any Letter of Credit or any amendment, renewal or extension to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Letter of Credit Issuer will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment, renewal or extension. On the last Business Day of each calendar month (and on such other dates as may be requested by the Administrative Agent), each Letter of Credit Issuer that is not also the Administrative Agent shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time.

3.3 Letter of Credit Participations~~. (a)~~.

(a) Immediately upon the issuance by any Letter of Credit Issuer of any Letter of Credit (and automatically on the Closing Date with respect to any Existing Letters of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (including any such Lender acting as Letter of Credit Issuer) (each such Revolving Credit Lender, in such capacity under this Section 3.3(a), a “Letter of Credit Participant”), and each such Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, a “Letter of Credit Participation”), to the extent of such Letter of Credit Participant’s Revolving Credit Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guarantee pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Letter of Credit Participants as provided in Section 4.1(c) and the Letter of Credit Participants shall have no right to receive any portion of any fees paid to the Administrative Agent for the account of any Letter of Credit Issuers in respect of each Letter of Credit issued hereunder).

(b) In determining whether to pay under any Letter of Credit, the applicable Letter of Credit Issuer shall have no obligation relative to the Letter of Credit Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

(c) Whenever any Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Letter of Credit Participants, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Letter of Credit Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Letter of Credit Participant’s share (based upon the proportionate aggregate amount originally funded or deposited by such Letter of Credit Participant to the aggregate amount funded or deposited by all Letter of Credit Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective Letter of Credit Participations.

(d) The obligations of the Letter of Credit Participants to purchase Letter of Credit Participations from any Letter of Credit Issuer and make payments to the Administrative Agent for the account of any Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(v) any payment made by any Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vi) any payment by any Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(viii) the occurrence of any Default or Event of Default;

provided that no Letter of Credit Participant shall be obligated to pay to the Administrative Agent for the account of any Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined in the final, non-appealable judgment of a court of competent jurisdiction.

3.4 Agreement to Repay Letter of Credit Drawings~~. (a)~~ .

(a) Upon receipt from any beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable Letter of Credit Issuer shall notify the Borrower and the Administrative Agent thereof. The Borrower hereby agrees to reimburse such Letter of Credit Issuer with respect to any such drawing, by making payment, whether with its own internal funds, with proceeds of Revolving Credit Loans, or any other source, to the Administrative Agent for the account of such Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) within one Business Day of the date of receipt by the Borrower from the Letter of Credit Issuer of notice of such payment or disbursement (such required date for reimbursement, the “Required Reimbursement Date”), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, from and including the date of such notice to but excluding the Required Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided, that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the Required Reimbursement Date that the Borrower intends to reimburse such Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders with Revolving Credit Commitments make Revolving Credit Loans (which shall be ABR Loans) on the Required Reimbursement Date in an amount equal to the amount of such drawing, and (ii) the Administrative Agent shall promptly notify each Letter of Credit Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Letter of Credit Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Required Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans made in respect of such Unpaid Drawing on such Required Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for the purpose of reimbursing the applicable Letter of Credit Issuer for the related Unpaid Drawing. If and to the extent any Letter of Credit Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the applicable Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Letter of Credit Issuer in connection with the foregoing. The failure of any Letter of Credit Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the Administrative Agent such other Letter of Credit Participant’s Revolving Credit Commitment Percentage of any such payment.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuers with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the applicable Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as a Letter of Credit Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”)

to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under any Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined in the final, non-appealable judgment of a court of competent jurisdiction.

(c) The obligation of the Borrower to reimburse each Letter of Credit Issuer for each drawing under any Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by any Letter of Credit Issuer of any requirement that exists for such Letter of Credit Issuer’s protection and not the protection of the Borrower or any waiver by any Letter of Credit Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by any Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by any Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary;

provided that the foregoing shall not excuse any Letter of Credit Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower as a result of acts or omissions of or by any Letter of Credit Issuer constituting gross negligence or willful misconduct as determined in the final, non-appealable judgment of a court of competent jurisdiction.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity as to the form of any such Letter of Credit, the Borrower will promptly notify the applicable Letter of Credit Issuer. To the extent the Borrower has approved the form of any Letter of Credit, the Borrower shall be conclusively deemed to have waived any claim against the applicable Letter of Credit Issuer and its correspondents based on any noncompliance of such Letter of Credit to conform with the Borrower’s instructions or other irregularity as to such form.

3.5 Increased Costs. If the adoption of any Change in Law shall either (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against letters of credit issued by any Letter of Credit Issuer, or any Letter of Credit Participant’s Letter of Credit Participation therein or (b) impose on any Letter of Credit Issuer or any Letter of Credit Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or Letter of Credit Participations therein or any Letter of Credit or such Letter of Credit Participant’s Letter of Credit Participation therein, and the result of any of the foregoing is to increase the cost to any Letter of Credit Issuer or any Letter of Credit Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by any Letter of Credit Issuer or any Letter of Credit Participant hereunder (other than any such increase or reduction attributable to (i) taxes indemnified under Section 5.4, (ii) taxes described in clause (A), (B) or (C) of Section 5.4(a) or (iii) taxes described in clause (f) of Section 5.4) in respect of Letters of Credit or Letter of Credit Participations therein, then, promptly after receipt of written demand to the Borrower by any Letter of Credit Issuer or any Letter of Credit Participant, as the case may be (a copy of which notice shall be sent by such Letter of Credit Issuer or such Letter of Credit Participant to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Letter of Credit Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Letter of Credit Participant for such increased cost or reduction, it being understood and agreed, however, that no Letter of Credit Issuer or Letter of Credit Participant shall be entitled to any such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law that would have existed in the event a Change in Law had not occurred. A certificate submitted to the Borrower by a Letter of Credit Issuer or a Letter of Credit Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Letter of Credit Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Letter of Credit Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.6 New or Successor Letter of Credit Issuer~~. (a)~~ .

(a) Any Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 30 days’ prior written notice to the Administrative Agent, the Revolving Credit Lenders and the Borrower. Subject to the terms of the following sentence, the Borrower may replace any Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and applicable the Letter of Credit Issuer, and the Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent and with the agreement of such new Letter of Credit Issuer. If any Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(b) and 4.1(c). The acceptance of any appointment as a Letter of Credit Issuer hereunder, whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit or amend or renew existing Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped, and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.7 Role of Letter of Credit Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective Affiliates or any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Revolving Class Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuers, the Administrative Agent, any of their respective Affiliates or any correspondent, participant or assignee of any Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.4(c); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against any Letter of Credit Issuer, and such Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by such Letter of Credit Issuer’s willful misconduct or gross negligence or such Letter of Credit Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Letter of Credit Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.8 Cash Collateral~~.~~.

(a) If, as of the Letter of Credit Maturity Date, there are any Letter of Credit Obligations, the Borrower shall promptly Cash Collateralize the Letter of Credit Obligations that for any reason remain outstanding. Section 2.16 and Section 5.2 set forth certain additional requirements to deliver Cash Collateral hereunder.

(b) If any Event of Default shall occur and be continuing, the Required Revolving Class Lenders may require that the Letter of Credit Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Required Revolving Class Lenders shall be required.

(c) For purposes of this Agreement, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuers as collateral for the Letter of Credit Obligations, cash or deposit account balances (“Cash Collateral”) in an amount equal to 100% of the amount of the Letter of Credit Obligations required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Letter of Credit Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuers and the Letter of Credit Participants a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the Letter of Credit Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to (x) such aggregate outstanding amount minus (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Laws, to reimburse the applicable Letter of Credit Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate outstanding amount of all Letter of Credit

Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.

3.9 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.10 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

3.11 Existing Letters of Credit. Subject to the terms and conditions hereof, each Existing Letter of Credit that is outstanding on the Closing Date, listed on Schedule 1.1(b) shall, effective as of the Closing Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder, from and after the Closing Date be deemed a Letter of Credit for all purposes hereof and be subject to and governed by the terms and conditions hereof.

3.12 Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Letter of Credit Issuer shall be responsible to the Borrower for, and no Letter of Credit Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such Letter of Credit Issuer required or permitted under any Applicable Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Applicable Law or any order of a jurisdiction where such Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit is stated to be subject to such law or practice.

SECTION 4. Fees; Commitment Reductions and Terminations.

4.1 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Revolving Credit Lenders) a commitment fee (the “Commitment Fee”) that shall accrue from and including the Closing Date to but excluding the Revolving Credit Termination Date. Each Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received pursuant to clause (y) below) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day to be calculated based on the actual amount of the Available Revolving Credit Commitment in effect on such day.

(b) The Borrower agrees to pay (i) directly to each Letter of Credit Issuer for its own account a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit issued by it, computed at the rate for each day equal to 0.125% per annum (or, with respect to any Letter of Credit Issuer, such other amount as is agreed in a separate writing between such Letter of Credit Issuer and the Borrower) times the average daily Stated Amount of such Letter of Credit and (ii) any other letter of credit fee agreed to in writing by any Letter of Credit Issuer and the Borrower. The Fronting Fee shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance or deemed issuance of such Letter of Credit, on the Letter of Credit Maturity Date and thereafter on demand. For purposes of computing the daily Stated Amount of any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. In addition, the Borrower agrees to pay directly to each Letter of Credit Issuer for its own account the customary issuance, administration, presentation, amendment and other processing fees, and other standard costs and charges, of such Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 10 Business Days after demand and are nonrefundable.

(c) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender, pro rata according to the Letter of Credit Exposure of such Lender, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate for each day equal to (x) the Applicable Margin then in effect for Revolving Credit Loans that are SOFR Loans times (y) the average daily Stated Amount of such Letter of Credit; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Letter of Credit Issuer pursuant to Section 2.16 shall be payable, to the maximum extent permitted by Applicable Laws, to the other Lenders in accordance with the upward adjustments in their respective pro rata shares with respect to such Letter of Credit pursuant to Section 2.16(c), with the balance of such fee, if any, payable to the applicable Letter of Credit Issuer for its own account. The Letter of Credit Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date. If there is any change in the Applicable Margin during any quarter, the daily Stated Amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(d) The Borrower agrees to pay to the Administrative Agent the administrative fees in the amounts and on the dates as set forth in the Fee Letter.

4.2 Voluntary Reduction of Commitments. (a) Upon prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments of any Class as determined by the Borrower, in whole or in part; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (b) any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect to any Class of Extended Revolving Credit Commitments without any termination or reduction of the Commitments with respect to any Existing Revolving Credit Class of the same Specified Existing Revolving Credit Commitment Class) and (2) in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Existing Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Credit Commitments so extended on such date (or, if agreed by the Borrower and the Lenders providing such Extended Revolving Credit Commitments, reduced by any greater amount so long as the Borrower prepays the Existing Revolving Credit Loans of such Class owed to such Lenders providing such Extended Revolving Credit Commitments to the extent necessary to ensure that after giving effect to such repayment or reduction, the Existing Revolving Credit Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Credit Commitments of such Class after giving effect to such reduction) (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Credit Commitment of such Lender (such revolving credit exposure and Existing Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.15 of Existing Revolving Credit Commitments and Existing Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans respectively, and prior to any reduction being made to the Commitment of any other Lender), (c) any partial reduction pursuant to this Section 4.2 shall be in an aggregate amount of $~~10,000,000~~5,000,000 or any whole multiple of $1,000,000 in excess thereof, (d) after giving effect to such termination or reduction and to any prepayments of Revolving Credit Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures for such Class shall not exceed the Total Revolving Credit Commitment for such Class, (e) after giving effect to such termination or reduction and to any prepayments of Additional/Replacement Revolving Credit Loans of any Class or cancellation or cash collateralization of letters of credit made on the date thereof in accordance with the Agreement, the aggregate amount of such Lender’s revolving credit exposure shall not exceed the Total Additional/Replacement Revolving Credit Commitment for such Class and (f) if, after giving effect to any reduction hereunder, the Letter of Credit Commitment or the Swingline Commitment exceeds the Total Revolving Credit Commitment, such Commitment shall be automatically reduced by the amount of such excess.

(b) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and each Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Revolving Credit Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letter of Credit Obligations shall not exceed the Letter of Credit Commitment.

(c) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.16(f) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Letter of Credit Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.

4.3 Mandatory Termination of Commitments~~. (a)~~ .

(a) The Total Amendment No. ~~5~~8 Initial Term Loan Commitment shall each terminate at 5:00 p.m. (New York City time) on the Amendment No. ~~5~~8 Effective Date.

(b) The Total Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

(c) The Swingline Commitment shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date.

(d) The Incremental Term Loan Commitment for any Class shall, unless otherwise provided in the documentation governing such Incremental Term Loan Commitment, terminate at 5:00 p.m. (New York City time) on the Incremental Facility Closing Date for such Class.

(e) The Additional/Replacement Revolving Credit Commitment for any Class shall terminate at 5:00 p.m. (New York City time) on the maturity date for such Class specified in the documentation governing such Class.

(f) The Extended Loan/Commitment for any Extension Series shall terminate at 5:00 p.m. (New York City time) on the maturity date for such tranche specified in the Extension Agreement.

SECTION 5. Payments

5.1 Voluntary Prepayments~~. (a)~~ .

(a) The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans, Extended Revolving Credit Loans, Additional/Replacement Revolving Credit Loans and Swingline Loans, without premium or penalty (except as described in Section 5.1(b) below), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and in the case of SOFR Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans, Extended Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Revolving Credit Loans, 1:00 p.m. (New York City time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of SOFR Loans), or (ii) in the case of Swingline Loans, 1:00 p.m. (New York City time) on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders or the Swingline Lender, as the case may be~~;~~ and (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $100,000; provided that no partial prepayment of SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding SOFR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for SOFR Loans~~, and (c) any prepayment of SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11~~. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. Each prepayment in respect of any Class of Term Loans pursuant to this Section 5.1 shall be applied to reduce the Repayment Amounts in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower (and within such Class shall be applied pro rata among the Loans of such Class). For the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 5.1 without any requirement to prepay Term Loans of an Existing Term Loan Class that were exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity and/or a pro rata basis among Term Loan Classes. All prepayments under this Section 5.1 shall also be subject to the provisions of Section 5.2(d) and Section 5.2(e).

(b) Notwithstanding anything to the contrary contained in this Agreement, any prepayment pursuant to Section 5.1(a) or Refinancing (other than a prepayment or ~~r~~Refinancing of the Amendment No. ~~5~~8 Initial Term Loan Facility in connection with any transaction that would, if consummated, constitute a Change of Control or Transformative Acquisition) of the Amendment No. ~~5~~8 Initial Term Loan Facility with other broadly syndicated Dollar denominated term loans under credit facilities with a lower Effective Yield than the Effective Yield of the Amendment No. ~~5~~8 Initial Term Loan Facility, or any amendment (other than an amendment of the Amendment No. ~~5~~8 Initial Term Loan Facility in connection with any transaction that would, if consummated, constitute a Change of Control~~, initial public offering~~  or Transformative Acquisition) that reduces the Effective Yield of the Amendment No. ~~5~~8 Initial Term Loan Facility, in either case that occurs prior to the date that is six months after the Amendment No. ~~6~~8 Effective Date and the primary purpose of which is to lower the Effective Yield on the Amendment No. ~~5~~8 Initial Term Loan Facility, shall be subject to a prepayment premium or amendment premium, as applicable, of 1.0% of the principal amount of the Amendment No. ~~5~~8 Initial Term Loans so prepaid, ~~r~~Refinanced or amended. Such fees shall be due and payable upon the date of the effectiveness of such prepayment, Refinancing or amendment.

5.2 Mandatory Prepayments~~.~~.

(a) Term Loan Prepayments.

(i) On each occasion that a Prepayment Event occurs, the Borrower shall, immediately after the receipt of Net Cash Proceeds from a Debt Incurrence Prepayment Event, and within five Business Days after the receipt of Net Cash Proceeds in connection with the occurrence of any other Prepayment Event, offer to prepay (or, in the case of a Debt Incurrence Prepayment Event, prepay), in accordance with Sections 5.2(c) and (d) below, a principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that the percentage in this Section 5.2(a)(i) shall be reduced to 50% for any Asset Sale Prepayment Event or a Recovery Prepayment Event if the First Lien Secured Leverage Ratio of the most recently ended Test Period prior to such prepayment date is less than or equal to ~~2.75~~3.00:1.00; provided, further that in the case of Net Cash Proceeds from an Asset Sale Prepayment Event or a Recovery Prepayment Event, the Borrower may use a portion of such Net Cash Proceeds to prepay, redeem or repurchase Permitted First Priority Refinancing Debt or other Permitted Additional Debt with a Lien on the Collateral not ranking junior or senior to the Liens securing the Obligations (but without regard to the control of remedies), the documentation of which requires the issuer of or borrower under such Indebtedness to prepay or make an offer to purchase such Indebtedness with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Permitted First Priority Refinancing Debt and other Permitted Additional Debt with a Lien on the Collateral not ranking junior or senior to the Liens securing the Obligations (but without regard to the control of remedies) and with respect to which such a requirement to prepay or make an offer to redeem or purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted First Priority Refinancing Debt and other Permitted Additional Debt and the outstanding principal amount of Term Loans.

(ii) Not later than the date that is five Business Days following the date Section 9.1 Financials are required to be delivered under Section 9.1(a) or (b) (commencing with the Section 9.1 Financials to be delivered with respect to the fiscal quarter ending ~~March~~December  31, ~~2014~~2024), the Borrower shall offer to prepay, in accordance with Sections 5.2(c) and (d) below and subject to the last sentence of this clause (ii), an aggregate principal amount of Term Loans equal to (x) 50% of Excess Cash Flow for such fiscal quarter minus (y) at the Borrower’s option, (1) the aggregate principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1

(including the prepayment at a discount to par offered to all Lenders under the Amendment No. ~~5~~8 Initial Term Loan Facility, any Incremental Term Loan Facility ~~or~~, any Extended Term Loan Facility or any pari passu secured Permitted Additional Debt or pari passu secured Credit Agreement Refinancing Indebtedness, with credit given to the ~~amount of cash actually used to make such prepayments (but not~~ aggregate principal amount reduced~~)~~) and Revolving Credit Loans, Extended Revolving Credit Loans and Additional/Replacement Revolving Credit Loans voluntarily prepaid pursuant to Section 5.1 to the extent accompanied by a permanent reduction of the Revolving Credit Commitments, the Extended Revolving Credit Commitments or the Additional/Replacement Revolving Credit Commitments, as applicable, in an equal amount pursuant to Section 4.2~~,~~  plus (2) the aggregate amount of cash consideration paid by any Purchasing Borrower Party to effect any assignment to it of Term Loans pursuant to Section 13.6(g) (or, in accordance with the corresponding provisions of the governing documentation of any Indebtedness representing secured Permitted Refinancing Indebtedness in respect thereof) (but only to the extent that such Term Loans or such Permitted Refinancing Indebtedness in respect thereof have been cancelled) but excluding the aggregate principal amount of any such voluntary prepayments and any such assignments made with the proceeds of incurrences of long-term Indebtedness or issuances of Capital Stock), in each case during such fiscal quarter or after such quarter-end and prior to the time such prepayment pursuant to this Section 5.2(a)(ii) is due (in each case excluding the aggregate principal amount of any such voluntary prepayments made with the proceeds of issuances or incurrences of long-term Indebtedness or equity); provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced from 50% to 25% if the ~~Total~~First Lien Secured Leverage Ratio for the fiscal quarter ended prior to such prepayment date, for which the borrower has delivered Section 9.1 Financials, is less than or equal to ~~3.25~~3.50:1.00 but greater than ~~2.75~~3.00:1.00 and (B) no prepayment of any Term Loans shall be required under this Section 5.2(a)(ii) if the ~~Total~~First Lien Secured Leverage Ratio for the fiscal quarter ended prior to such prepayment date, for which the Borrower has delivered Section 9.1 Financials, is less than or equal to ~~2.75 to~~ 3.00:1.00; provided, further, that the calculation of the ~~Total~~First Lien Secured Leverage Ratio for the purposes of this Section 5.2(a)(ii) shall give Pro Forma Effect to all prepayments made under Sections 5.1 and 5.2 (other than prepayments made pursuant to this Section 5.2(a)(ii)) made after the last day of the most recently ended fiscal quarter but prior to the date of prepayment under this Section 5.2(a)(ii)) as if such prepayments occurred as of the last day of such fiscal quarter. Any prepayment amounts credited pursuant to subclause (y) above against such amount in subclause (x) above shall be without duplication of any such credit in any prior or subsequent fiscal quarter. Notwithstanding the foregoing, if the Borrower is required to offer to prepay Term Loans with 50% (or such lesser percentage as determined in accordance with the immediately preceding sentence) of Excess Cash Flow for any fiscal quarter as provided above, the Borrower may instead use a portion of such 50% (or such lesser percentage as determined in accordance with the immediately preceding sentence) of Excess Cash Flow for such fiscal quarter to prepay, redeem or repurchase Permitted First Priority Refinancing Debt or other Permitted Additional Debt with a Lien on the Collateral not ranking junior or senior to the Liens securing the Obligations (but without regard to the control of remedies), the documentation of which requires the issuer of or borrower under such Indebtedness to prepay or make an offer to purchase such Indebtedness with such Excess Cash Flow, in each case in an amount not to exceed for such fiscal quarter the product of (x) 50% (or such lesser percentage as determined in accordance with the immediately preceding sentence) of such Excess Cash Flow multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Permitted First Priority Refinancing Debt and other Permitted Additional Debt with a Lien on the Collateral not ranking junior or senior to the Liens securing the Obligations (but without regard to the control of remedies) and with respect to which such a requirement to prepay or make an offer to redeem or purchase exists and the denominator of which is the sum of the outstanding principal amount of such Permitted First Priority Refinancing Debt and other Permitted Additional Debt and the outstanding principal amount of Term Loans.

(b) Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures for any reason exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the aggregate amount of the Lenders’ Revolving Credit Exposures exceeds the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the Letter of Credit Obligations to the extent required to eliminate such excess.

(c) Application to Repayment Amounts. (i) Subject to clause (ii) of this Section 5.2(c)), the proviso to Section 5.2(a)(i) and the last sentence of Section 5.2(a)(ii), (A) each prepayment of Term Loans required by Sections 5.2(a)(i) and 5.2(a)(ii) (other than in connection with a Debt Incurrence Prepayment Event) shall be allocated to the Classes of Term Loans outstanding, pro rata, based upon the applicable remaining Repayment Amounts due in respect of each such Class of Term Loans, shall be applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans and be applied to reduce such scheduled Repayment Amounts within each such Class in accordance with Section 5.2(d)(ii) and (B) each prepayment of Term Loans required by Section 5.2(a)(i) in connection with a Debt Incurrence Prepayment Event shall be allocated to the applicable Class of Term Loans being refinanced thereby (or, if none, any Class of Term Loans outstanding) as directed by the Borrower, shall be applied pro rata to Lenders within such Class, based upon the outstanding principal amounts owing to each Lender under such Class of Term Loans and be applied to reduce such scheduled Repayment Amounts within such Class in accordance with Section 5.2(d)(ii); provided that, with respect to the allocation of such prepayments under clause (A) above between an Existing Term Loan Class and Extended Term Loans of the same Extension Series, the Borrower may allocate such prepayments as the Borrower may specify, subject to the limitation that the Borrower shall not allocate to Extended Term Loans of any Extension Series any such mandatory prepayment under such clauses unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of the Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were exchanged (unless such Term Loans of the Existing Term Loan Class have otherwise been repaid in full).

(ii) With respect to each such prepayment required by Section 5.2(a)(i) and Section 5.2(a)(ii) (other than any Debt Incurrence Prepayment Event), (A) the Borrower will, not later than the date specified in Section 5.2(a) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Lender of Term Loans and the Administrative Agent will promptly provide such notice to each Lender of Term Loans, (B) other than if such prepayment arises due to a Debt Incurrence Prepayment Event, each Term Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent and the Borrower within five Business Days after such Term Lender’s receipt of notice from the Administrative Agent of such prepayment (and the Borrower shall not prepay any Term Loans until the date that is specified in clause (C) below) (such refused amounts, the “Refused Proceeds”), (C) the Borrower will make all such prepayments not so refused upon the earlier of (x) the tenth Business Day after the Term Lenders received first notice of repayment from the Administrative Agent and (y) such time as the Borrower has received notice from any Term Lender that it consents to such prepayment and (D) thereafter, any remaining Refused Proceeds may be retained by the Borrower. It is understood that any prepayments due to a Term Lender in respect of a Debt Incurrence Prepayment Event shall be applied to prepay Term Loans immediately after the receipt of the Net Cash Proceeds therefrom.

(d) Application to Term Loans.

(i) With respect to each prepayment of Term Loans elected by the Borrower pursuant to Section 5.1 or pursuant to Section 5.2(a) in respect of a Debt Incurrence Prepayment Event, such prepayments shall be applied to reduce Repayment Amounts in such order as the Borrower may specify (or, if not specified, in direct order of maturity) and the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made~~; provided that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of SOFR Loans made on any date other than the last day of the applicable Interest Period. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of payments required to be made by the Borrower pursuant to Section 2.11.~~

(ii) With respect to each prepayment of Term Loans by the Borrower required pursuant to Section 5.2(a) (other than in respect of a Debt Incurrence Prepayment Event), such prepayments shall be applied to reduce Repayment Amounts in direct order of maturity for the respective scheduled payments pursuant to Section 2.5(b) following the applicable prepayment event with respect to each such mandatory prepayment and the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are SOFR Loans ~~in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.11~~.

(e) Application to Revolving Credit Loans; Mandatory Commitment Reductions. ~~(i)~~

(i) With respect to each prepayment of Revolving Credit Loans, Extended Revolving Credit Loans and Additional/Replacement Revolving Credit Loans elected by the Borrower pursuant to Section 5.1 or required by Section 5.2(b), the Borrower may designate (i) the Class and Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans, Extended Revolving Credit Loans or Additional/Replacement Revolving Credit Loans to be prepaid; provided, that (x) SOFR Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all SOFR Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; and (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of such Class (except that any prepayment made in connection with a reduction of the Commitments of such Class pursuant to Section 4.2 shall be applied pro rata based on the amount of the reduction in the Commitments of such Class of each applicable Lender). ~~In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.11.~~

(ii) With respect to each mandatory reduction and termination of Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments (and any previously extended Extended Revolving Credit Commitments) required by clause (ii) of the proviso to Section 2.14(b) or in connection with the incurrence of any Credit Agreement Refinancing Indebtedness issued or incurred to Refinance any Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments and/or Extended Revolving Credit

Commitments, the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (a) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class and (b) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated.

(f) Term SOFR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any SOFR Loan other than on the last day of the Interest Period therefor so long as no Default or Event of Default shall have occurred and be continuing and the last day of the relevant Interest Period is within 30 days, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the SOFR Loan to be prepaid and such SOFR Loan shall be repaid on the last day of the Interest Period therefor in the required amount (and interest shall accrue on the prepaid principal until such repayment actually is made). Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2 prior to the last day of the applicable Interest Period.

(g) Minimum Amount.

(i) No prepayment shall be required pursuant to Section 5.2(a)(i) (except to the extent such prepayment arises due to a Debt Incurrence Prepayment Event) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events (other than a Debt Incurrence Prepayment Event) required to be offered at or prior to such time pursuant to such Section and not yet offered at or prior to such time to prepay Term Loans pursuant to such Section, after giving effect to the reinvestment rights set forth herein, exceeds ~~(i)~~(x) $~~5,000,000~~10,000,000 for any single such Prepayment Event or series of related such Prepayment Events and ~~(ii)~~(y) $~~10,000,000~~20,000,000 in the aggregate for all such Prepayment Events in any fiscal year not otherwise excluded pursuant to the foregoing clause (x), at which time the amount of such Net Cash Proceeds received in excess of $~~10,000,000~~20,000,000 in such fiscal year be will be applied as provided in Section 5.2(a)(i), with the date of receipt of such Net Cash Proceeds being deemed for such purpose to be the date such thresholds set forth in clauses (~~i~~x) and (~~ii~~y) of this clause (g)(i) are met.

(ii) No prepayment shall be required pursuant to Section 5.2(a)(ii) unless and until the amount of Excess Cash Flow required to be offered to prepay Term Loans for a fiscal quarter pursuant to such Section exceeds $2,500,000, at which time the amount in excess of $2,500,000, will be offered to be prepaid as provided in Section 5.2(a)(ii).

(h) Limitations on Mandatory Prepayments. Notwithstanding any other provisions of this Section 5.2, (i) to the extent that any of or all the Net Cash Proceeds of any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”), the Net Cash Proceeds of any Recovery Event from a Restricted Foreign Subsidiary (a “Foreign Recovery Event”), or Excess Cash Flow that is attributable to Restricted Foreign Subsidiaries or a Subsidiary that is subject to minimum liquidity or similar regulations are prohibited or delayed by applicable local law or such regulations from being repatriated to the United States or used to transferred to the Borrower or any other Person, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay

Term Loans at the times provided in this Section 5.2 but may be retained by the applicable Restricted Foreign Subsidiary or regulated Subsidiary so long, but only so long, as the applicable local law or regulation will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take ~~all~~commercially reasonable actions ~~required by~~available under the applicable local law to permit such repatriation) or transfer to the Borrower or other Person, and once such repatriation or transfer of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable regulation, such repatriation or transfer will be immediately effected and such repatriated or transferred Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.2 and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale, any Foreign Recovery Event or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds from any Foreign Asset Sale or Foreign Recovery Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 5.2(a) (or, in the case of Excess Cash Flow, a date on or before the date that is six months after the date such Excess Cash Flow would have been so required to be applied to prepayments pursuant to Section 5.2(a)(ii) unless previously repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to Section 5.2(a)), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary.

5.3 Method and Place of Payment~~. (a)~~ .

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuers or the Swingline Lender (except to the extent payments are to be made directly to the Letter of Credit Issuer or the Swingline Lender), as the case may be, not later than 2:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds in Dollars at the Administrative Agent’s Office, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:30 p.m. (New York City time) on such day and, if not, on the next Business Day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto or to the Letter of Credit Issuer or the Swingline Lender, as applicable.

(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 1:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent (which may extend such deadline in its discretion whether or not such payments are in process). Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments~~. (a)~~ .

(a) Except as required by Applicable Law, all payments made by or on behalf of the Borrower under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (including any interest, additions to tax and penalties) (collectively, “Taxes”), excluding in the case of each Lender and each Agent and except as otherwise provided in Section 5.4(f), (A) net income Taxes (and franchise Taxes imposed in lieu of net income Taxes) that would not have been imposed on such Agent or such Lender but for a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Governmental Authority thereof or therein (other than any such connection arising from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, received or perfected a security interest under, or engaged in any other transactions pursuant to, this Agreement or any other Credit Document), (B) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (A) and (C) any withholding Tax pursuant to FATCA (all non-excluded Taxes, “Non-Excluded Taxes” and all such excluded Taxes, “Excluded Taxes”). If any Taxes are required to be withheld by a Withholding Agent from any amounts payable under this Agreement or any other Credit Document, the applicable Withholding Agent shall so withhold (pursuant to the information and documentation to be delivered pursuant to Sections 5.4(d), 5.4(e) and 5.4(g)) and shall remit the amount withheld to the appropriate taxing authority. In addition, where an amount has been withheld in respect of a Non-Excluded Tax, the applicable Credit Party shall increase the amounts payable to the Administrative Agent or such Lender to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes or Other Taxes including those applicable to any amounts payable under this Section 5.4) interest or any such other amounts payable hereunder at the rates or in the amounts specified in such Credit Document. Whenever any Taxes are payable by any Credit Party, as promptly as possible thereafter the applicable Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, if available (or other evidence acceptable to such Lender, acting reasonably) received by the applicable Credit Party showing payment thereof.

(b) In addition, each Credit Party shall pay, or at the option of the Administrative Agent timely reimburse it for the payment for, any present or future stamp, documentary, filing, mortgage, recording, excise, property or intangible taxes (including any interest, additions to tax and penalties) that arise from any payment made by such Credit Party hereunder or under any other Credit Documents or from the execution, delivery or registration or recordation of, performance under, or otherwise with respect to, this Agreement or the other Credit Documents (hereinafter referred to as “Other Taxes”).

(c) (i) Subject to Section 5.4(f), the Credit Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Non-Excluded Taxes and Other Taxes, (and for the full amount of Non-Excluded Taxes and Other Taxes imposed or asserted by any jurisdiction on any additional amounts or indemnities payable under this Section 5.4) imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) regardless of whether any such Taxes are correctly or legally asserted and arising therefrom or with respect thereto; provided that if any claim pursuant to this Section 5.4(c) is made later than 180 days after the date on which the relevant Lender or Agent had actual knowledge of the relevant Non-Excluded Taxes or Other Taxes, then the Credit Parties shall not be required to indemnify the applicable Lender or

Agent for any interest or penalties which accrue in respect of such Non-Excluded Taxes or Other Taxes after the 180th day. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

(ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 30 days after demand therefor, (x) the Administrative Agent against any Non-Excluded Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6(d)(ii) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Credit Parties in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by any Applicable Law or reasonably requested by the Borrower or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the Borrower or the Administrative Agent has received forms or other documents satisfactory to it indicating that payments under any Credit Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent (as applicable) may withhold amounts required to be withheld by Applicable Law from such payments at the applicable statutory rate. Notwithstanding anything forgoing to the contrary, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(d)(i), Section 5.4(e) and Section 5.4(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing to the extent permitted by law, each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall:

(i) deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two originals of either (w) in the case of Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or W-8BEN-E (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) substantially in the form of Exhibit N (a “United States Tax Compliance Certificate”)), (x) with respect to any other applicable payments under this Agreement, United States Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI, (y) to the extent a Non-U.S. Lender is not the Beneficial Owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), United States Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each Beneficial Owner, as applicable (provided that, if one or more Beneficial Owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such Beneficial Owner) or (z) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income Tax laws (including the United States Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Credit Documents, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding Tax on payments by the Borrower under this Agreement; and

(ii) deliver to the Borrower and the Administrative Agent two further originals of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification to the Borrower or the Administrative Agent.

Notwithstanding anything to the contrary in this Section 5.4(d), a Lender is not required to deliver any form or other documentation that it is not legally eligible to deliver.

(e) If a payment made to a Lender under this Agreement or any other Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine (i) whether such Lender has complied with such Lender’s obligations under FATCA or (ii) the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) No Credit Party shall be required to indemnify any Lender, Beneficial Owner or Agent pursuant to Section 5.4(c) or to pay any additional amounts to any Lender, Beneficial Owner or Agent, pursuant to Section 5.4(a) in respect of (i) U.S. federal withholding Taxes imposed under any Applicable Law in effect on the date such Lender or such Beneficial Owner acquired its interest in the applicable Loan, Commitment or Letter of Credit or changed its lending office; provided that this Section 5.4(f) shall not apply to the extent that (x) the indemnity payments or additional amounts such Lender (or such Beneficial

Owner) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, or change in lending office would have been entitled to receive immediately prior to such assignment or change in lending office, or (y) such assignment had been requested by a Credit Party and (ii) Taxes attributable to a Lender’s failure to comply with the provisions of Section 5.4(d), 5.4(e) or 5.4(g).

(g) Each Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall (A) on or prior to the date such Lender becomes a Lender hereunder and (B) from time to time if reasonably requested by the Borrower or the Administrative Agent (or, in the case of a participant, the relevant Lender) to the extent such Lender is legally entitled to do so, provide the Administrative Agent and the Borrower (or, in the case of a participant, the relevant Lender) with two duly completed and signed originals of United States Internal Revenue Service Form W-9 (certifying that such Lender is entitled to an exemption from U.S. backup withholding Tax) or any successor form.

(h) Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Lender or any Agent determines in its sole discretion, exercised in good faith, that it has received a refund of a Non-Excluded Tax or Other Taxes for which a payment has been made by a Credit Party pursuant to this Agreement, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Credit Party, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Credit Party for such amount (together with any interest received thereon) as such Lender or such Agent, as the case may be, reasonably determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments with respect to such Tax had never been paid; provided that the Credit Party, upon the request of such Lender, agrees to repay the amount paid over to the Credit Party (with interest and penalties) in the event such Lender or such Agent is required to repay such refund to such Governmental Authority. Neither any Lender nor such Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this paragraph (h) or any other provision of this Section 5.4; provided, further, that nothing in this Section 5.4 shall obligate any Lender (or Transferee) or any Agent to apply for any refund.

(i) For purpose of this Section 5.4, the term “Lender” shall include any Swingline Lender and Letter of Credit Issuer and the term “applicable Law” shall include FATCA.

(j) The agreements in this Section 5.4 shall survive the termination of this Agreement, the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the payment of the Loans and all other amounts payable hereunder.

5.5 Computations of Interest and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days and, in the case of ABR Loans calculated on the Prime Rate, 365 or 366-days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.

5.6 Limit on Rate of Interest~~.~~ .

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any Applicable Law.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with Applicable Law.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law (in the case of the Borrower), such adjustment to be effected, to the extent necessary, as follows:

(i) firstly, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; and

(ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Borrower to the affected Lender.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to the Borrower.

SECTION 6. Conditions Precedent to Closing Date

The effectiveness of this Agreement and the obligation of the Letter of Credit Issuers and the Lenders to make extensions of credit in connection with the initial Credit Event on the Closing Date were subject to the satisfaction of the following conditions precedent in this Section 6. The initial Borrowing under this Agreement on the Amendment No. ~~5~~8 Effective Date shall be subject to the satisfaction of the conditions precedent in Section ~~5~~4 of Amendment No. ~~5~~8.

6.1 No Company Material Adverse Effect. There shall not have occurred a Company Material Adverse Effect since July 31, 2013.

6.2 Credit Documents~~. (a)~~ .

(a) The Administrative Agent shall have received the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the signing Credit Party, Holdings, the Parent GPs and GP Entities party thereto, each dated the Closing Date:

(b) this Agreement, executed and delivered by a duly authorized officer of each of Holdings, the Borrower and the Parent GPs;

(c) the Guarantee, executed and delivered by an Authorized Officer of the Borrower and each Guarantor as of the Closing Date;

(d) the Security Agreement, executed and delivered by an Authorized Officer of the Borrower and each Guarantor as of the Closing Date;

(e) the Pledge Agreement, executed and delivered by an Authorized Officer of each of Holdings, the Borrower and each other Guarantor as of the Closing Date; and

(f) (i) a Parent GP Undertaking, executed and delivered by an Authorized Officer of each Parent GP as of the Closing Date and (ii) a GP Undertaking, executed and delivered by an Authorized Officer of each GP Entity that is not a Guarantor as of the Closing Date.

6.3 Acquisition Consummated. The Acquisition shall have been consummated, or substantially simultaneously with the initial borrowings under the Credit Facilities, shall be consummated, in all material respects in accordance with the terms of the Purchase Agreement dated as of July 31, 2013, after giving effect to any modifications, amendments, consents or waivers by the Borrower (and/or its Affiliates) thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders (it being understood that any modification, amendment, consent or waiver to the definition of Material Adverse Effect set forth in the Purchase Agreement shall be deemed to be materially adverse to the interests of the Lenders), unless consented to in writing by the Joint Lead Arrangers (as defined hereunder prior to Amendment No. 5) (such consent not to be unreasonably withheld, delayed or conditioned); provided that, without limiting any other rights and/or obligations herein, including rights under Section 6.1 above that the facts and circumstances underlying a decrease of the Purchase Price under the Purchase Agreement constitute a Company Material Adverse Effect, any reduction in the Purchase Price shall not be deemed to be materially adverse to the Lenders.

6.4 Financial Statements~~. (a)~~ .

(a) The Joint Lead Arrangers (as defined hereunder prior to Amendment No. 5) shall have received the Historical Financial Statements.

(b) The Joint Lead Arrangers (as defined hereunder prior to Amendment No. 5) shall have received the Pro Forma Financial Statements.

6.5 Collateral~~. (a)~~ .

(a) All Capital Stock of the Borrower (except any Capital Stock owned by the Sponsor), all Capital Stock of each Restricted Subsidiary of the Borrower directly owned by the Borrower or any Guarantor, all Capital Stock of each GP Obligor directly owned by its general partner or managing member and all Capital Stock of such general partner or managing member directly owned by its respective general partner or managing member, in each case as of the Closing Date, shall have been pledged pursuant to the Pledge Agreement or the GP Undertaking, as applicable (except that such parties shall not be required to pledge any Excluded Capital Stock), and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Pledge Agreement or the GP Undertaking, as applicable, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b) (i) Except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $5,000,000 (individually) that is owing to the Borrower or any Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank.

(ii) All Indebtedness of the Borrower and each Restricted Subsidiary of the Borrower on the Closing Date, that is owing to the Borrower or any Guarantor shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each Restricted Subsidiary of the Borrower on the Closing Date and shall have been pledged pursuant to the Pledge

Agreement, and the Collateral Agent shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.

(c) All UCC personal property security financing statements and Intellectual Property Security Agreements (as defined in the Security Agreement) reasonably requested by the Collateral Agent to be delivered to create and perfect the Liens intended to be created by the Security Documents on the Collateral owned by the Borrower and the Guarantors and perfect such Liens in the United States to the extent required by, and with the priority required by, the Security Documents shall have been delivered to the Collateral Agent in appropriate form for filing, registration or recording under the UCC, with the United States Patent and Trademark Office or the United States Copyright Office.

(d) The Administrative Agent shall have received a completed Perfection Certificate, dated as of the Closing Date and signed by an Authorized Officer of the Borrower, together with all attachments contemplated thereby.

Notwithstanding the foregoing, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests (1) in the certificated Capital Stock, if any, of the Borrower and any wholly-owned (disregarding general partner and managing member interests) Domestic Subsidiary that is not an Immaterial Subsidiary and (2) in other assets with respect to which a Lien may be perfected by the filing of a financing statement under the UCC) after the Credit Parties’ (or Holdings, the Parent GPs and GP Entities, as applicable), use of commercially reasonable efforts to do so or without undue burden or expense, then the satisfaction of such conditions shall not be a condition precedent to the effectiveness of this Agreement and the availability of the Credit Facilities on the Closing Date, but instead shall be accomplished as promptly as practicable after the Closing Date and in any event within the period specified on Schedule 9.18 or such later date as the Administrative Agent may agree to in its sole discretion.

6.6 Legal Opinions. The Administrative Agent shall have received the following executed legal opinions;

(a) the legal opinion of Simpson Thacher & Bartlett LLP, counsel to Holdings, the Borrower and its Subsidiaries, substantially in the form of Exhibit H-1; and

(b) the legal opinion of Sidley Austin LLP, special Illinois counsel to Holdings and the Borrower, substantially in the form of Exhibit H-2;

6.7 Closing Date Certificates. The Administrative Agent shall have received a certificate of each Person that is a Credit Party as of the Closing Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents, dated the Closing Date, substantially in the form of Exhibit G, with appropriate insertions, executed by an Authorized Officer of such Person, and attaching the documents referred to in Sections 6.8 and 6.9.

6.8 Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the applicable governing body of each Person that is a Credit Party as of the Closing Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents (or a duly authorized committee thereof) authorizing (a) the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder.

6.9 Corporate Documents. The Administrative Agent shall have received true and complete copies of (a) the Organizational Documents of each Person that is a Credit Party as of the Closing Date and of Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents and (b) such other documents and certifications, each dated as of a recent date prior to the Closing Date, as the Administrative Agent may reasonably require to evidence that such Person is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in (x) in the case of the Borrower, the State of Illinois and (y) in the case of each Guarantor, the State of such entity’s organization or incorporation, as applicable.

6.10 Fees and Expenses. The fees in the amounts previously agreed in writing by the Agents to be received on the Closing Date and all reasonable out-of-pocket expenses (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented at least three Business Days prior to the Closing Date (or such later date reasonably agreed by the Borrower), shall have been, or will be substantially simultaneously with the initial Credit Event, paid in full (which amounts may be offset against the proceeds of the initial term loans under the Initial Term Loan Facility).

6.11 Solvency Certificate. The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of Exhibit M, with appropriate attachments and demonstrating that after giving effect to the consummation of the Transactions and other transactions contemplated hereby, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

6.12 Refinancing. The Refinancing Transaction shall have been consummated, or shall be consummated substantially simultaneously with the Acquisition and the funding of the initial term loans under the Initial Term Loan Facility.

6.13 Insurance Certificates. The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Restricted Subsidiaries pursuant to Section 9.3, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s additional loss payable or additional mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured on any liability policy and the Collateral Agent, on behalf of the Secured Parties, as additional loss payee and/or mortgagee on any casualty policy, in form and substance reasonably satisfactory to the Administrative Agent.

6.14 PATRIOT ACT. The Administrative Agent and the Joint Lead Arrangers (as defined hereunder prior to Amendment No. 5) shall have received at least three Business Days prior to the Closing Date all documentation and other information concerning the Borrower and the Guarantors that has been reasonably requested in writing at least 10 Business Days prior to the Closing Date by the Administrative Agent or such Joint Lead Arrangers (on behalf of itself and/or any Lender) and that the Administrative Agent or such Joint Lead Arrangers reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Without limiting the generality of the provisions of the last paragraph of Section 12.3, for purposes of determining compliance with the conditions specified in this Section 6, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 7. Additional Conditions Precedent

7.1 No Default; Representations and Warranties. The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Letter of Credit Participations which shall each be made without regard to the satisfaction of the condition set forth in this Section 7.1 and excluding borrowings made pursuant to Section 2.14 and 2.15, which shall be subject to the conditions precedent stated therein and such other conditions precedent as may be agreed upon with the applicable Lenders) and the obligation of the Letter of Credit Issuer to issue, amend, extend or renew Letters of Credit on any date is subject to the satisfaction of the condition precedent that at the time of each such Credit Event and also after giving effect thereto (a) with respect to any Credit Event occurring after the Closing Date, no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party (and Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents) contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except, that for purposes of this Section 7.1 and after the Initial Financial Statement Delivery Date, the representations and warranties contained in Section 8.9(a) shall be deemed to refer to the most recent annual (and, if more recent, any subsequent quarterly) Section 9.1 Financials then delivered hereunder); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such Credit Event or on such earlier date, as the case may be (after giving effect to such qualification); provided, further, that notwithstanding anything to the contrary in this Agreement or any other Credit Document, the only representations the accuracy of which shall be a condition to the availability of the Credit Facilities on the Closing Date shall be (i) the Specified Acquisition Agreement Representations and (ii) the Specified Representations. The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party (or Holdings, the Parent GPs and GP Entities, as applicable) to each of the Lenders that the conditions contained in this Section 7.1 have been met as of such date.

7.2 Notice of Borrowing; Letter of Credit Request~~. (a)~~ .

(a) Prior to the making of each Term Loan, each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 2.1(e) or 3.4), each Additional/Replacement Revolving Credit Loan, each Extended Revolving Credit Loan and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3.

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2.

SECTION 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, make the Loans and issue, renew, amend, extend or participate in Letters of Credit as provided for herein, the Borrower and, to the extent specified in this Section 8, each of the Parent GPs (provided that if any of the Parent GPs ceases to be a general partner of Borrower or Grosvenor, as applicable, in connection with a Qualified Equity Transaction, the representations in this Section 8 which relate to it shall terminate from and after the date of such termination) makes the following representations and warranties to, and agreements with, the Lenders and the Letter of Credit Issuers on the date of each Credit Event, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance, renewal, amendment or extension of the Letters of Credit:

8.1 Corporate Status. Each of the Parent GPs, the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity and, to the extent such concept is applicable in the corresponding jurisdiction, is in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of clauses (a) and (b), where the failure to ~~be~~do so ~~qualified c~~would not reasonably be expected to result in a Material Adverse Effect.

8.2 Corporate Power and Authority; Enforceability~~. (a)~~ .

(a) Each Credit Party (and Holdings, ~~each~~the Parent GP and each GP Entity that is a party to any of the Credit Documents) has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party (and Holdings, ~~each~~the Parent GP and each GP Entity that is a party to any of the Credit Documents) has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

(b) Each Credit Party and each Restricted Subsidiary (i) is in compliance with all Applicable Laws and (ii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted except, in each case to the extent that failure to be in compliance therewith or to have all such licenses, authorizations, consents and approvals ~~c~~would not reasonably be expected to have a Material Adverse Effect.

8.3 No Violation. The execution, delivery and performance by any Credit Party (and Holdings, each Parent GP and each GP Entity that is a party to any of the Credit Documents) of the Credit Documents to which it is a party and compliance with the terms and provisions hereof or thereof (i) will not contravene any material applicable provision of any material Applicable Law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Person or any Restricted Subsidiary (other than Liens created under the Credit Documents) pursuant to, the terms of any indenture, loan agreement, lease agreement, mortgage or deed of trust or any other Contractual Obligation to which such Person or any Restricted Subsidiary is a party or by which they or any of their property or assets is bound, except, in the case of either clause (i) or (ii), to the extent that any such conflict, breach, contravention, default, creation or imposition ~~c~~would not reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the Organizational Documents of such Person or any Restricted Subsidiary.

8.4 Litigation. There are no actions, suits, investigations or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened with respect the Borrower or any Restricted Subsidiary that (a) involve any of the Credit Documents or (b) ~~c~~would reasonably be expected to result in a Material Adverse Effect.

8.5 Margin Regulations~~.~~ .

(a) None of the Borrower or any Restricted Subsidiary is engaged and none of such entities will engage, principally in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowing or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b) Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

8.6 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority or any other Person is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except, in the case of either clause (a) or (b), (i) such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of Liens created pursuant to the Security Documents and (iii) such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions to the extent that failure to so receive ~~c~~would not reasonably be expected to have a Material Adverse Effect.

8.7 Investment Company Act. None of the Credit Parties is or is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure. None of the written information or written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party, and any of their respective Subsidiaries or any of their respective authorized representatives to any Agent or any Lender on or before the Closing Date (including (i) the Confidential Information Memorandum (including all information incorporated by reference therein) and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature.

8.9 Financial Condition; Financial Statements.

(a) The Historical Financial Statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and the absence of footnotes and except with respect to potential non-cash adjustments described in Schedule 8.9. The Historical Financial Statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto. There has been no Material Adverse Effect since the Closing Date.

(b) The Pro Forma Financial Statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower on the date of delivery thereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position and results of operations of the Borrower and its Subsidiaries as of the relevant date and for the relevant period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

Each Lender and each Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate the Historical Financial Statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Credit Documents under Section 11.2 to the extent that the restatements do not reveal any material omission, misstatement or other material inaccuracy in the reported information from actual results for any relevant prior period.

8.10 Tax Returns and Payments, etc. Except for failures that ~~c~~would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each Parent GP, the Borrower and each Restricted Subsidiary has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent or being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP and (b) each Parent GP, the Borrower and each Restricted Subsidiary has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Closing Date.

8.11 Compliance with ERISA. Except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect: (a) each Pension Plan is in compliance with ERISA, the Code and any Applicable Law and, with respect to each Pension Plan and each Multiemployer Plan, the Borrower and each of the Restricted Subsidiaries and each of the ERISA Affiliates is in compliance with ERISA, the Code and any Applicable Law; (b) no Reportable Event has occurred; (c) no Pension Plan or Multiemployer Plan is insolvent, and no written notice of any such insolvency has been given to the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate; (d) neither the Borrower nor any of the Restricted Subsidiaries or any ERISA Affiliate has failed to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA with respect to any Pension Plan, or has otherwise failed to make a required contribution to a Pension Plan or Multiemployer Plan, whether or not waived; (e) no Pension Plan is, or is expected to be, in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA and no Multiemployer Plan is, or is expected to be, in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (f) neither the Borrower nor any of the Restricted Subsidiaries nor any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA or Section 4971 of the Code or any Withdrawal Liability to or on account of a Multiemployer Plan; (g) no proceedings have been instituted to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan, and no written notice of any such proceedings has been given to the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate; (h) each Foreign Plan is in compliance with Applicable Laws (including funding requirements under such Applicable Laws); and (i) no proceedings have been instituted to terminate any Foreign Plan. No Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Multiemployer Plans, the representations and warranties in this Section 8.11, other than any made with respect to (a) Withdrawal Liability actually incurred, (b) any contributions required to be made, or (c) liability for ~~termination of such~~ Multiemployer Plans that have been terminated under ERISA, are made to the best knowledge of the Borrower.

8.12 Subsidiaries. On the Closing Date (after giving effect to the Transactions), the Borrower does not have any Subsidiaries other than the Subsidiaries listed on Schedule 8.12. Schedule 8.12 sets forth, as of the Closing Date (after giving effect to the Transactions), the name and the jurisdiction of organization of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and the designation of such Subsidiary as a Guarantor, a Restricted Subsidiary, an Unrestricted Subsidiary, a Specified Subsidiary or an Immaterial Subsidiary. The Borrower does not own or hold, directly or indirectly, any Capital Stock of any Person other than such Subsidiaries and Investments permitted by Section 10.5.

8.13 Intellectual Property. Each of the Borrower and each of the Restricted Subsidiaries own or have a valid license or other right to use, free and clear of all Liens (other than Liens permitted by Section 10.2), all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or right ~~c~~would not reasonably be expected to have a Material Adverse Effect. Except as ~~c~~would not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of the Borrower, the operation of the Borrower’s and the Restricted Subsidiaries’ business as currently conducted and the use of Intellectual Property in connection therewith do not conflict with, infringe upon, misappropriate, or otherwise violate any Intellectual Property owned by any other Person, and (ii) no material claim or litigation regarding any Intellectual Property now used by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Restricted Subsidiaries. Except as ~~c~~would not reasonably be expected to have a Material Adverse Effect, no Intellectual Property owned by the Borrower or a Restricted Subsidiary and necessary for the operation of the Borrower’s or any Restricted Subsidiary’s business is currently subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property.

8.14 Environmental Laws~~. (a)~~ .

(a) Except as ~~c~~would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each of the Restricted Subsidiaries are and have been in compliance with all Environmental Laws (including having obtained and complied with all permits required under Environmental Laws for their current operations); (ii) to the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations of the Borrower or any of the Restricted Subsidiaries or any currently or formerly owned, operated or leased Real Property that ~~c~~would reasonably be expected to result in the Borrower or any of the Restricted Subsidiaries incurring liability under any Environmental Law; and (iii) none of the Borrower or any of the Restricted Subsidiaries has become subject to any pending or, to the knowledge of the Borrower, threatened Environmental Claim or, to the knowledge of the Borrower, any other liability under any Environmental Law.

(b) Neither the Borrower nor any of the Restricted Subsidiaries has treated, stored, transported, Released or disposed of Hazardous Materials at or from any currently or formerly owned, operated or leased Real Property in a manner that ~~c~~would reasonably be expected to have a Material Adverse Effect.

8.15 Properties, Assets and Rights~~. (a)~~ .

(a) As of the Closing Date and as of the date of each Credit Event thereafter, the Borrower and each of the Restricted Subsidiaries have good and marketable title to, valid leasehold interest in, or easements, licenses or other limited property interests in, all properties (other than Intellectual Property) that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have such good title or interest in such property ~~c~~would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date and as of the date of each Credit Event thereafter, the Borrower and each of its Restricted Subsidiaries possess or have the right to use, under contract or otherwise, all assets and rights that are material to the operation of their respective businesses as currently conducted, except where the failure to possess or have such right ~~c~~would not reasonably be expected to have a Material Adverse Effect. None of such properties and assets is subject to any Lien, except for Liens permitted under Section 10.2 and minor defects in title that do not materially interfere with any Credit Party’s and their Restricted Subsidiaries’ ability to conduct its business or to utilize such property for its intended purposes.

(b) Set forth on Schedule 8.15 hereto is a complete and accurate list of all Real Property owned in fee by the Borrower or any of its Restricted Subsidiaries on the Closing Date, showing as of the Closing Date the street address, county or other relevant jurisdiction, state and record owner thereof.

8.16 Compliance With Laws. Each Credit Party and each Restricted Subsidiary is in compliance with all Applicable Laws (including the FCPA) applicable to it or its property except where the failure to do so, individually or in the aggregate, ~~c~~would not reasonably be expected to result in a Material Adverse Effect.

8.17 Solvency. On the Closing Date after giving pro forma effect to the transactions contemplated hereby, including the Transactions, the Borrower and its Subsidiaries on a consolidated basis are Solvent.

8.18 Employee Matters. Except as, in the aggregate, ~~c~~would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against any of the Borrower or any Restricted Subsidiary pending or, to the knowledge of any of the Borrower, threatened; (b) hours worked by and payment made to employees of any of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Applicable Laws dealing with such matters; and (c) all payments due from any of the Borrower and its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

8.19 Anti-Terrorism Laws, Etc. No Credit Party is in violation of any Applicable Law relating to bribery, terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT ACT”), the FCPA or OFAC. No part of the proceeds of any Loans will be used, directly or, to the Borrower’s knowledge, indirectly, by Holdings, the Borrower or any of their Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

8.20 No Default. After the Closing Date, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

8.21 Security Documents~~. (a)~~ .

(a) (i) The Security Agreement and Pledge Agreement, each upon execution and delivery thereof by the respective parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties (and Holdings, any Parent GP, any GP Entity, as applicable) in the Collateral and the proceeds thereof, to the extent a security interest therein can be created under the New York UCC, and (x) when the

Collateral is delivered to the Collateral Agent (to the extent required by the Security Agreement or Pledge Agreement), the Lien created under the Security Agreement or Pledge Agreement shall, to the extent such Lien can be perfected under the UCC in effect in the jurisdiction of the applicable Credit Party, constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties (and Holdings, any Parent GP, any GP Entity, as applicable) in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.2 and (y) except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC in effect in the jurisdiction of formation of the applicable Credit Party, when financing statements in appropriate form are filed in the offices specified on Schedule 8.21, the Lien created under the Security Agreement and Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties (and Holdings, any Parent GP, any GP Entity, as applicable) in all Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.2.

(ii) The GP Undertaking, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the GP Collateral and the proceeds thereof and (x) when the Pledged GP Collateral is delivered to the Collateral Agent (to the extent required by the GP Undertaking), the Lien created under the GP Undertaking shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the GP Obligors in the Pledged GP Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.2, and (y) when financing statements in appropriate form are filed in the offices specified on Schedule 8.21, the Lien created under the GP Undertaking, in each case, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the GP Obligors in the GP Collateral, in each case prior and superior in right to any Person, other than with respect to Liens expressly permitted by Section 10.2.

(b) Upon the recordation of the Security Agreements (or short-form security agreements in form and substance reasonably satisfactory to the Borrower and the Collateral Agent) with the United States Patent and Trademark Office and, if applicable, the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 8.21, the Liens created under the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.2 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to create and perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Credit Parties after the Closing Date).

8.22 OFAC. No Credit Party (i) is a person on the list of “Specially Designated Nationals and Blocked Persons” published by OFAC (the “SDN List”) or subject to the limitations or prohibitions under any other material OFAC regulation, action or executive order, (ii) engages in any dealings or transactions prohibited by any material OFAC regulation, action or executive order or (iii) except as otherwise authorized or permitted by OFAC, will use any proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities or business of or with any Person or in any country or territory that, at the time of funding or facilitation, is on the SDN List.

8.23 Insurance. Schedule 8.23 sets forth a true, complete and correct description of all material insurance maintained by the Borrower and the Restricted Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect in all material respects and all premiums have been duly paid.

The Borrower and the Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as is generally consistent with normal industry practice.

8.24 Use of Proceeds~~Use of Proceeds~~. Each of the Borrower and the Restricted Subsidiaries will (a) use the proceeds of the Term Loans and Revolving Credit Loans and will request the issuance of Letters of Credit only for the purposes specified in this Agreement and (b) use the proceeds of the Incremental Facilities only for the purposes specified in the applicable Incremental Agreement.

SECTION 9. Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized or back-stopped on the terms and conditions set forth in Section 3.8 hereof or otherwise reasonably satisfactory to the applicable Letter of Credit Issuer) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification or other contingent obligations as to which no claims have been asserted), are paid in full:

9.1 Information Covenants. The Borrower will furnish to the Administrative Agent for prompt further distribution to each Lender:

(a) Annual Financial Statements. As soon as available and in any event on or before the date that is 150 days after the end of each fiscal year ~~(or, in the case of the fiscal year ended December 31, 2013, 180 days after the end of such fiscal year)~~, (x) the consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (other than with respect to potential non-cash adjustments described in Schedule 8.9) and certified by independent registered public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated subsidiaries as a going concern or like qualification or exception (other than any qualification, that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under any Indebtedness, (ii) any actual or potential inability to satisfy a financial maintenance covenant at such time or on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) and (y) to the extent requested by the Administrative Agent on or prior to the end of such fiscal year, the related Restricted Group Reconciliation Statement.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date that is 60 days after the end of each fiscal quarter of each fiscal year, ~~including~~other than the fourth fiscal quarter of each fiscal year ~~(or, in the case of (x) the fiscal quarter during which the Closing Date occurs, 120 days after the end of such fiscal quarter and (y) the first three full fiscal quarters after the fiscal quarter during which the Closing Date occurs, 90 days after the end of such fiscal quarter)~~, the consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statement of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all in reasonable detail and all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its consolidated Restricted Subsidiaries in accordance with GAAP (other than with respect to potential non-cash adjustments described in Schedule 8.9), subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes.

(c) [Reserved].

(d) Officer’s Certificates. ~~At the time of~~No later than five Business Days following the delivery of the financial statements provided for in Sections 9.1(a) and 9.1(b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i)  the calculations required to establish whether the Borrower was in compliance with the provisions of Section 10.9 (if such covenant was required to be tested as of the end of the most recently ended fiscal year or fiscal quarter, as the case may be) as at the end of such fiscal year or fiscal quarter, as the case may be, beginning with the fiscal quarter ended March 31, 2014, (ii) a specification of any change in the identity of the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Specified Subsidiaries, the Immaterial Subsidiaries and the Foreign Subsidiaries as at the end of such fiscal year or fiscal quarter, as the case may be, from the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Specified Subsidiaries, the Immaterial Subsidiaries and the Foreign Subsidiaries, respectively, identified to the Lenders on the Closing Date or the most recent fiscal year or fiscal quarter, as the case may be~~,~~ and (iii) the then applicable Applicable Margin and Commitment Fee Rate ~~and (iv) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor~~. At the time of the delivery of the financial statements provided for in Section 9.1(a) or (b), beginning with the fiscal quarter ended ~~March~~December 31, ~~2014~~2024, to the extent a prepayment is required pursuant to Section 5.2(a)(ii), a certificate of an Authorized Officer of the Borrower setting forth in reasonable detail the calculation of Excess Cash Flow ~~and the Available Amount~~ as at the end of the fiscal quarter to which such financial statements relate and the information required pursuant to Section 1 and Section 2 of the Perfection Certificate, or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this Section 9.1(d), as the case may be.

(e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of its Restricted Subsidiaries obtains actual knowledge thereof or should have obtained such knowledge thereof through customary due diligence, notice of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding (including any Environmental Claim) pending against the Borrower or any of its Restricted Subsidiaries that ~~c~~would reasonably be expected to result in a Material Adverse Effect and (iii) any Material Adverse Effect.

(f) [Reserved].

(g) Other Information. (i) Promptly upon filing thereof, (x) copies of any ~~filings~~annual, quarterly and other regular, material periodic and special reports (including on Form 10-K, 10-Q or 8-K, but excluding any such reports that are filed in the ordinary course given the nature of the business of the Borrower and its Restricted Subsidiaries (other than such ordinary course reports that contain or report information that is not ordinary course)) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Borrower (or any Parent Entity thereof) or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8 and other than any filing filed confidentiality with the SEC or any analogous Governmental Authority in any relevant jurisdiction) and (y) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent for further delivery to the Lenders pursuant to this Agreement) and (ii) with reasonable promptness, but subject to the limitations set forth in the last sentence of Section 9.2 and Section 13.16, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time.

(h) Pro Forma Adjustment Certificate. Not later than any date on which ~~financial statements are~~the officer certificate is delivered pursuant to Section 9.1(d) with respect to any four-quarter period in which a Pro Forma Adjustment is made, a certificate of an Authorized Officer of the Borrower setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculations and basis therefor.

(i) Notice of Debt Incurrence Prepayment Event. Notice of any Debt Incurrence Prepayment Event promptly (but in any event, within 3 Business Days) after the occurrence thereof.

(j) Delivery, Platform; etc.

Documents required to be delivered pursuant to Sections 9.1(a), 9.1(b) and 9.1(g)(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Schedule 13.2; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent or are publicly available on the SEC’s EDGAR website; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers and/or the ~~Lead Arranger~~Bookrunner will make available to the Lenders and each Letter of Credit Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, DebtX, Syndtrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that wish to receive only information that (i) is publicly available or (ii) is not material with respect to Borrower and its Subsidiaries or its or their respective securities for purposes of United States federal and state securities laws (collectively, the “Public Side Information”) and who may be engaged in investment and other market related activities with respect to the Borrower, its Subsidiaries or its or their respective securities (each, a “Public Lender”). Before distribution of any Borrower Materials to Lenders, the Borrower agrees to identify that portion of the Borrower Materials that may be distributed to the Public Lenders as “Public Side Information”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (it being understood that if the Borrower is unable to reasonably determine if any such information is or is not Public Side Information the Borrower shall not be obligated to mark such information as “PUBLIC”). By marking Borrower Materials as “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Bookrunner, each Letter of Credit Issuer and the Lenders to treat such Borrower Materials as containing only Public Side Information. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”. The Administrative Agent ~~and~~, the Lead Arrangers and the Bookrunner shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting, and shall only post such Borrower Materials, on a portion of the Platform not designated “Public Side Information”.

The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary in this Section 9.1, the financial statements delivered pursuant to clauses (a) and (b) of this Section 9.1 may include the applicable financial statements of Holdings or any other Parent Entity of the Borrower (including, for the avoidance of doubt, GCM Grosvenor Inc.) so long as, simultaneously with the delivery of such financial statements, the related consolidated financial statements reflecting adjustments necessary to eliminate the accounts of Holdings or such other Parent Entity are also delivered.

9.2 Books, Records and Inspections. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be. The Borrower will, and will cause each of the Restricted Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and the Lenders together to visit and inspect any of its properties (to the extent it is within such Person’s control to permit such inspection), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2 and the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default; and provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2, none of the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

9.3 Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain (i) private ratings for the ~~Credit~~Amendment No. 8 Initial Term Loan Facilit~~ies~~y (but not any specific minimum rating) by S&P and Moody’s and (ii) a private corporate rating (but not any specific minimum rating) from S&P and a private corporate family rating (but not any specific minimum rating) from Moody’s, in each case in respect of the Borrower.

9.4 Maintenance of Insurance. The Borrower will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries; and will furnish to the Administrative Agent for further delivery to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Collateral Agent, for the benefit of the Secured Parties shall be the additional insured on any such liability insurance and the Collateral Agent, for the benefit of the Secured Parties, shall be the additional loss payee under any such casualty insurance. If any portion of any Mortgaged Property at any time is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (determined at the time such insurance is obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance.

9.5 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which such payments become overdue, and all lawful claims in respect of taxes imposed, assessed or levied that, if unpaid, ~~c~~would reasonably be expected to become a Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, except to the extent that the failure to do so ~~c~~would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; provided that none of the Borrower or any of the Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being diligently contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

9.6 Consolidated Corporate Franchises. The Borrower will do, and will cause each of the Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights, privileges, franchises and authority, except to the extent that the failure to do so (other than with respect to preserving the existence of the Borrower) ~~c~~would not reasonably be expected to have a Material Adverse Effect; provided that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5.

9.7 Compliance with Statutes. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all Applicable Laws (including Environmental Laws, ERISA, the PATRIOT Act, OFAC and FCPA and permits required thereunder), except to the extent the failure to do so ~~c~~would not reasonably be expected to have a Material Adverse Effect.

9.8 ERISA. Promptly after the Borrower or any of the Restricted Subsidiaries knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent any notices given to or filed with or by the Borrower, such Restricted Subsidiary, an ERISA Affiliate, the PBGC, or a Multiemployer Plan administrator (provided that if such notice is given by the Multiemployer Plan administrator, it is given to any of the Borrower, or any of the Restricted Subsidiaries or any ERISA Affiliates thereof): (i) that a Reportable Event has occurred; (ii) that a failure to satisfy the minimum funding standard under Section 412 of the Code has occurred or an application to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Pension Plan; (iii) that a Pension Plan having an Unfunded Current Liability has been or, pursuant to written notice from the PBGC, is to be terminated under Title IV of ERISA; (iv) that a Lien under ERISA or the Code has been imposed as a result of a Pension Plan having an Unfunded Current Liability; (v) that proceedings will be or have been instituted to terminate a Pension Plan having an Unfunded Current Liability; (~~v~~vi) that the PBGC has notified (in writing) the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Pension Plan; (vii) that the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Pension Plan or the failure to make any required contribution or payment to a Multiemployer Plan; (viii) that a determination has been made that any Pension Plan is in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA or any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (~~viii~~ix) that the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has any liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA or Section 4971 or 4975 of the Code has incurred (or has been notified in writing by a Multiemployer Plan administrator that it will incur) any Withdrawal Liability on account of a Multiemployer Plan; (~~ix~~x) the termination of any Foreign Plan has occurred; or (~~x~~xi) that any ~~non~~ noncompliance with Applicable Law (including funding requirements under such Applicable Law) for any Foreign Plan has occurred.

9.9 Good Repair. The Borrower will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever’s possession they may be to the extent that it is within the control of such party to cause the same, are kept in good repair, working order and condition, casualty, condemnation and normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in the industry in which the Borrower and the Restricted Subsidiaries conduct business and consistent with third party leases, except in each case to the extent the failure to do so ~~c~~would not be reasonably expected to have a Material Adverse Effect.

9.10 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates involving aggregate payments or consideration in excess of the greater of (x) $~~10,000,000~~12,500,000 and (y) 7.5% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of such Affiliate transaction, for any individual transaction or series of related transactions on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(a) such transactions that are made on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the Borrower),

(b) if such transaction is among the Borrower and one or more Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(c) the payment of Transaction Expenses, the consummation of the Transactions and the Amendment No. 5 Transactions,

(d) the issuance of Capital Stock of any Parent Entity of the Borrower to the management of such Parent Entity, the Borrower or any of its Subsidiaries in connection with the Transactions or the Amendment No. 5 Transactions or pursuant to arrangements described in clause (m) below,

(e) [reserved],

(f) equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Capital Stock by any Parent Entity of the Borrower or the Borrower to the extent permitted under Section 10.6,

(g) loans, guarantees and other transactions by any Parent Entity or the Borrower, the Borrower and the Restricted Subsidiaries to the extent permitted under Section 10.5,

(h) employment and severance arrangements and health, disability and similar insurance or benefit plans between any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries, on the one hand, and their respective directors, officers and employees on the other (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business,

(i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries,

(j) transactions pursuant to permitted agreements in existence on the Amendment No. 5 Effective Date and set forth on Schedule 9.10 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect,

(k) Dividends to the extent permitted under Section 10.6 and Investments to the extent permitted by Section 10.5,

(l) ~~[reserved]~~transactions undertaken in connection with any Tax Restructuring,

(m) any issuance of Capital Stock, or other payments, awards or grants in cash, securities, Capital Stock or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by any Parent Entity of the Borrower or the Borrower, as the case may be,

(n) any purchase by a Parent Entity of the Borrower of the Capital Stock of the Borrower; provided that, to the extent required by Section 9.13, any Capital Stock of the Borrower so purchased shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement,

(o) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries or otherwise consistent with past practices,

(p) payments by the Borrower (or any Parent Entity thereof) and the Restricted Subsidiaries pursuant to tax sharing agreements among the Borrower (and any such Parent Entity) and the Restricted Subsidiaries on customary terms.

(q) any transaction between the Borrower and its Restricted Subsidiaries and any Grosvenor Fund to the extent such transaction is reasonably consistent with past practice of the Borrower and its Restricted Subsidiaries,

(r) any Qualified Equity Transaction, and

(s) any services performed by the Borrower for any Parent Entity (consistent with past practice).

9.11 End of Fiscal Years; Fiscal Quarters. The Borrower will (a) provide written notice to the Administrative Agent prior to changing the fiscal year of the Borrower or any Restricted Subsidiary and (b) cause each of its, and each of the Restricted Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end. The Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.12 Additional Guarantors, Grantors and GP Obligors. Subject to any applicable limitations set forth in the Guarantee, the Security Agreement, the Pledge Agreement or any other Security Document, as applicable, the Borrower will cause (a) (i) any direct or indirect wholly-owned (disregarding, for purposes of assesing whether a Person is wholly owned, general partner and managing member interests held by any Person other than the Borrower or any of its Subsidiaries) Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 45 days of its formation, acquisition or cessation, as applicable (or such longer period as may be agreed to by the Administrative Agent) to execute (A) a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement, substantially in the form of Annex B, Exhibit 1 or Annex A, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement and a pledgor under the Pledge Agreement, (B) a joinder to the Intercompany Note, substantially in the form of Annex I thereto, and (C) a joinder agreement or such comparable documentation to each other applicable Security Document, substantially in the form annexed thereto, and, in each case, to take all actions required thereunder to perfect the Liens created thereunder, and (b) any GP Entity formed or otherwise purchased or acquired, or otherwise first meeting the requirements of the definition of GP Entity, after the Closing Date, to execute a supplement to the GP Undertaking substantially in the form of Exhibit A thereto in order to become a GP Obligor and to take all actions required thereunder to perfect the Liens created thereunder.

9.13 Pledges of Additional Stock and Evidence of Indebtedness.

(a) Subject to any applicable limitations set forth in the Security Documents, the Borrower (i) will pledge, and, if applicable, will cause each Guarantor (or Person required to become a Guarantor pursuant to Section 9.12) to pledge, to the Collateral Agent for the benefit of the Secured Parties, (x) all the Capital Stock (other than any Excluded Capital Stock) of each Restricted Subsidiary directly owned by the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.12), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto, and (y) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $~~5,000,000~~10,000,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.12) (which shall be evidenced by a promissory note), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and (ii) will pledge, and, if applicable, will cause each GP Obligor (or Person required to become a GP Obligor pursuant to Section 9.12) to pledge, to the Collateral Agent for the benefit of the Secured Parties, all Capital Stock (other than Excluded Capital Stock) of each GP Obligor (or Person required to become a GP Obligor pursuant to Section 9.12) directly owned by its general partner or managing member (or other similar Person) and all Capital Stock (other than Excluded Capital Stock) of such general partner or managing member (or other similar Person) directly owned by its respective general partner or managing member (or other similar Person), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a supplement to the GP Undertaking substantially in the form of Exhibit A thereto.

(b) The Borrower agrees that all Indebtedness of the Borrower and each of its Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Guarantor pursuant to Section 9.12) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement.

9.14 Changes in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Restricted Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing (which shall include, for the avoidance of doubt, consummating the Transactions and the Mosaic Transactions.

9.15 Further Assurances~~.~~ .

(a) Subject to the applicable limitations set forth in this Agreement and the Security Documents, Holdings and the Borrower will, and will cause each other Credit Party, Parent GP or GP Entity, as applicable to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Borrower and its Restricted Subsidiaries.

(b) Subject to any applicable limitations set forth in the Security Documents, any Mortgage and in Sections 9.12 and 9.13, if any ~~assets (including any owned~~Material Real Property ~~or improvements thereto (but not any leased Real Property) or any interest therein) with a Fair Market Value (determined at the time of acquisition of such assets) in excess of $5,000,000 (individually) are~~is acquired by Borrower or any Guarantor after the Closing Date ~~(other than assets constituting Excluded Property (as defined in the Security Agreement) and other assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(c))~~, the Borrower will notify the Administrative Agent (who shall thereafter notify the Collateral Agent) and will within ~~45~~90 days of acquisition thereof ~~(or, in the case of any Real Property, 90 days)~~ (or, in each case, such longer period as may be agreed to by the Collateral Agent) cause such ~~assets~~Material Real Property to be subjected to a ~~Lien securing the applicable Obligations~~ Mortgage (provided, however, that, in the event any Material Real Property subject to a Mortgage under this Section is located in a jurisdiction that imposes mortgage recording taxes or any similar fees or charges, such Mortgage shall only secure an amount equal to the Fair Market Value of such Material Real Property) and will take, and cause the Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in this Section 9.15(b), all at the expense of the Credit Parties. Any Mortgage delivered to the Collateral Agent in accordance with this Section 9.15(b) shall be accompanied by:

(i) ~~(x) (i)~~ a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property ~~(together with a notice about~~and with respect to each Mortgaged Property that is: (x) in an area designated by the Federal Emergency Management Agency as being located in a special flood hazard area ~~status and flood disaster assistance duly executed by the Borrower and each Credit Party relating thereto) and,~~

~~if applicable,~~, and (y) contains a “Building” (as defined by the Flood Insurance Laws) within such special flood hazard area (a “Flood Hazard Property”) the Borrower shall deliver to the Collateral Agent (x) Borrower’s written acknowledgment of receipt of written notification from the Collateral Agent as to the fact that such asset is a Flood Hazard Property and as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program and (y) evidence of flood insurance in form and substance reasonably satisfactory to the Administrative Agent;

(ii) ~~(ii)~~ a policy or policies of title insurance or a marked unconditional commitment or binder thereof issued by a nationally recognized title insurance company insuring the ~~Lien of such Mortgage as a valid Lien (with the priority described therein) on the~~title to such Mortgaged Property ~~described therein, free of any other Liens except as expressly permitted by Section 10.2, in such amounts~~is vested in such Credit Party for an amount not to exceed the Fair Market Value (determined at the time described in Section 9.14(b) above) and together with such endorsements ~~and reinsurance as the Administrative Agent or~~as the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located; ~~and~~

(iii) ~~(iii)~~ unless the Collateral Agent shall have otherwise agreed, either, but only to the extent already prepared and otherwise available, (A) a survey of the applicable Mortgaged Property for which all necessary fees (where applicable) have been paid (1) prepared by a surveyor reasonably acceptable to the Collateral Agent, (2) dated or re-certificated not earlier than three months prior to the date of such delivery~~, (3)~~ or such other date as may be reasonably satisfactory to the Collateral Agent in its sole discretion, (3) for Mortgaged Property situated in the United States, certified to ~~the Administrative Agent,~~ the Collateral Agent and the title insurance company issuing the title insurance policy for such Mortgaged Property pursuant to clause (ii), which certification shall be reasonably acceptable to the Collateral Agent and (4) for Mortgaged Property situated in the United States, complying with ~~the~~current “Minimum Standard Detail Requirements for ALTA/~~ACSM~~NSPS Land Title Surveys”, jointly established and adopted by American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors ~~in 2005~~ (except for such deviations as are acceptable to the Collateral Agent) or (B) coverage under the title insurance policy or policies referred to in clause (ii) above that does not contain a general exception for survey matters and which contains survey-related endorsements reasonably acceptable to the Collateral Agent~~,~~ ; and

(iv) ~~(y)~~ a local opinion of counsel to the Borrower (or in the event a Subsidiary of the Borrower is the mortgagor, to such Subsidiary) with respect to the enforceability, perfection, due authorization, execution and delivery of the applicable Mortgages and any related fixture filings, and ~~(z)~~ such other documents as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent.

(c) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the time or cost of creating or perfecting any Lien on any property (including the time and cost required to obtain the flood insurance required under Section 9.14(b)(i)) is excessive in relation to the value afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

(d) Notwithstanding anything herein to the contrary, the Borrower shall not be required to take any actions outside the United States or required by Applicable Laws of any jurisdiction outside the United States to (i) create any security interest in assets titled or located outside the United States or (ii) perfect or make enforceable any security interests in any Collateral (it being understood that there shall be no security agreements or pledge agreements governed by the laws of any non-U.S. jurisdiction).

(e) Notwithstanding anything herein or in any other Credit Document, control agreements shall not be required with respect to any deposit accounts, securities accounts, futures accounts or commodities accounts.

(f) Notwithstanding anything herein to the contrary, the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets where the Borrower determines and communicates in writing to the Collateral Agent that the creation or perfection of security interests and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this Section 9.15 cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

9.16 Use of Proceeds ~~Use of Proceeds~~. The proceeds of the Amendment No. ~~5~~8 Initial Term Loans incurred pursuant to Amendment No. ~~5~~8 and the Revolving Credit Loans, if any (to the extent permitted under Section 2.1(b)), borrowed on the Amendment No. ~~5~~8 Effective Date~~, together with cash on hand at the Borrower and its Subsidiaries,~~  will be used on the Amendment No. ~~5~~8 Effective Date to ~~consummate~~(i) repay in full the Amendment No. 5 ~~Transactions. After the Closing Date and/or~~Initial Term Loans outstanding on the Amendment No. ~~5~~ 8 Effective Closing Date, (ii) to pay fees and expenses in connection therewith and (iii) to the extent any proceeds remain after application in accordance with the foregoing clauses (i) and (ii), to finance ongoing working capital requirements of the Borrower and its subsidiaries and for other general corporate purposes of the Borrower or its Subsidiaries. After the Amendment No. 8 Effective Date, Revolving Credit Loans available under the Revolving Credit Facility will be used for working capital requirements and other general corporate purposes of the Borrower or its Subsidiaries, including the financing of acquisitions permitted hereunder, other investments and dividends and other distributions permitted hereunder on account of the Capital Stock of the Borrower. The proceeds of any Incremental Term Loan Facility, the proceeds of any Revolving Credit Loans made pursuant to any Incremental Revolving Credit Commitment Increase and the proceeds of any Additional/Replacement Revolving Credit Loans made pursuant to any Additional/Replacement Revolving Credit Commitments may be used for working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of acquisitions permitted hereunder, other investments and dividends and other distributions permitted hereunder on account of the Capital Stock of the Borrower. The Borrower and its Subsidiaries will use the Letters of Credit issued under the Revolving Credit Facility on and after the ~~Closing Date and/or the~~ Amendment No. ~~5~~8 Effective Date for working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of acquisitions permitted hereunder and other investments.

9.17 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (ii) the Borrower may not be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

9.18 Post-Closing Covenant. The Borrower shall, and shall cause each Restricted Subsidiary of the Borrower to, comply with the terms and conditions set forth on Schedule 9.18.

SECTION 10. Negative Covenants

The Borrower (and, with respect to Section 10.10 only, each of the Parent GPs) hereby covenants and agrees that on the Closing Date and thereafter, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized or back-stopped on terms and conditions set forth in Section 3.8 hereof or otherwise reasonably satisfactory to the applicable Letter of Credit Issuer) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification or other contingent obligations as to which no claims have been asserted), are paid in full:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise suffer to exist any Indebtedness, except:

(a) Indebtedness arising under the Credit Documents, including pursuant to Sections 2.14 and 2.15 hereof and any Credit Agreement Refinancing Indebtedness;

(b) Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Restricted Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor (other than any Indebtedness (A) in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business or consistent with past practice (and not in connection with the borrowing of money) or (B) in connection with cash management, tax or accounting operations of the Borrower and its Restricted Subsidiaries) shall (x) be evidenced by and subject to the subordination terms of the Intercompany Note or (y) if incurred after the Closing Date, be subject to subordination terms substantially identical to the subordination terms set forth in Exhibit O within 60 days of incurrence (or such later date as the Administrative Agent shall reasonably agree), in each case, to the extent permitted by Applicable Law and not giving rise to material adverse tax consequences, (ii) any Restricted Subsidiary that is not a Guarantor owing to any other Restricted Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 10.5, any Restricted Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(c) (i) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims) and (ii) Indebtedness supported by Letters of Credit in an amount not to exceed the Stated Amount of such Letters of Credit;

(d) Guarantee Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of any Restricted Subsidiary that is permitted to be incurred under this Agreement;

(e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(f) (i) Indebtedness the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise issued or incurred in respect of Capital Expenditures; provided that (A) such Indebtedness is issued or incurred concurrently with or within 270 days after the applicable acquisition, lease, construction, repair, replacement, expansion or improvement and (B) such Indebtedness is not issued or incurred to acquire Capital Stock of any Person and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness outstanding under this clause (f) ~~plus the aggregate principal amount of Indebtedness outstanding under the following clause (g)~~ shall not exceed the greater of (x) $~~12,500,000~~15,000,000 and (y) 8.0% of Consolidated EBITDA for the Test Period;

(g) (i) Indebtedness arising under Capitalized Leases, other than Capitalized Leases in effect on the Amendment No. 5 Effective Date (and set forth on Schedule 10.1) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness outstanding under this clause (g) ~~plus the aggregate principal amount of Indebtedness outstanding under the foregoing clause (f)~~ shall not exceed the greater of (x) $~~12,500,000~~15,000,000 and (y) 8.0% of Consolidated EBITDA for the Test Period;

(h) Amendment No. 5 Effective Date Indebtedness and any Permitted Refinancing Indebtedness with respect thereto;

(i) Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and, at the time entered into, not for speculative purposes;

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition or similar Investments permitted under Section 10.5; provided, that:

(A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in contemplation thereof;

(B) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries) except to the extent permitted under Section 10.5 or 10.6;

(C) before and after giving effect to such assumption of Indebtedness, no Event of Default pursuant to Sections 11.1 or 11.5 shall have occurred or be continuing;

(D) after giving effect to the assumption of any such Indebtedness, to such acquisition or investment and to any related Pro Forma Adjustment (including any Pro Forma Adjustment subsequent to the end of the Test Period and occurring on or prior to the date of such incurrence), the Borrower shall be in compliance with either (i) (x) a maximum Senior Secured Leverage Ratio as of the Test Period most recently ended on or prior to such incurrence as if such incurrence (and transaction) had occurred on the first day of such Test Period, of no greater than 4.75:1.00 (with any such Indebtedness that is unsecured or secured by a Lien on assets that do not constitute Collateral being deemed to be secured by a Lien on substantially all of the Collateral for purposes of calculating such ratio, and with the proceeds of any such incurrence not constituting cash or cash equivalents for purposes of calculating such ratio) or (y) a Senior Secured Leverage Ratio, calculated on a Pro Forma Basis, that is no greater than the Senior Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment or (ii) (x) a minimum Interest Coverage Ratio as of the Test Period most recently ended on or prior to the assumption of such Indebtedness, calculated on a Pro Forma Basis, as if such incurrence or issuance (and transaction) had occurred on the first day of such Test Period, of at least 2.00:1.00, calculated on a Pro Forma Basis, or (~~ii~~y) an Interest Coverage Ratio, calculated on a Pro Forma Basis, that is no less than the Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investments;

(E) at the time of the incurrence or effectiveness thereof, the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (j) ~~and~~, the following clause (k) and the definition of Permitted Additional Debt in respect of which the primary obligor or any guarantor is a Restricted Subsidiary that is not a Guarantor shall not exceed the greater of $~~45,000,000~~75,000,000 and ~~30.0~~45.0% of Consolidated EBITDA for the Test Period;

(F) [Reserved]; and

(G) (x) the Capital Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.13 and (y) unless such Person is an Excluded Subsidiary, such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations) and a joinder to the Intercompany Note, in each case to the extent required under Section 9.12, 9.13 or 9.15(b), as applicable (provided that the assets covered by such pledges and security interests may, to the extent permitted under Section 10.2 and required by the documentation governing such assumed Indebtedness, equally and ratably secure such Indebtedness assumed with the secured parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent);

and (ii) any Permitted Refinancing Indebtedness incurred to Refinance (in whole or in part) such Indebtedness;

(k) (i) Indebtedness of the Borrower or any Restricted Subsidiary issued or incurred to finance a Permitted Acquisition or similar Investments permitted under Section 10.5; provided further, that:

(A) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the Latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or insurance or condemnation event and customary acceleration rights upon an event of default;

(B) the terms and conditions for such Indebtedness (excluding interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums), taken as a whole, are either (A) not materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement ~~(as in effect on the Amendment~~

~~No. 5 Effective Date~~or (B) consistent with market terms and conditions and conditions at the time of incurrence or effectiveness (as determined by the Borrower in good faith) (except for covenants or other provisions applicable only to periods after the Latest Maturity Date) (provided that in the event any financial maintenance covenant is added for the benefit of lenders or investors providing any such Indebtedness, the terms and conditions of such Indebtedness will be deemed not to be more restrictive than the terms and conditions of the Credit Facilities if such financial maintenance covenant is also added for the benefit of the Credit Facilities);

(C) such Indebtedness is unsecured or is only secured by Liens to the extent permitted under Section 10.2;

(D) before and after giving effect to such issuance or incurrence of Indebtedness, no Event of Default pursuant to Sections 11.1 or 11.5 shall have occurred or be continuing;

(E) after giving effect to the incurrence or issuance of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment (including any Pro Forma Adjustment subsequent to the end of the Test Period and occurring on or prior to the date of such incurrence), the Borrower shall be in compliance with either (i) (x) a maximum Senior Secured Leverage Ratio as of the Test Period most recently ended on or prior to such incurrence as if such incurrence (and transaction) had occurred on the first day of such Test Period, of no greater than 4.75:1.00 (with any such Indebtedness that is unsecured or secured by a Lien on assets that do not constitute Collateral being deemed to be secured by a Lien on substantially all of the Collateral for purposes of calculating such ratio, and with the proceeds of any such incurrence not constituting cash or cash equivalents for purposes of calculating such ratio) or (y) a Senior Secured Leverage Ratio that is no greater than the Senior Secured Leverage Ratio, calculated on a Pro Forma Basis, that is no greater than the Senior Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment or (ii) (x) a minimum Interest Coverage Ratio as of the Test Period most recently ended on or prior to the incurrence or issuance of such Indebtedness, calculated on a Pro Forma Basis, as if such incurrence or issuance (and transaction) had occurred on the first day of such Test Period, of at least 2.00:1.00 or (~~ii~~y) an Interest Coverage Ratio, calculated on a Pro Forma Basis, that is no less than the Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investments;

(F) at the time of the incurrence or effectiveness thereof, the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (k) ~~and~~, the foregoing clause (j) and the definition of Permitted Additional Debt in respect of which the primary obligor or any guarantor is a Restricted Subsidiary that is not a Guarantor shall not exceed the greater of $~~45,000,000~~75,000,000 and ~~30.0~~45.0% of Consolidated EBITDA for the Test Period;

(G) [Reserved]; and

(H) (x) the Borrower or such other relevant Credit Party pledges the Capital Stock of any Person acquired in such Permitted Acquisition or similar Investments permitted under Section 10.5 (the “acquired Person”) to the Collateral Agent to the extent required under Section 9.13 and (y) such acquired Person executes a supplement to the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note (or alternative guarantee and security arrangements in relation to the Obligations), in each case to the extent required under Section 9.12, 9.13 or 9.15(b), as applicable and (ii) any Permitted Refinancing Indebtedness incurred to Refinance (in whole or in part) such Indebtedness;

(l) customary Guarantee Obligations incurred in the ordinary course of business for the benefit of investors in any Grosvenor Fund with respect to the repayment of Performance Fees;

(m) (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(n) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, customary adjustment of purchase price (including earn-outs) or similar obligations, in each case entered into in connection with acquisitions permitted hereunder, other Investments and the disposition of any business, assets or Capital Stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition;

(o) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money;

(p) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money;

(q) Guarantee Obligations and unsecured Indebtedness incurred in the ordinary course of business consisting of promissory notes issued by the Borrower or any ~~Credit Party~~Restricted Subsidiary to current or former officers, directors, managers, consultants and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Borrower or any Restricted Subsidiary of the Borrower in respect of and in an amount not exceeding the reserves taken in connection with distributions related to Performance Fees to such current or former officers, directors, managers, consultants and employees;

(r) (i) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or any Parent Entity thereof) and the Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of the Borrower (or any Parent Entity thereof) or the Restricted Subsidiaries under deferred compensation to their employees, consultants or independent contractors or other similar arrangements incurred by such Persons in connection with Permitted Acquisitions or any other Investment expressly permitted under Section 10.5;

(s) unsecured Indebtedness consisting of promissory notes issued by the Borrower or any ~~Credit Party~~Restricted Subsidiary to current or former officers, directors, managers, consultants and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the retirement, acquisition, repurchase, purchase or redemption of Capital Stock of the Borrower (or any Parent Entity thereof to the extent such Parent Entity uses the proceeds to finance the purchase or redemption (directly or indirectly) of its Capital Stock), in each case to the extent permitted by Section 10.6;

(t) Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse arrangements, employee credit or purchase cards and similar arrangements in each case incurred in the ordinary course of business;

(u) Indebtedness in respect of ~~(i)~~(i) Permitted Additional Debt~~; provided that, (A) after giving Pro Forma Effect to such incurrence or issuance (and after giving effect to any Specified Transaction to be consummated in connection therewith) the Borrower shall be in compliance with an Interest Coverage Ratio as of the Test Period most recently ended on or prior to the incurrence of any such Permitted Additional Debt, calculated on a Pro Forma Basis, as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is no less than 2.00:1.00; (B) notwithstanding clause (d) of the definition of Permitted Additional Debt, the aggregate principal amount of Indebtedness then outstanding in reliance on this clause (u)(i) in respect of which the primary obligor or any guarantor is a Restricted Subsidiary that is not a Guarantor shall not exceed the greater of $20,000,000 and 15.0% of Consolidated EBITDA for the most recently ended Test Period and (C)~~  in an aggregate principal amount not to exceed the Incremental Amount at the time such Indebtedness is incurred; provided that, no Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto~~; (ii) other Permitted Additional Debt (other than secured debt in the form of loans secured with a lien priority that is the same as the Liens securing the Obligations) in an aggregate principal amount not to exceed the Incremental Amount at the time such Indebtedness is incurred; provided that no Event of Default~~  (or, in the case of any such Indebtedness incurred to finance an acquisition permitted hereunder or bona fide Investment, no Event of Default under Section 11.1 or 11.5) ~~shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto (any Indebtedness incurred under this clause (ii) is referred to as “Incremental Equivalent Debt”) and (iii~~and (ii) any Permitted Refinancing Indebtedness incurred to Refinance Indebtedness incurred under the foregoing clause~~s~~ (i) ~~and (ii)~~;

(v) additional Indebtedness and any Permitted Refinancing Indebtedness thereof; provided, that the aggregate principal amount of Indebtedness pursuant to this clause (v) shall not exceed the sum of (i) the greater of (x) $~~35,000,000~~42,500,000 and (y) 25.0% of Consolidated EBITDA for the Test Period plus (ii) 200% of any Excluded Contribution (not otherwise used to make Dividends);

(w) Indebtedness of Restricted ~~Foreign~~ Subsidiaries that are not Guarantors; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate outstanding principal amount of Indebtedness outstanding in reliance on this paragraph (x) shall not exceed the greater of (x) $~~15,000,000~~17,500,000 and (y) 10.0% of Consolidated EBITDA for the Test Period; ~~and~~

(x) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business or consistent with past practice;

(y) Indebtedness Incurred in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business or consistent with past practice on arm’s length commercial terms on a recourse basis;

(z) unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent they do not result in an Event of Default under Section 11.6;

(aa) endorsement of instruments or other payment items for deposit in the ordinary course of business; and

(bb) ~~(x)~~ all customary premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in each of the clauses of this Section 10.1.

For purposes of determining compliance with this Section 10.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (~~x~~bb) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on the circumstances existing on the date of such reclassification) all or a portion such item of Indebtedness (or any portion thereof) in a manner that complies with this Section 10.1 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Credit Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of Section 10.1~~(a)~~; provided, further, that if the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio, the Interest Coverage Ratio for the incurrence of any such Indebtedness would be satisfied on a pro forma basis as of the end of any subsequent fiscal quarter after such incurrence, the reclassification described in this paragraph shall be deemed to have occurred automatically. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 10.1.

10.2 Limitation on Liens. The Borrower will not and will not permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary that secures obligations under any Indebtedness, whether now owned or hereafter acquired, except:

(a) Liens created pursuant to (i) the Credit Documents to secure the Obligations (including Liens permitted pursuant to Section 3.8) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage, (ii) the Permitted Additional Debt Documents securing Permitted Additional Debt Obligations permitted to be incurred under Section 10.1(u) (~~ii) (~~provided that such Liens do not extend to any assets that are not Collateral) and (iii) the documentation governing any Credit Agreement Refinancing Indebtedness (other than Permitted Unsecured Refinancing Debt); provided that, (A) in the case of Liens securing such Permitted Additional Debt Obligations or Credit Agreement Refinancing Indebtedness that constitute First Lien Obligations pursuant to subclause (ii) or (iii) above, the applicable Permitted Additional Debt Secured Parties or parties to such Credit Agreement Refinancing Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement which agreement shall provide that the Liens securing such Permitted Additional Debt Obligations or Credit Agreement Refinancing Indebtedness shall not rank junior to or senior to the Lien securing the Obligations (but without regard to control of remedies) and (B) in the case of Liens securing Permitted Additional Debt Obligations or Credit Agreement Refinancing Indebtedness that do not constitute First Lien Obligations pursuant to subclause (ii) or (iii) above, the applicable Permitted Additional Debt Secured Parties or parties to such Credit Agreement Refinancing Indebtedness (or a representative thereof on behalf of such holders) shall have entered into a Customary Intercreditor Agreement with the Administrative Agent and/or the Collateral Agent which agreement shall provide that the Liens securing such Permitted Additional Debt Obligations or Credit Agreement Refinancing Indebtedness shall rank junior to the Lien securing the Obligations. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this Section 10.2(a);

(b) Permitted Liens;

(c) Liens securing Indebtedness permitted pursuant to Section 10.1(f) or Section 10.1(g); provided, that (i) with respect to Indebtedness permitted under Section 10.1(f), such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) of the property subject to such Liens, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(d) Liens on property or assets existing on the Amendment No. 5 Effective Date and listed on Schedule 10.2 or, to the extent not listed in such Schedule, the principal amount of the obligations secured by such property or assets does not exceed $10,000,000 in the aggregate; provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 10.1 and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Amendment No. 5 Effective Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1;

(e) the modification, replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above, and clauses (f), (p), (q), (s), (w), and (x) of this Section 10.2 upon or in the same assets theretofore subject to such Lien, other than after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) in the case of Liens permitted by clauses (a), (f), (p), (q) and (w), after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 9.16), or existing on assets acquired, pursuant to a Permitted Acquisition or any other Investment permitted under Section 10.5 to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided that such Liens attach at all times only to the same assets that such Liens (other than after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(j), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such Permitted Acquisition or such other Investment, as applicable, and were not created in contemplation of such Permitted Acquisition or such other Investment, as applicable;

(g) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary in favor of the Borrower or any Guarantor and Liens securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Guarantor in favor of any Restricted Subsidiary that is not a Guarantor;

(h) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts maintained in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off) and which are within the general parameters customary in the banking industry;

(i) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(j) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(k) Liens on Investments that are subject to repurchase agreements constituting Permitted Investments permitted under Section 10.5;

(l) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and, at the time of incurrence thereof, not for speculative purposes;

(m) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(n) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(o) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(p) ~~[Reserved]~~Liens on property subject to Sale Leasebacks and customary security deposits, related contract rights and payment intangibles related thereto;

(q) Liens not otherwise permitted by this Section 10.2; provided that, at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed the greater of $~~35,000,000~~42,500,000 and 25.0% of Consolidated EBITDA for the Test Period; provided that, if such Liens are on Collateral, at the option of the Borrower, the holders of the obligations secured thereby (or a representative or trustee on their behalf) shall have entered into a Customary Intercreditor Agreement providing that the Liens securing such obligations shall rank ~~junior to the Liens~~, at the option of the

Borrower, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral securing the Obligations. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Security Documents or the Customary Intercreditor Agreement to effect the provisions contemplated by this Section 10.2;

(r) Liens arising out of any license, sublicense or cross-license of Intellectual Property permitted under Section 10.4;

(s) ~~[~~the prior rights of consignees and their lenders under consignment arrangements ~~R~~e~~s~~nter~~v~~ed~~]~~ into in the ordinary course of business or consistent with past practice;

(t) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(u) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(v) (i) Liens on Capital Stock in joint ventures or similar arrangements securing obligations of such joint ventures~~;~~ or similar arrangements or pursuant to any joint venture or similar agreement and (ii) to the extent constituting Liens, transfer restrictions, purchase options, rights of first refusal, tag or drag, put or call or similar rights of minority holders or joint ventures partners, in each case under partnership, limited liability coverage, joint venture or similar Organizational Documents;

(w) Liens with respect to property or assets of any Restricted ~~Foreign~~ Subsidiary that is not a Guarantor securing Indebtedness of a Restricted ~~Foreign~~ Subsidiary that is not a Guarantor permitted under Section 10.1(w); ~~and~~

(x) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness during the pendency of such satisfaction and discharge; provided such satisfaction or discharge is permitted hereunder~~.~~;

(y) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business or consistent with past practice;

(z) with respect to any Foreign Subsidiary, Liens arising mandatorily by legal requirements (and not as a result of under-capitalization of such Foreign Subsidiary);

(aa) Liens on proceeds held in an escrow account for the benefit of the related holders of debt securities or other Indebtedness permitted to be incurred hereunder (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(bb) Liens on vehicles or equipment of the Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;

(cc) Liens securing obligations in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services incurred in the ordinary course of business or consistent with past practice;

(dd) Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement;

(ee) Liens arising in connection with rights of dissenting equityholders pursuant to Applicable Law in respect of any Permitted Acquisition or similar Investment;

(ff) Liens arising solely by virtue of any statutory or common law provision or from customary contractual provisions (such as banks’ general terms and conditions) relating to banker’s liens, rights of set-off or similar rights;

(gg) Liens on cash and Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness for no longer than 60 days prior to such defeasance, discharge or redemption, so long as such defeasance, discharge or redemption is not prohibited by the terms of this Agreement; and

(hh) Liens securing Indebtedness permitted under Section 10.1; provided that, subject to Section 1.10, after giving pro forma effect to the incurrence of any such Liens and the incurrence of such Indebtedness and to any Acquisition, Investment or Specified Transaction to be consummated in connection therewith, the Borrower and Restricted Subsidiaries shall be in compliance on a pro forma basis with (A) in the case of any Indebtedness that constitutes or is intended to constitute First Lien Obligations, either (i) a First Lien Secured Leverage Ratio as of the Test Period most recently ended on or prior to such incurrence, as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 3.75:1.00 (with the proceeds of any such incurrence not constituting cash or cash equivalents for purposes of calculating such ratio) or (ii) if such Indebtedness is incurred in connection with any Permitted Acquisition or Investment permitted by Section 10.5, a First Lien Secured Leverage Ratio that is no greater than the First Lien Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment (in each case, without giving effect to any substantially simultaneous incurrence under clause (x)(A) or (x)(B) of the definition of “Incremental Amount” or under the Revolving Credit Facility) and (B) in the case of any Indebtedness that is secured by a Lien on Collateral that is junior in priority to the Lien on Collateral securing the Obligations or by a Lien on assets not constituting Collateral, either (i) (x) a Senior Secured Leverage Ratio as of the Test Period most recently ended on or prior to such incurrence as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 4.75:1.00 or (y) if such Indebtedness is incurred in connection with any Permitted Acquisition or Investment permitted by Section 10.5, a Senior Secured Leverage Ratio that is no greater than the Senior Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment or (ii) (x) an Interest Coverage Ratio as of the Test Period most recently ended on or prior to such incurrence as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is at least 2.00:1.00 or (y) if such Indebtedness is incurred in connection with any Permitted Acquisition or Investment permitted by Section 10.5, an Interest Coverage Ratio that is no less than the Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investment (in each case, without giving effect to any substantially simultaneous incurrence under clause (x)(A) or (x)(B) of the definition of “Incremental Amount” or under the Revolving Credit Facility); provided, further, that, if such Liens are consensual Liens that are secured by the Collateral (other than cash and Cash Equivalents), then the Borrower may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into a Customary Intercreditor Agreement providing that the Liens on the Collateral (other than cash and

Cash Equivalents) securing such Indebtedness or other obligations shall rank either (1) in the case of Liens securing Indebtedness incurred in reliance on clause (A) of this Section, equal in priority (but without regard to the control of remedies) with the Liens on Collateral (other than cash and Cash Equivalents) securing the Obligations, or (2) in the case of Liens securing Indebtedness incurred in reliance on clause (B) of this Section, junior in priority to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Obligations.

For purposes of determining compliance with this Section 10.2, in the event that a Lien meets the criteria of more than one of the categories of Liens described in clauses (a) through (~~x~~ii) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on the circumstances existing on the date of such reclassification) such Lien (or any portion thereof) in a manner that complies with this Section 10.2 and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens securing Indebtedness outstanding under the Credit Documents will be deemed to have been incurred in reliance only on the exception in clause of Section 10.2(a)(i)~~.~~; provided, further, that if the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio, the Interest Coverage Ratio for the incurrence of any such Lien would be satisfied on a pro forma basis as of the end of any subsequent fiscal quarter after such incurrence, the reclassification described in this paragraph shall be deemed to have occurred automatically.

10.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.4 (other than Section 10.4(f) and other than in the case of a sale of all or substantially all of the business units, assets or other properties of the Borrower and the Restricted Subsidiaries, taken as a whole), or Section 10.5 (other than Sections 10.5(i) and (u)), the Borrower will not and will not permit any of the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its business units, assets or other properties, except that:

(a) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower or the Borrower may Dispose of all or substantially all of its business units, assets and other properties; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation where the Borrower is not the continuing or surviving Person, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) ~~shall~~or in connection with a Disposition of all or substantially all of the Borrower’s assets, the transferee of such assets or properties, shall, in each case, be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no ~~Default or~~ Event of Default has occurred and is continuing at the date of such merger, amalgamation ~~or~~, consolidation or Disposition or would result from such consummation of such merger, amalgamation ~~or~~, consolidation or Disposition and (iv) if such merger, amalgamation ~~or~~, consolidation or Disposition involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower (A) each Guarantor, unless it is the other party to such merger, amalgamation ~~or~~, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have confirmed by a supplement to the Guarantee that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (B) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation ~~or~~, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and shall have executed a joinder to the Intercompany Note, (C) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation ~~or~~, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation ~~or~~, consolidation or Disposition and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (E) if reasonably requested by the Administrative Agent, the Borrower shall be required to deliver to the Administrative Agent an opinion of counsel to the effect that such merger, amalgamation ~~or~~, consolidation or Disposition does not violate this Agreement or any other Credit Document and (F) such merger, amalgamation ~~or~~, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5; provided further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement;

(b) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries of the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its assets or properties; provided that (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Guarantor) shall execute a supplement to the Guarantee, the Security Agreement, the Pledge Agreement and any applicable Mortgage, and a joinder to the Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Note, (iii) no ~~Default or~~ Event of Default has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition and (iv) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower, (A) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation, consolidation or Disposition and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Agreement and (B) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5;

(c) any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d) any Guarantor may (i) merge, amalgamate or consolidate with or into any other Guarantor, (ii) merge, amalgamate or consolidate with or into any other Restricted Subsidiary which is not a Guarantor; provided that if such Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” and subject to the limitations set forth in Section 10.5 and (iii) sell, lease, license, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e) any Restricted Subsidiary may liquidate ~~or~~, dissolve or change its legal form if (x) the Borrower determines in good faith that such liquidation ~~or~~, dissolution or change of legal form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Guarantor after giving effect to such liquidation ~~or~~, dissolution or change of legal form;

(f) to the extent that no ~~Default or~~ Event of Default would result from the consummation of such disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to (i) effect a Disposition permitted pursuant to Section 10.4 (other than Sections 10.4(f) and (i))~~; and~~, (ii) reorganize or reincorporate any such Person in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof; and

(g) the Mosaic Transactions shall be permitted.

10.4 Limitation on Sale of Assets. The Borrower will not and will not permit any of the Restricted Subsidiaries to (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including Capital Stock in a Subsidiary and receivables and leasehold interests), whether now owned or hereafter acquired (each, a “Disposition”) (other than any such sale, transfer, assignment or other disposition resulting from a Recovery Event), or (ii) sell to any Person (other than to the Borrower or a Guarantor) any shares owned by it of any of their respective Restricted Subsidiaries’ Capital Stock, except:

(a) the Borrower and the Restricted Subsidiaries may sell, lease, assign, transfer, license, abandon, allow the expiration or lapse of or otherwise dispose of the following in the ordinary course of business: (i) obsolete, worn-out, used or surplus assets to the extent such assets are no longer used, useful or necessary for the operation of the Borrower’s and its Subsidiaries’ business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property rights to lapse or be abandoned); (ii) inventory, securities and goods held for sale or other immaterial assets; and (iii) cash and Permitted Investments;

(b) the Borrower and the Restricted Subsidiaries may (i) enter into non-exclusive licenses, sublicenses or cross-licenses of Intellectual Property, (ii) exclusively license, sublicense or cross-license Intellectual Property, other than Exclusive IP Licenses, in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) lease, sublease, license or sublicense any real or personal property, other than any Intellectual Property, in the ordinary course of business;

(c) the Borrower and the Restricted Subsidiaries may Dispose of other assets, including by entering into Exclusive IP Licenses for Fair Market Value; provided that (i) with respect to any Disposition pursuant to this Section 10.4(c) for a purchase price in excess of the greater of (x) $~~5,000,000~~12,500,000 and (y) ~~5.0~~7.5% of Consolidated EBITDA for the Test Period, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that, for purposes of determining what constitutes cash under this clause (i), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of the applicable Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $~~10,000,000~~25,000,000 and (y) ~~7.5~~15.0% of Consolidated ~~Total Assets~~EBITDA for the Test Period at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, (ii) any non-cash proceeds received in the form of Indebtedness or Capital Stock are pledged to the Collateral Agent to the extent required under Section 9.12 and (iii) to the extent applicable, the Net Cash Proceeds thereof are promptly offered to prepay the Term Loans to the extent required by Section 5.2(a)(i);

(d) the Borrower and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities so long as the Net Cash Proceeds of any sale or transfer pursuant to this clause (ii) are offered to prepay the Term Loans pursuant to Section 5.2(a)(i);

(e) the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 10.5;

(f) the Borrower and the Restricted Subsidiaries may effect any transaction permitted by Section 10.3, 10.5 (regardless of the form of consideration) or 10.6;

(g) the Mosaic Transactions shall be permitted;

(h) the Borrower and the Restricted Subsidiaries may Dispose of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(i) the Borrower and its Restricted Subsidiaries may enter into Sale Leasebacks, so long as, (i) after giving effect to any such transaction, no Event of Default shall have occurred and be continuing~~,~~ and (ii) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such transaction, with the covenant set forth in Section 10.9 (whether or not such covenant was required to be tested as of the end of the most recently ended fiscal quarter), as such covenant is recomputed as of the last day of the most recently ended Test Period~~, and (iii) to the extent applicable, the Net Cash Proceeds thereof to the Borrower and its Restricted Subsidiaries are promptly offered to prepay the Term Loans to the extent required by Section 5.2(a)(i)~~;

(j) the Borrower and the Restricted Subsidiaries may sell, transfer and otherwise Dispose of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(k) Dispositions in connection with any Recovery Event;

(l) the unwinding of any Hedging Agreement;

(m) any Disposition of the Capital Stock in, Indebtedness of, or other securities of, an Unrestricted Subsidiary;

(n) transfers of property subject to Recovery Events upon receipt of the net cash proceeds of such Recovery Event; ~~and~~

(o) the Borrower and the Restricted Subsidiaries may issue directors’ qualifying shares and shares issued to foreign nationals, in each case as required by Applicable Laws;

(p) the Borrower and the Restricted Subsidiaries may enter into any netting arrangement of accounts receivable between or among the Borrower and its Restricted Subsidiaries or among Restricted Subsidiaries of the Borrower made in the ordinary course of business;

(q) the Borrower and the Restricted Subsidiaries may allow the lapse of, abandon, cancel or cease to maintain or cease to enforce Intellectual Property rights that are no longer (i) used, useful or necessary for the on-going business of the Borrower and its Restricted Subsidiaries, (ii) economically practicable or commercially reasonable to maintain or (iii) in the best interest of or material for the operation of the Borrower’s and the Restricted Subsidiaries’ businesses, in each case in the ordinary course of business or consistent with past practice in the reasonable business judgment of the Borrower;

(r) the Borrower and the Restricted Subsidiaries may surrender, terminate or waive any contract rights or surrender, waive, settle, modify, compromise or release any litigation claims or any other claims of any kind (including in tort) in the ordinary course of business;

(s) the Borrower and the Restricted Subsidiaries may make Dispositions (including those of the type otherwise described herein) in an aggregate amount not to exceed the greater of (x) $17,500,000 and (y) 10.0% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the Test Period most recently ended on or prior the date such assets are Disposed (measured as of such date); and

(t) ~~(o)~~ Dispositions of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (~~n~~t) above.

10.5 Limitation on Investments. The Borrower will not and will not permit any of the Restricted Subsidiaries to, make or permit to exist any advance, loan, extensions of credit or capital contribution to, or purchase or hold any stock, bonds, notes, debentures or other securities of or any assets of, or make or hold any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit, asset purchases (including purchases of inventory, Intellectual Property, supplies and materials), the lease of any asset and the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(b) Investments in assets constituting Permitted Investments at the time such Investments are made;

(c) loans and advances to officers, directors, employees and consultants of the Borrower or any of its Restricted Subsidiaries (i) to finance the purchase of Capital Stock of the Borrower (or any Parent Entity thereof); provided that, if applicable, the amount of such loans and advances used to acquire such

Capital Stock shall be contributed to the Borrower in cash as common equity, (ii) for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, ~~(ii)~~ (iii) for payment or pre-payment of any state, federal or foreign taxes owed by such person and ~~(iii)~~ (iv) for additional purposes not contemplated by subclauses (i) ~~or~~, (ii) or (iii) above; provided that at the time of the making of any such Investment, and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Investments outstanding in reliance on this Section 10.5(c)(~~ii~~iv) shall not exceed the greater of (x) $~~10,000,000~~12,500,000 and (y) 7.5% of Consolidated EBITDA for the Test Period;

(d) (i) Investments consisting of non-economic member interests in the GP Entities, (ii) Investments by any GP Entity consisting of non-economic member interests or general partner interests in the corresponding Grosvenor Fund GP and (iii) direct or indirect Investments in Grosvenor Funds made in the ordinary course of business (including reasonable expansions thereof), provided that no Investment in any Person that has ceased to be a Grosvenor Fund shall be permitted pursuant to this clause (iii);

(e) Investments (i) existing or contemplated on the Amendment No. 5 Effective Date and listed on Schedule 10.5, (ii) existing on the Amendment No. 5 Effective Date of the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and (iii) in the case of each of clauses (i) and (ii), any modification, replacement, renewal, extension or reinvestment thereof, so long as the aggregate amount of all Investments pursuant to this Section 10.5(e) is not increased at any time above the amount of such Investments existing or contemplated on the Amendment No. 5 Effective Date, except pursuant to the terms of such Investment existing or contemplated as of the Amendment No. 5 Effective Date or as otherwise permitted by this Section 10.5;

(f) Investments in Hedging Agreements permitted by Section 10.1(i);

(g) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(h) Investments to the extent that the payment for such Investments is made solely with the Capital Stock of the Borrower (or any Parent Entity thereof);

(i) Investments constituting non-cash proceeds of sales, transfers and other Dispositions of assets to the extent permitted by Sections 10.3 and 10.4;

(j) Investments (i) in the Borrower or any Guarantor, (ii) by any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary, and (iii) by the Borrower or any Guarantor in any Restricted Subsidiary that is not a Guarantor (A) in connection with reorganizations and related activities related to tax planning and reorganizations, provided that, after giving effect to any such reorganization and related activities, the value of the Collateral, taken as a whole, is not impaired in any material respect (it being understood that the contribution of the equity interests of one or more “first tier” Foreign Subsidiaries to a newly-formed “first tier” Foreign Subsidiary that is a Restricted Subsidiary shall be permitted), and (B) in addition to Investments made pursuant to the foregoing clause (A), Investments valued at the Fair Market Value of such Investments at the time such Investment is made, in an aggregate amount, measured, at the time such Investment is made, that would not exceed, after giving effect to the making of such Investment, the sum of (1) the greater of $~~10,000,000~~12,500,000 and 7.5% of Consolidated EBITDA for the Test Period, (2) the Available Amount at such time and (3) to the extent not otherwise included in the determination of the Available Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such

Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made);

(k) Investments constituting Permitted Acquisitions; ~~provided in the case of any Permitted Acquisitions made or provided by the Borrower or any Guarantor to acquire any Restricted Subsidiary that does not become a Guarantor or merge, consolidate or amalgamate into the Borrower or a Guarantor or any assets that shall not, immediately after giving effect to such Permitted Acquisition, be owned by the Borrower or a Guarantor, the Borrower shall be in compliance with either (i) a minimum Interest Coverage Ratio as of the Test Period most recently ended on or prior to such Investment, calculated on a Pro Forma Basis, as if such Investment (and associated transactions) had occurred on the first day of such Test Period, of at least 2.00:1.00 or (ii) an Interest Coverage Ratio, calculated on a Pro Forma Basis, that is no less than the Interest Coverage Ratio immediately prior to such Investment;~~

(l) Investments made to repurchase or retire Capital Stock of the Borrower (or any Parent Entity thereof) owned by any employee stock ownership plan or key employee stock ownership plan of the Borrower; provided that such repurchase or retirement is permitted in accordance with the terms of Section 10.6(b);

(m) Investments in the business of the Borrower and its Restricted Subsidiaries made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Asset Sale Prepayment Event or Recovery Event prior to the end of the Reinvestment Period or pursuant to an Acceptable Reinvestment Commitment or Restoration Certification;

(n) the Borrower may make a loan to any Parent Entity thereof that could otherwise be made as a Dividend to any Parent Entity thereof under Section 10.6, so long as the amount of such loan is deducted from the amount available to be made as a Dividend under the applicable clause of Section 10.6;

(o) Investments in the ordinary course of business consisting of Article 3 customary endorsements for collection or deposit and Article 4 customary trade arrangements with customers;

(p) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q) Investments held by any Person acquired by the Borrower or a Restricted Subsidiary after the Closing Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 10.3 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) Investments made pursuant to the Mosaic Transactions;

(t) ~~[Reserved]~~Investments consisting of earnest money deposits required in connection with purchase agreements or other Acquisitions or similar Investments;

(u) Investments consisting of Indebtedness, Dispositions, Dividends and debt payments permitted under Sections 10.1, 10.3, 10.4 (other than 10.4(e) or 10.4(f)), 10.6 (other than 10.6(c)) and 10.7;

(v) intercompany Investments in the form of loans, advances or extensions of credit by any Credit Party to any Restricted Subsidiary that is not a Guarantor in the ordinary course of business for working capital purposes; provided, that such loans, advances or extensions of credit shall be evidenced by the Intercompany Note;

(w) intercompany Investments so long as any such Investment is part of a series of Investments occurring substantially simultaneously and that results in the proceeds of the initial Investments being invested in the Borrower or a Guarantor;

(x) the Borrower may make additional Investments pursuant to this clause (x) if, (A) after giving Pro Forma Effect to such Investments, the Borrower would be in compliance with a Total Leverage Ratio as of the most recently ended Test Period on or prior to date of the making of any such Investments, calculated on a Pro Forma Basis, as if such Investments had occurred on the first day of such Test Period, that is no greater than ~~2.75:1.00~~the greater of (x) 3.00:1.00 and (y) the Total Leverage Ratio immediately prior to such Investments and (B) no Event of Default has occurred and is continuing or would result therefrom;

(y) ~~[Reserved];~~contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any of its Restricted Subsidiaries;

(z) any additional Investments (including, without limitation, Investments in Minority Investments, Investments in Unrestricted Subsidiaries, Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries), as valued at the Fair Market Value of such Investment at the time each such Investment is made; provided that the aggregate amount of such Investment (as so valued) shall not cause the aggregate amount of all such Investments made on or after the Amendment No. 5 Effective Date pursuant to this Section 10.5(z) measured (as so valued) at the time such Investment is made, to exceed, after giving effect to such Investment, the sum of (A) the greater of (x) $~~75,000,000~~82,500,000 and (y) 50.0% of Consolidated EBITDA for the Test Period, plus (B) the Available Amount at such time, plus (C) to the extent not otherwise included in the determination of the Available Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) plus (D) the Available RP Capacity Amount on the relevant date of determination; provided, further, that intercompany current liabilities incurred in the ordinary course of business , in connection with the cash management operations of the Borrower and the Restricted Subsidiaries shall not be included in calculating the limitation in this Section 10.5(z) at any time;

(aa) Investments arising as a result of Sale Leasebacks;

(bb) ~~(aa)~~ Investments in Subsidiaries to satisfy any capital requirements necessary to maintain any regulatory status (plus a reasonable cushion in excess of any required regulatory capital requirement);

(cc) ~~(bb)~~ Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

~~(cc) [Reserved];~~

(dd) loans and advances to customers in the ordinary course of business in respect of the payment of insurance premiums;

(ee) ~~(dd)~~ Investments in Unrestricted Subsidiaries for the purpose of consummating transactions permitted under Section 10.4(g);

(ff) ~~(ee)~~ the forgiveness or conversion to Capital Stock of any Indebtedness owed by the Borrower or any Restricted Subsidiary and permitted by Section 10.1; ~~and~~

(gg) Investments in the ordinary course of business or consistent with past practice consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, licensors, sublicensors, licensees and sublicensees;

(hh) Investments made in the ordinary course of business in connection with (i) obtaining, maintaining or renewing client and customer contracts and (ii) loans or advances made to, and guarantees with respect to obligations of, independent operators, distributors, suppliers, licensors, sublicensors, licensees and sublicensees;

(ii) any Investment in any Subsidiary or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(jj) Guarantee obligations of the Borrower or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(kk) Investments in the Borrower or any Restricted Subsidiary in connection with any Tax Restructuring; provided that, after giving effect to any such activities, the value of the Collateral, taken as a whole, and the value of the Guarantees, taken as a whole, would not be adversely impaired in any material respect; and

(ll) ~~(ff)~~ Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Restricted Subsidiary comply with the applicable requirements of Section 9.15, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.5, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 9.15, as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof).

For purposes of determining compliance with this Section 10.5, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (~~ff~~ll) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on the circumstances existing on the date of such reclassification) such Investment (or any portion thereof) in a manner that complies with this Section 10.5 and will only be required to include the amount and type of such Investment in one or more of the above clauses~~.~~; provided that if the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio, the Interest Coverage Ratio for the making of any such Investment would be satisfied on a pro forma basis as of the end of any subsequent fiscal quarter after such incurrence, the reclassification described in this paragraph shall be deemed to have occurred automatically.

10.6 Limitation on Dividends. The Borrower will not pay any dividends (other than dividends payable solely in the Capital Stock of the Borrower) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock or the Capital Stock of any Parent Entity now or hereafter outstanding (or any options or warrants or stock appreciation or similar rights issued with respect to any of its Capital Stock), or set aside any funds for any of the foregoing purposes (but excluding, in each case, the payment of compensation in the ordinary course of business to equity holders of any such Capital Stock who are employees of the Borrower or any Restricted Subsidiary), or permit the Borrower or any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the Capital Stock of any Parent Entity of the Borrower or the Capital Stock of the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation or similar rights issued with respect to any of the Capital Stock of any Parent Entity of the Borrower or the Capital Stock of the Borrower) (all of the foregoing “Dividends”); provided that:

(a) (i) the Borrower may (or may pay Dividends to permit any Parent Entity thereof to) redeem in whole or in part any of its Capital Stock with proceeds received by the Borrower from substantially concurrent equity contributions or issuances of new shares of its Capital Stock; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Capital Stock are at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby and (ii) the Borrower and any Restricted Subsidiary may pay Dividends payable solely in the Capital Stock (other than Disqualified Capital Stock not otherwise permitted by Section 10.1) of such Person;

(b) so long as no ~~Default or~~ Event of Default has occurred, is continuing or would result therefrom, the Borrower may redeem, acquire, retire or repurchase (and the Borrower may declare and pay Dividends to any Parent Entity thereof, the proceeds of which are used to so redeem, acquire, retire or repurchase) shares of its Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Capital Stock) (or to allow any of the Borrower’s Parent Entities to so redeem, retire, acquire or repurchase their Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of its Capital Stock)) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries, with the proceeds of Dividends from, the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership or incentive plan, equity subscription plan or subscription agreement, employment termination agreement or any other employment agreement or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Capital Stock) so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (i) the greater of (x) $~~5,000,000~~12,500,000 and (y) 7.5% of Consolidated EBITDA for the Test Period plus (ii) all Net Cash Proceeds obtained by the Borrower during such calendar year from the sale of such Capital Stock to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements plus (iii) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of this Section 10.6(b)(i)) (before giving effect to any carry forward) may be carried forward ~~without duplication to the two immediately~~to succeeding fiscal ~~years (but not any other)~~ and utilized to make payments pursuant to this Section 10.6(b)) ~~(any amount so carried forward shall be deemed to be used last in the subsequent fiscal year)~~;

(c) (i) to the extent constituting Dividends, the Borrower and any Restricted Subsidiary may make Investments permitted by Section 10.5 and (ii) each Restricted Subsidiary may make Dividends to the Borrower and to Restricted Subsidiaries (and, in the case of a Dividend by a non-wholly-owned (disregarding general partner, managing member and other similar interests) Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests);

(d) to the extent constituting Dividends, the Borrower and any Restricted Subsidiary may enter into and consummate transactions expressly permitted by any provision of Section 10.3 and the Borrower may pay Dividends to a Parent Entity thereof as and when necessary to enable such Parent Entity to effect the transactions permitted by such section;

(e) the Borrower may repurchase Capital Stock of any Parent Entity of the Borrower, or the Borrower, as applicable, upon exercise of stock options or warrants to the extent such Capital Stock represents all or a portion of the exercise price of such options or warrants, and the Borrower may pay Dividends to a Parent Entity thereof as and when necessary to enable such Parent Entity to effect such repurchases if the net cash consideration received by such Parent Entity in respect of such exercise price is promptly contributed to the Borrower;

(f) the Borrower or any Restricted Subsidiary may make and pay Dividends:

(i) (a) within any taxable year, equal to (I) the estimated taxable income of the Borrower allocable to such period (determined without regard to any basis adjustments under Section 734 of the Code or under Section 743 of the Code), less cumulative net taxable losses from prior taxable years (but excluding any such losses that were allocated to Persons that have ceased to be direct or indirect owners of the Borrower) to the extent that such losses are of a character (ordinary or capital) that would permit such losses to be deducted by the direct or indirect owners of the Borrower against the current taxable income of the Borrower allocable to such owners and have not previously been taken into account in determining Tax Distributions, multiplied by (II) the highest combined marginal federal, state and local income tax rate (including taxes imposed under Sections 1401 and 1411 of the Code) applicable to any direct or indirect owner of the Borrower during such period (the “Assumed Tax Rate”), and (b) after the end of any taxable year, equal to (I) the taxable income of the Borrower for such taxable year (determined without regard to any basis adjustments under Section 734 of the Code or under Section 743 of the Code), less cumulative net taxable losses from prior taxable years (but excluding any such losses that were allocated to Persons that have ceased to be direct or indirect owners of the Borrower) to the extent that such losses are of a character (ordinary or capital) that would permit such losses to be deducted by the direct or indirect owners of the Borrower against the current taxable income of the Borrower allocable to such owners and have not previously been taken into account in determining Tax Distributions, multiplied by the Assumed Tax Rate, minus (II) any Dividends previously made under clause (a) with respect to such taxable year; provided that the amount of all Dividends under clause (a) for a taxable year in excess of the annual tax liability determined under clause (b)(I) for such taxable year shall reduce dollar-for-dollar subsequent Dividends under clause (a) (in the case of clauses (a) and (b), which shall be payable regardless of whether a Default, Event of Default or non-compliance with Section 10.9 shall exist) (such distributions in clauses (a) and (b), “Tax Distributions”);

(ii) the proceeds of which shall be used to pay (or to make Dividends to allow any Parent Entity of the Borrower to pay) (a) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting, corporate overhead and similar expenses provided by third parties and franchise and similar taxes), which are reasonable and customary and incurred in the ordinary course of business (and, in the case of any Parent Entity of the Borrower, attributable to such Parent Entity’s ownership of the Borrower)~~, in an aggregate amount not to exceed $1,000,000 in any fiscal year~~ plus any reasonable and customary indemnification claims made by future, current and former employees, managers, consultants, independent contractors, directors or officers and (b) Public Company Costs of any Parent Entity;

(iii) the proceeds of which shall be used to pay (or to make Dividends to allow any Parent Entity of the Borrower to pay) franchise taxes and other fees, taxes and expenses required to maintain any of the Borrower’s Parent Entities’ corporate existence;

(iv) ~~[Reserved]~~the proceeds of which shall be used to make Investments contemplated by Section 10.5(c);

(v) the proceeds of which shall be used to pay (or to make Dividends to allow any Parent Entity of the Borrower to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering, refinancing, issuance, incurrence, Disposition or acquisition or Investment transaction permitted by this Agreement;

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and consultants of any Parent Entity thereof, or Non-Cash Compensation Expenses, in each case, to the extent such salaries, bonuses, compensation and other benefits, including Non-Cash Compensation Expenses, are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and

(vii) the proceeds of which shall be used to pay any earn-out obligations in connection with the Transactions (or other similar obligations under the Purchase Agreement (including the Post Closing Purchase Price)) or the Amendment No. 5 Transactions in each case without giving effect to any amendment to such obligations that is adverse to the interest of the Lenders or any other contractual earn-out obligations to the extent constituting a bona fide Investment made by the Borrower and/or its Restricted Subsidiaries under Section 10.5;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may make ~~Restricted Payments~~Dividends in an amount in any fiscal year not to exceed an amount equal to the sum of (A) 7.00% of the Net Cash Proceeds received by or contributed to the Borrower from the initial public offering of the Capital Stock of the Borrower or any Parent Company and any other public offering of the Capital Stock of the Borrower or any Parent Company plus (B) 7.00% of the Market Capitalization of the Person issuing Capital Stock in such initial public offering; provided that available capacity under this clause (g) shall be reduced by (x) an amount equal to the amount of any Investments made in reliance on Section 10.5(z)(D) and (y) the amount of prepayments, repurchases, redemptions and/or any other defeasances of Material Subordinated Debt made in reliance on Section 10.7(a)(iii)(A)(II);

(h) in addition to the foregoing Dividends, the Borrower may make additional Dividends; provided that any such Dividend shall not cause the aggregate amount of all such Dividends made on or after the Amendment No. 5 Effective Date pursuant to this Section 10.6(h) measured at the time such Dividend is paid to exceed, after giving effect to such Dividend, the sum of (i) the greater of (x) $~~27,500,000~~42,500,000 and (y) 25.0% of Consolidated EBITDA for the Test Period plus (ii) an amount equal to the Available Amount at the time such Dividend is paid so long as in the case of this clause (ii) no Event of Default has occurred and is continuing or would result therefrom plus (iii) the aggregate amount of Excluded Contributions received since the Amendment No. 5 Effective Date (not otherwise used to incur Indebtedness); provided, further, that available capacity under this clause (h) shall be reduced by an amount equal to the amount of (x) any Investments made in reliance on Section 10.5(z)(D) and (y) the amount of prepayments, repurchases, redemptions and/or any other defeasances of Material Subordinated Debt made in reliance on Section 10.7(a)(iii)(A)(II);

(i) the Borrower may make additional Dividends pursuant to this clause (i) if, (A) after giving Pro Forma Effect to such Dividends, the Borrower would be in compliance with a Total Leverage Ratio as of the most recently ended Test Period on or prior to date of the making of any such Dividends, calculated on a Pro Forma Basis, as if such Dividends had occurred on the first day of such Test Period, that is no greater than ~~2.75~~3.00:1.00 and (B) no Event of Default has occurred and is continuing or would result therefrom;

(j) the Borrower may (or may make Dividends to allow any Parent Entity to) (i) pay cash in lieu of fractional shares in connection with any Dividend, split or combination thereof or any Permitted Acquisition (or similar Investment) and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness of the Borrower and the Restricted Subsidiaries in accordance with its terms;

(k) the Borrower may make payments (or make Dividends to allow any Parent Entity to make such payments) described in Sections 9.10(c), (e), (i), (j), (l) and (p) (subject to the conditions set out therein); ~~and~~

(l) the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 10.6~~.~~;

(m) the Borrower may make payments or distributions to satisfy dissenters’ rights pursuant to or in connection with an Acquisition, merger, consolidation, amalgamation or transfer of assets that complies with Section 10.3;

(n) the Borrower may make any Dividends to a Parent Entity for nominal value per right, of any rights granted to all holders of Capital Stock of the Borrower (or any Parent Entity of the Borrower) pursuant to any equityholders’ rights plan adopted for the purpose of protecting equityholders from unfair takeover practices; and

(o) the Restricted Subsidiaries may make Dividends in connection with the acquisition of additional Capital Stock in any Restricted Subsidiary from minority equityholders.

The amount of all Dividends (other than cash) will be the Fair Market Value on the date of the Dividend of the assets or securities proposed to be transferred or issued by the Borrower or any Restricted Subsidiary, as the case may be, pursuant to the Dividend.

For purposes of determining compliance with this Section 10.6, in the event that a Dividend meets the criteria of more than one of the categories of Dividends described in clauses (a) through (~~l~~o) above, the

Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify (based on the circumstances existing on the date of such reclassification) such Dividend (or any portion thereof) in a manner that complies with this Section 10.6 and will only be required to include the amount and type of such Dividend in one or more of the above clauses~~.~~; provided that if the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Secured Leverage Ratio, the Interest Coverage Ratio for the making of any such Dividend would be satisfied on a pro forma basis as of the end of any subsequent fiscal quarter after such incurrence, the reclassification described in this paragraph shall be deemed to have occurred automatically.

10.7 Limitations on Debt Payments and Amendments~~. (a)~~ .

(a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to prepay, repurchase, redeem or otherwise defease any Subordinated Indebtedness in an aggregate principal amount exceeding the greater of (x) $25,000,000 and (y) 15% of Consolidated EBITDA for the Test Period (any such Subordinated Indebtedness, “Material Subordinated Indebtedness”), in each case, on or prior to the date that occurs earlier than six months prior to the stated maturity date thereof (it being understood that payments of regularly scheduled principal and interest obligations shall be permitted); provided that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease any Subordinated Indebtedness (i) with the proceeds of any Permitted Refinancing Indebtedness in respect of such Indebtedness, (ii) by converting or exchanging any such Indebtedness to Qualified Capital Stock of the Borrower or any of its Parent Entities or (iii) on or after the Amendment No. 5 Effective Date in (A) an aggregate amount not to exceed the sum of (I) the greater of (x) $~~27,500,000~~42,500,000 and (y) 25.0% of Consolidated EBITDA for the Test Period plus (II) the Available RP Capacity Amount on the relevant date of determination plus (B) an amount equal to the Available Amount at the time of such prepayment, redemption, repurchase or defeasance so long as in the case of this clause (B) no Event of Default has occurred and is continuing or would result therefrom plus (C) an additional amount so long as in the case of this clause (C) (x) after giving Pro Forma Effect thereto, the Borrower would be in compliance with a Total Leverage Ratio as of the most recently ended Test Period on a Pro Forma Basis that is no greater than ~~2.75~~3.00:1.00 and (y) no Event of Default has occurred and is continuing or would result therefrom;

(b) The Borrower will not, and will not permit any of the Restricted Subsidiaries to waive, amend, modify, terminate or release any Subordinated Indebtedness Documentation to the extent that any such waiver, amendment, modification, termination or release, taken as a whole, would be materially adverse to the Lenders in any material respect.

(c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.

~~10.8 Limitations on Sale Leasebacks. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks.~~

10.8 [Reserved].

10.9 Financial Covenant. ~~As~~Solely with respect to the Revolving Credit Facility, as of the end of each fiscal quarter for which Section 9.1 Financials have been delivered (beginning with the fiscal quarter ended March 31, 2014), but only if, on the last day of such fiscal quarter, the aggregate amount of (i)

Revolving Credit Loans, (ii) Swingline Loans and (iii) Letter of Credit Obligations (other than in respect of Letters of Credit that have been Cash Collateralized to at least 100% of their maximum stated amount) in excess of $5,000,000 that is outstanding and/or issued, as applicable, exceeds 40% of the aggregate amount of the Total Revolving Credit Commitments, the Borrower will not permit the First Lien Secured Leverage Ratio as of the last day of such fiscal quarter to exceed 3.75:1.00.

10.10 Permitted Activities of the Parent GPs. Each of ~~GCMH~~the Parent GPs ~~and GCM LLC~~ shall not (a) incur, directly or indirectly, any Indebtedness ~~or any other obligation or liability whatsoever~~for borrowed money, other than Indebtedness ~~or other obligations or liabilities incurred by GCMH GP~~ solely as a result of its status as, or in the performance of its duties as, the general partner of the Borrower or, as applicable, Grosvenor or any Affiliate of the Borrower or ~~by GCM LLC solely as a result of its status as, or in the performance of its duties as, the general partner of Grosvenor or any Affiliates of Grosvenor, not to exceed~~, as applicable, Grosvenor in excess of $1,000,000 in the aggregate per fiscal year, in each case, (b) except with respect to the pledge of its Capital Stock of the Borrower pursuant to the Pledge Agreement, create or suffer to exist any consensual Lien securing Indebtedness for borrowed money upon any property or assets now owned or hereafter acquired, leased or licensed, by it, (c) engage in any business or activity or own any assets other than ~~(i) in the case of GCMH GP,~~ holding 100% of the general partnership interests of the Borrower or ~~holding 100% of the general partnership or managing member (or manager) interests in any Affiliate of Borrower and (ii) in the case of GCM LLC, holding 100% of the general partnership interests of~~, as applicable, Grosvenor or holding 100% of the general partnership or managing member (or manager) interests in any Affiliate of the Borrower or, as applicable, Grosvenor and engaging in activities related or incidental thereto, (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person (in each case, other than in connection with a restructuring that does not result in a Change of Control so long as the transferee assumes all Obligations of the transferor under the Credit Documents), (e) ~~(i) in the case of GCMH GP,~~ sell or otherwise dispose of any Capital Stock of the Borrower or ~~any Affiliate of Borrower and (ii) in the case of GCM LLC, sell or otherwise dispose of any Capital Stock of~~, as applicable, Grosvenor or any Affiliate of ~~Grosvenor, (f) (i) in the case of GCMH GP,~~the Borrower or, as applicable, Grosvenor (in each case, other than in connection with a restructuring that does not result in a Change of Control so long as the transferee assumes all Obligations of the transferor under the Credit Documents), (f) create or acquire any Subsidiary or make or own any Investment in any Person other than the Borrower or ~~an Affiliate of Borrower and (ii) in the case of GCM LLC, create or acquire any Subsidiary or make or own any Investment in any Person other than~~, as applicable, Grosvenor or an Affiliate of the Borrower or, as applicable, Grosvenor, or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons; provided, that none of clauses (d), (e), (f), or (g) shall apply to actions described therein which are taken in connection with an equity issuance in which ~~GCMH~~a Parent GP ~~or GCM LLC, as the case may be,~~ ceases to be the general partner of the Borrower or ~~Grosvenor~~, as ~~the case may be~~applicable, Grosvenor (a “Qualified Equity Transaction”); provided, further, that nothing in this Section 10.10 shall prohibit the Mosaic Transactions.

10.11 Amendments or Waivers of Organizational Documents. Borrower shall not nor shall it permit any Guarantor to, agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date which, in any case, would be materially adverse to the interest of the Lenders.

10.12 Burdensome Agreements. The Borrower will not and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Credit Document, any Permitted Additional Debt Documents related to any Permitted Additional Debt, any documentation governing any Credit Agreement Refinancing Indebtedness or any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Guarantor from making dividends or distributions to the Borrower or any Guarantor or (b) the Borrower or any Guarantor from creating, incurring, assuming or suffering to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the Amendment No. 5 Effective Date and are listed on Schedule 10.12 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Obligation,

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower,

(iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1,

(iv) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition,

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 10.5 and applicable solely to such joint venture entered into in the ordinary course of business,

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness,

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto,

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness,

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary,

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(xii) are imposed by Applicable Law,

(xiii) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation,

(xiv) contain restrictions prohibiting the granting of a security interest in licenses or sublicenses of Intellectual Property, which licenses and sublicenses are entered into in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property), and

(xv) arise pursuant to the Mosaic Transactions.

SECTION 11. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or ~~the reimbursement of any Unpaid Drawing or~~ (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above); or

11.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party (or Holdings, any Parent GP or any GP Entity that is a party to any of the Credit Documents) herein or in any other Credit Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made and such representation, warranty or statement, if capable of being cured, remains incorrect in such respect for 30 days after receipt by the Borrower of written notice thereof by the Administrative Agent; or

11.3 Covenants. Any Credit Party (or Holdings, any Parent GP or any GP Entity that is a party to any of the Credit Documents to which any covenants, term or agreements under any of the Credit Documents are applicable) shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i), Section 9.6 (with respect to the existence of the Borrower only) or Section 10; provided that with respect to Section 10.9, an Event of Default shall not occur until the expiration of the 10th Business Day subsequent to the date the certificate calculating compliance with Section 10.9 as of the last day of any fiscal quarter is required to be delivered pursuant to Section 9.1(d) (without giving effect to any grace period for such delivery) with respect to such fiscal quarter or fiscal year, as applicable; provided that a Default by the Borrower under Section 10.9 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to the Term Loan Facility, any Incremental Term Loan Facility or any Credit Agreement Refinancing Indebtedness (unless consisting of revolving credit facilities) unless and until the Required Revolving Class Lenders under the Revolving Credit Facility shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1, Section 11.2 and clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or

11.4 Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1) in excess of the greater of (x) $~~20,000,000~~25,000,000 and (y) 15% of Consolidated EBITDA for the Test Period, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (x) with respect to Indebtedness consisting of any Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements and (y) secured Indebtedness that becomes due solely as a result of the sale, transfer or other Disposition (including as a result of Recovery Event) of the property or assets securing such Indebtedness) the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; provided that such default or failure remains unremedied or has not been waived by the holders of such Indebtedness; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment prior to the stated maturity thereof; provided that this clause (b) shall not apply to (A) Indebtedness outstanding under any Hedging Agreements that becomes due pursuant to a termination event or equivalent event under the terms of such Hedging Agreements and (B) secured Indebtedness that becomes due as a result of a Disposition or a Recovery Event of, or related to, the property or assets securing such Indebtedness prior to the stated maturity thereof; or

11.5 Bankruptcy, etc. The Borrower or any Specified Subsidiary shall commence a voluntary case, proceeding or action concerning itself under the Bankruptcy Code; or an involuntary case, proceeding or action is commenced against the Borrower or any Specified Subsidiary under the Bankruptcy Code and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code) receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Specified Subsidiary; or the Borrower or any Specified Subsidiary commences any other proceeding or action under any other Debtor Relief Law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Specified Subsidiary; or there is commenced against the Borrower or any Specified Subsidiary under any Debtor Relief Law any such proceeding or action that remains undismissed for a period of 60 days; or any order of relief or other order approving any such case or proceeding or action is entered; or the Borrower or any Specified Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or ~~any corporate action is taken by the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or~~

11.6 ERISA. (a) With respect to any Pension Plan, the failure to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; with respect to any Multiemployer Plan, the failure to make any required contribution or payment; a determination that any Pension Plan is in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA or any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; any Pension Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); with respect to any Multiemployer Plan, notification by the administrator of such Multiemployer Plan that any of the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan; the PBGC provides written notice of its intent to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan in a manner that results in a liability under Title IV of ERISA to the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate; ~~an event shall have occurred or a condition shall exist entitling the PBGC to provide written notice of its intent to terminate any Pension Plan; any~~any of the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred a liability to or on account of a Pension Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064 or 4069 of ERISA or Section

4971 of the Code; any termination of a Foreign Plan has occurred; any ~~non~~ noncompliance with Applicable Law (including funding requirements under such Applicable Law) for any Foreign Plan has occurred; (b) there would reasonably be expected to result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability; and (c) such lien, security interests or liability will or would be reasonably likely to have a Material Adverse Effect; or

11.7 Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect or any Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any Guarantor’s obligations under the Guarantee; or

11.8 Security Documents. Any Security Document or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Administrative Agent, the Collateral Agent or any Lender) or any grantor, pledgor or mortgagor thereunder or any Credit Party (or Holdings, any Parent GP or any GP Entity that is a party to any of the Security Documents) shall deny or disaffirm in writing any grantor’s, pledgor’s or mortgagor’s or such Person’s obligations under such Security Document; or

11.9 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries for the payment of money in an aggregate amount in excess of the greater of (x) $~~20,000,000~~25,000,000 and (y) 15% of Consolidated EBITDA for the Test Period for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

11.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if (x) any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders (it being agreed that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to the Term Loan Facility, any Incremental Term Loan Facility or any Credit Agreement Refinancing Indebtedness (unless consisting of revolving credit facilities), and none of the actions described in clauses (i) and (ii) below may be taken as a result of a Financial Covenant Event of Default with respect to the Term Loan Facility, any Incremental Term Loan Facility or any Credit Agreement Refinancing Indebtedness (unless consisting of revolving credit facilities), in each case prior to such time as the Required Revolving Class Lenders under the Revolving Credit Facility shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable), or (y) a Financial Covenant Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Revolving Class Lenders (and in the case of this clause (y), without limiting Section 11.3, only with respect to the Revolving Credit Facility and any Swingline Loans, Letters of Credit, Letter of Credit Borrowings and Letter of Credit Obligations), in either case by written notice to the Borrower, take either or both of the following actions: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 11.5 with respect to the Borrower shall occur, no written notice by the Administrative Agent shall be required and the Commitments shall automatically terminate and all amounts in respect of all Loans and all

Obligations shall be automatically become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower).

11.11 Borrower’s Right to Cure..

(a) Financial Performance Covenant. Notwithstanding anything to the contrary contained in this Section 11, in the event that the Borrower reasonably expects to fail (or has failed) to comply with the requirements of Section 10.9 as of the end of any fiscal quarter when such covenant is required to be tested, at any time after the end of such fiscal quarter through and until the expiration of the 10th Business Day subsequent to the date the financial statements are required to be delivered pursuant to Section 9.1(a) or Section 9.1(b) with respect to such fiscal quarter (the “Cure Deadline”), the Borrower (or any Parent Entity thereof) shall have the right to issue Qualified Capital Stock (in a form reasonably acceptable to the Administrative Agent if other than ordinary common stock) for cash or otherwise receive cash contributions to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of the net proceeds of such issuance or contribution (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, provided such Cure Amount is received by the Borrower on or before the applicable Cure Deadline, compliance with Section 10.9 for such fiscal quarter shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter with respect to which such Cure Amount is received by the Borrower and any Test Period that includes such fiscal quarter, solely for the purpose of determining whether an Event of Default has occurred and is continuing as a result of a violation of the covenant set forth in Section 10.9 and, subject to clause (c) below, not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(ii) Consolidated First Lien Debt as of the end of any fiscal quarter subsequent to the fiscal quarter for which the Cure Amount is deemed applied shall, notwithstanding clause (i) above, be decreased solely to the extent proceeds of the Cure Amount are actually applied to prepay any Indebtedness under the Credit Facilities (provided that any such Indebtedness so prepaid shall be a permanent repayment of such Indebtedness and termination of commitments thereunder); and

(iii) if, after giving effect to the foregoing pro forma adjustment, the Borrower shall then be in compliance with the requirements of Section 10.9, the Borrower shall be deemed to have satisfied the requirements of Section 10.9 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 10.9 that had occurred shall be deemed cured for purposes of this Agreement;

provided that the Borrower shall have notified the Administrative Agent in writing of the exercise of such Cure Right within five Business Days of the receipt of the Cure Amounts.

(b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four fiscal-quarter period there shall be no more than two fiscal quarters with respect to which the Cure Right is exercised, (ii) from and after the Amendment No. 5 Effective Date, there shall be no more than five exercises of the Cure Right in the aggregate during the term of the Credit Facilities, (iii) the Cure Amount shall be no greater than the amount required for purposes of pro forma compliance with Section 10.9 as of the end of such fiscal quarter (such amount, the “Necessary Cure Amount”); provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with Section 10.9 for such fiscal quarter (such amount, the “Expected Cure Amount”), (iv) subject to clause (c) below, all Cure Amounts shall be disregarded for purposes of determining the Applicable Margin, the Commitment Fee Rate, financial ratio-based conditions, any baskets with respect to the covenants contained in the Credit Documents or the calculation or usage of the Available Amount and (v) there shall be no pro forma reduction in Indebtedness (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with Section 10.9 for the fiscal quarter for which such Cure Amount is deemed applied.

(c) Expected Cure Amount. Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining any baskets (other than any previously contributed Cure Amounts), with respect to the covenants contained in the Credit Documents or the Available Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive the cash proceeds from the issuance of Qualified Capital Stock or a cash capital contribution, which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.

SECTION 12. The Administrative Agent and the Collateral Agent

12.1 Appointment. (a) .

(a) Each of the Lenders and the Letter of Credit Issuers hereby irrevocably appoints MSSF to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Credit Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the Letter of Credit Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Letter of Credit Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted under the Security Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 12.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 12 and Section 13 (including Section 13.5(a), as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Credit Documents) as if set forth in full herein with respect thereto.

12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise their respective rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.3 Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.10 and 13.1 or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 6, Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and the Collateral Agent; and

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Affiliated Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or

Participant is a Disqualified Lender or an Affiliated Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender or an Affiliated Lender.

12.4 Reliance by Administrative Agent and Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

12.5 Notice of Default. The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless and until the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable).

12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Letter of Credit Issuer expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Holdings, the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender and each Letter of Credit Issuer represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers, the Bookrunner or any other Lender or Letter of Credit Issuer or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, any Guarantor and any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender and Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers, the Bookrunner or any other Lender or Letter of Credit Issuer or any of their Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Holdings, the Borrower, any Guarantor and any other Credit Party. Each Lender and each Letter of Credit Issuer represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Letter of Credit Issuer for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Letter of Credit Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Letter of Credit Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each Letter of Credit Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.7 Indemnification. The Lenders agree to indemnify the Agents in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents’ gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder.

12.8 Successor Agent. The Administrative Agent and the Collateral Agent may at any time, upon no less than 30 days prior written notice to the Lenders, the Letter of Credit Issuers and the Borrower, resign as an Agent hereunder. In addition, if the Administrative Agent, and/or Collateral Agent shall become a Defaulting Lender pursuant to clause (v) of the definition of Lender Default, then such Agent may be removed from its capacity as Agent hereunder upon the request of the Required Lenders and the Borrower and by notice in writing to such Person. Upon receipt of any such notice of resignation or after notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. In respect of a resignation, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent, as applicable, may with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) on behalf of the Lenders and the Letter of Credit Issuers, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then, whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date. In respect of a removal, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after receipt by the removed Administrative Agent or Collateral Agent, as applicable, of the written notice of its removal (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), if the Required Lenders shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then, whether or not a successor has been appointed, such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Effective as of the Resignation Effective Date or the Removal Effective Date, as applicable, (a) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Letter of Credit Issuers under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent or Collateral Agent, as applicable, all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent, as applicable, shall instead be made by or to each Lender and the Letter of Credit Issuers directly, until such time as the Required Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or replaced Administrative Agent or Collateral Agent, as applicable (other than any rights to indemnity payments owed to such retiring (or retired) or replaced Administrative Agent or Collateral Agent), and the retiring (or retired) or replaced Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder and under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or replaced Administrative Agent’s or Collateral Agent’s as applicable, resignation or replacement hereunder and under the other Credit Documents, the provisions of this Section 12 and Section 13.5 shall continue in effect for the benefit of such retiring or replaced Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent, as applicable.

12.9 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax, except taxes imposed as a result of a current or former connection unrelated to this Agreement between the Administrative Agent and any jurisdiction outside of the United States imposing such tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

12.10 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.11 No Other Duties, Etc.~~No Other Duties, Etc.~~ Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the Bookrunner listed on the cover page hereof shall ~~not~~ have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Letter of Credit Issuer hereunder.

12.12 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuers and the Administrative Agent under Sections 4.1 and 13.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Letter of Credit Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.1 and 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Letter of Credit Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Letter of Credit Issuer or in any such proceeding.

12.13 Secured Cash Management Agreements and Secured Hedging Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Security Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 12 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedging Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

12.14 Intercreditor Agreements. In connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is secured by Liens permitted by Section 10.2, at the request of the Borrower, the Administrative Agent (including in its capacity as Collateral Agent) agrees to execute and deliver the Customary Intercreditor Agreements, as applicable, and any amendments, amendments and restatements, restatements or waivers of or supplements thereto. In connection with any such amendment, restatement, waiver, supplement or other modification, the Credit Parties shall deliver such officers’ certificates and supporting documentation as the Administrative Agent may reasonably request. The Lenders hereby authorize the Administrative Agent to take any action contemplated by the preceding sentence, and any such amendment, amendment and restatement, restatement, waiver of or supplement to or other modification of any such Credit Document shall be effective notwithstanding the provisions of Section 13.1.

12.15 Certain ERISA Matters..

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions for exemptive relief apply so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part 1 of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to the extent that the Loans, the Letters of Credit, the Commitments or this Agreement will not give rise to a non-exempt Prohibited Transaction.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent ~~and~~, the Lead Arrangers and the Bookrunner and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Credit Party, that none of the Administrative Agent, ~~the~~any Lead Arranger, the Bookrunner or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

12.16 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, Letter of Credit Issuer, Secured Party or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party (any such Lender, Letter of Credit Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion  (whether or not after receipt of any notice under Section 12.16(b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment, to the extent not made with funds provided by the Borrower, shall at all times remain the property of the Administrative Agent or, to the extent made with funds provided by the Borrower, the Borrower, and shall be segregated by the Payment Recipient pending its return or repayment as contemplated below in this Section 12.16 and held in trust for the benefit of the Administrative Agent or the Borrower, as applicable, and such Lender, Letter of Credit Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 12.16(a) shall be conclusive, absent manifest error.

(b) Without limiting Section 12.16(a), each Lender, Letter of Credit Issuer, Secured Party or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Letter of Credit Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Letter of Credit Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.16(b);

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.16(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Letter of Credit Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under Section 12.16(a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party, to the rights and interests of such Lender, Letter of Credit Issuer or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 12.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Credit Document), the Borrower for the purpose of making a payment on the Obligations.

(e) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 12.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

(g) Notwithstanding anything to the contrary herein or in any other Credit Document, except as set forth in Section 12.16(d), (x) none of Holdings, the Borrower or any other Subsidiary of Holdings has acquired or incurred (or will acquire or incur) any obligations under this Section 12.16, (y) the obligations of Holdings, the Borrower or any other Subsidiary of Holdings shall not be affected by this Section 12.16 and (z) this Section 12.16 shall solely be an agreement among the Administrative Agent, the Lenders and the other Secured Parties.

SECTION 13. Miscellaneous

13.1 Amendments and Waivers. Except as expressly set forth in this Agreement (including, for the avoidance of doubt, Section 2.17), neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties (or Holdings, any Parent GP or any GP Entity that is party to any of the Credit Documents) written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties (or Holdings, any Parent GP or any GP Entity that is party to any of the Credit Documents) hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided that no such waiver, amendment, supplement or modification shall directly:

(i) reduce or forgive the principal of any Loan (it being understood that a waiver of any condition precedent or waiver of any Default, Event of Default, mandatory prepayment or mandatory commitment reduction shall not constitute a reduction or forgiveness of principal) or extend any scheduled amortization payments or the final scheduled maturity date of any Loan (other than as a result of waiving the conditions precedent set forth in Section 6 and Section 7 or other than as a result of a waiver or amendment of any Default, Event of Default, mandatory prepayment of Term Loans or mandatory commitment reduction (which shall not constitute an extension, forgiveness or postponement of any maturity date)), (provided that, any Lender, upon the request of the Borrower, may extend the maturity date of any Loans owing to it without the consent of any other Lender, including the Required Lenders) or reduce the stated interest rate applicable to the Loans (it being understood that any change (x) to the definition of “First Lien Secured Leverage Ratio” or (y) in the component definitions thereof shall not constitute a reduction in such rate and provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or reduce or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of waiving the conditions precedent set forth in Section 6 and Section 7 or other than as a result of a waiver or amendment of any Default, Event of Default, any mandatory prepayment of Term Loans or mandatory commitment reduction (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)), or extend the final expiration date of any Lender’s Commitment (provided that any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitments without the consent of any other Lender, including the Required Lenders) or extend the final expiration date of any Letter of Credit beyond the date specified in Section 3.1(a), or increase the aggregate amount of any Commitment (other than with respect to any Incremental Facility to which such Lender has agreed) of any Lender (other than as a result of waiving the conditions precedent set forth in Section 6 and Section 7 or other than as a result of a waiver or amendment of any Default, Event of Default, mandatory prepayment of Term Loans or mandatory commitment reduction (which shall not constitute an extension or increase of any commitment)), or decrease or forgive any Repayment Amount, or extend any scheduled Amendment No. ~~5~~8 Initial Term Loan Repayment Date or any date scheduled for the repayment of any installment of Incremental Term Loans, in each case, without the written consent of each Lender directly and adversely affected thereby, or

(ii) modify the percentages specified in the definition of the term “Required Revolving Class Lenders”, “Required Term Class Lenders” or “Required Additional/Replacement Revolving Credit Lenders”, in each case without the written consent of each Revolving Credit Lender, each Term Lender or each Additional/Replacement Revolving Credit Lender, as applicable, or

(iii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definition of the term “Required Lenders” or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), without the written consent of each Lender, or

(iv) amend, modify or waive Section 5.4 of the Security Agreement, Section 12(b) of the Pledge Agreement or Section 5.02 of the GP Undertaking without the consent of each Lender, or

(v) amend, modify or waive any provision of Section 12 without the written consent of the Administrative Agent and/or the Collateral Agent (and/or each former Agent), as applicable, affected thereby, or

(vi) amend, modify or waive any provision of Section 2.16 (to the extent applicable to it) or Section 3 without the written consent of each Letter of Credit Issuer affected thereby, or

(vii) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of the Swingline Lender, or

(viii) change any Commitment to a Commitment of a different Class without the prior written consent of each Lender directly and adversely affected thereby, or

(ix) release all or substantially all of the Guarantors under the Guarantee, or release all or substantially all of the Collateral under the Security Documents, in each case without the prior written consent of each Lender, or

(x) amend Section 2.9 so as to permit Interest Period intervals greater than six months if not agreed to by all applicable Lenders, in each case without the written consent of each applicable Lender, or

(xi) amend or otherwise modify Section 10.9 or waive or consent to any Default or Event of Default resulting from a breach of Section 10.9 without the written consent of the Required Revolving Class Lenders; provided, however, that, notwithstanding anything to the contrary in this Agreement, the amendments, modifications, waivers and consents described in this clause (xi) shall not require the consent of any Lenders other than the Required Revolving Class Lenders;

provided, further, that (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (B) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, defect, error, inconsistency or omission (as determined by the Administrative Agent) (including amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Credit Party (or Holdings, any Parent GP or any GP Entity that is a party to any of the Credit Documents) or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Credit Documents) so long as, in each case, either (1) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment or (2) such amendment, modification or supplement does not adversely affect the rights of any Lender (or Letter of Credit Issuer, if applicable); provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.14, the provision of any Incremental Revolving Credit Commitment Increase, any Additional/Replacement Revolving Credit Commitments or otherwise to effect the provisions of Section 2.14, 2.15 or 10.2(a).

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans, the Revolving Credit Loans and Additional/Replacement Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Class.

Notwithstanding anything to the contrary contained in this Section 13.1, with the consent of the Borrower, the Collateral Agent and the Administrative Agent (in their respective sole discretion and without the input or consent of any other Person) may or shall to the extent required by any Credit Document, (i) effect amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Credit Party, Holdings, the Parent GPs , the GP Entities or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order (x) to comply with Applicable Law, (y) to cure any any ambiguity, defect, error, inconsistency or omission (as determined by the Administrative Agent) in accordance with, and subject to the requirements of, clause (B) of the preceding proviso, or (z) to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Credit Documents, (ii) enter into any amendment or waiver of any Security Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by Applicable Law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Applicable Law and (iii) effect changes to this Agreement that are necessary and appropriate to provide for the mechanics contemplated by the offering process described in Section 13.6(g)(i)(H) herein.

13.2 Notices~~.~~ .

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, any Letter of Credit Issuer or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 13.2; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Letter of Credit Issuer pursuant to Section 2 if such Lender or such Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The

Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Administrative Agent and/or the Collateral Agent may be recorded by the Administrative Agent and/or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

(d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

13.5 Payment of Expenses and Taxes; Indemnification; Limitation of Liability~~. (a)~~ .

(a) The Borrower agrees (i) to pay or reimburse each of the Agents ~~and the~~, each Lead Arranger and the Bookrunner for all their reasonable and documented or invoiced out-of-pocket costs and reasonable expenses (without duplication) associated with the syndication of the Credit Facilities and incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, modification and/or waiver to this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP (counsel to the Agents) with statements with respect to the foregoing to be submitted to the Borrower prior to the ~~Closing Date or the~~ Amendment No. ~~5~~8 Effective Date~~, as applicable~~  (in the case of amounts to be paid on the ~~Closing Date or the~~ Amendment No. ~~5~~8 Effective Date~~, as applicable~~), and from time to time thereafter and one counsel in each relevant local jurisdiction retained with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) (and, in the case of an actual or perceived conflict of interest, where the Person(s) affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, by another firm of counsel for such affected Person), (ii) to pay or reimburse the Collateral Agent, the Administrative Agent and each Lender for all their reasonable and documented or invoiced out-of-pocket costs and reasonable expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, the Administrative Agent, the Collateral Agent, ~~the~~each Lead Arranger, the Bookrunner, each Letter of Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified Parties”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever and the reasonable and documented or invoiced out-of-pocket fees and reasonable expenses incurred in connection with investigating, responding to or defending any of the foregoing (including, but not limited to, any action, claim, litigation, investigation, inquiry or other proceeding), including reasonable fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating, responding to or defending any of the foregoing has retained its own counsel, of another firm of counsel for such affected Indemnified Party), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) of any such Indemnified Party arising out of or relating to any action, claim, litigation, investigation or other proceeding (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Party is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, Affiliates or creditors or any other third person), arising out of, or with respect to the Transactions or the Amendment No. 5 Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents or the use of the proceeds of the Loans or Letters of Credit, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of or Release of Hazardous Materials applicable to the Borrower, any of its Subsidiaries or any of the Real Property (all the foregoing in this clause (iii), collectively, the “indemnified liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its Related Parties as determined in a final and nonappealable judgment as determined by a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified

Party or any of its Related Parties under the terms of this Agreement by such Indemnified Party or any of its Related Parties as determined in a final and non-appealable judgment as determined by a court of competent jurisdiction or (iii) any proceeding between and among Indemnified Parties that does not involve an act or omission by the Borrower or any of its Affiliates; provided that the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers, the Swingline Lender, the Lead Arrangers and the Bookrunner to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that none of the exceptions set forth in clause (i) or (ii) of the immediately preceding proviso applies to such person at such time. This Section 13.5(a) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. All amounts payable under this Section 13.5(a) shall be paid within 10 Business Days after receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

(b) None of (x) any Credit Party, Holdings, any Parent GP or any GP Entity or (y) any Lender, the Administrative Agent, the Collateral Agent, ~~the~~any Lead Arranger, the Bookrunner, any Letter of Credit Issuer or their respective Related Parties (the foregoing in this clause (y), collectively, the “Lender-Related Parties”) shall have any liability for any punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that, nothing in this Section 13.5(b) shall limit indemnity obligations of any Credit Party, Holdings, any Parent GP or any GP Entity to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which a Lender-Related Party is entitled to indemnification thereunder. No Lender-Related Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Lender-Related Party or any of its Related Parties.

13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as set forth in Section 10.3(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in Section 13.6(d)) and, to the extent expressly contemplated hereby, the Indemnified Parties and Lender-Related Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph 13.6(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (x) for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund (unless increased costs would result therefrom), (y) for an assignment of any Revolving Credit Loan or Additional/Replacement Revolving Credit Loan to a Revolving Credit Lender or an Additional/Replacement Revolving Credit Lender or (z) if an Event of Default under Section 11.1 or 11.5 (with respect to the Borrower or any Guarantor) has occurred and is continuing; provided, further, that the Borrower shall be deemed to have consented to any such assignment of a Term Loan unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after delivery of a written request from the Administrative Agent for such consent; provided, further, that it shall be understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with Applicable Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, and

(B) the Administrative Agent and, in the case of Revolving Credit Commitments or Revolving Credit Loans, the Swingline Lender and each Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to any Purchasing Borrower Party or any Affiliated Lender.

Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Loans to a Purchasing Borrower Party or any Affiliated Lender shall also be subject to the requirements of Section 13.6(g).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of (i) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans of the applicable Class, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an amount equal to, in the case of Revolving Credit Commitments or Revolving Credit Loans, Additional/Replacement Revolving Credit Commitments or Additional/Replacement Revolving Credit Loans, $5,000,000 (or an integral multiple of $1,000,000 in excess thereof) or, in the case of Amendment No. ~~5~~8 Initial Term Loan Commitments, Incremental Term Loan Commitments or Term Loans, $1,000,000 (or an integral multiple of $1,000,000 in excess thereof), unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under Section 11 has occurred and is continuing; and provided, further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds or by a single assignor to related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B) subject to the terms of Section 13.7(c), the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing fee of $3,500 (it being understood that such processing fee shall not apply to any assignment by ~~the~~any Lead Arranger, the Bookrunner or any of ~~its~~their respective Affiliates); provided that (x) a single processing fee of $3,500 will be payable for multiple assignments by Lenders permitted hereunder that comprise one transaction and are implemented substantially concurrently with one another and (y) the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing fee in the case of any assignment, including assignments effected pursuant to the provisions of Section 13.7;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax form required by Section 5.4 and an administrative questionnaire in a form approved by the Administrative Agent in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Applicable Laws, including federal and state securities laws; and

(E) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (E) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis.

Notwithstanding the foregoing or anything to the contrary set forth herein (i) any assignment of any Loans or Commitments to an Affiliated Lender shall also be subject to the requirements set forth in Section 13.6(g) and (ii) no natural person may be an assignee or Participant with respect to any Loans or Commitments.

(iii) Subject to acceptance and recording thereof pursuant to Section 13.6(b)(vi), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the requirements of Sections 2.10, ~~2.11,~~ 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.6(d).

(iv) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Amendment No. ~~5~~8 Initial Term Loan Commitment, Incremental Term Loan Commitment, Revolving Credit Commitment and Additional/Replacement Revolving Credit Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any

of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee represents and warrants that either (i) it is a “qualified purchaser,” as such term is defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and were not formed for the purpose of becoming a lender to the Borrower, or (ii) all of the securities issued by it are beneficially owned exclusively by one or more “qualified purchasers” (within the meaning of 3(c)(7) and 2(a)(51) of the Investment Company Act of 1940, as amended, or the related rules thereunder) that were not formed for the purpose of becoming a lender to the Borrower, (E) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 8.9 or delivered pursuant to Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(v) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and interest thereon) and any payment made by the Letter of Credit Issuers under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by (x) the Borrower, the Letter of Credit Issuers and the Collateral Agent and (y) any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of and, if required, consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire and any tax form required by Section 5.4 (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 13.6(b), the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph.

(c) Notwithstanding any provision to the contrary, any Lender may assign to one or more wholly-owned special purpose funding vehicles (each, an “SPV”) all or any portion of its funded Loans (without the corresponding Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such assigning Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrower all or any part of any Loans that such assigning Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. Any such assigning Lender shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Administrative Agent and the Borrower may deliver notices to such assigning Lender (as agent for the SPV) and not separately to the SPV unless the Administrative Agent and the Borrower are requested in writing by the SPV to deliver such notices separately to it. Notwithstanding anything herein to the contrary, (i) neither the grant to the SPV nor the exercise by any SPV of such option will increase the costs or expenses or otherwise change the obligations of the Borrower under this Agreement and the other Credit Documents, except, in the case of Section 2.10, ~~2.11,~~ 3.5 or 5.4, where (A) the increase or change results from a change in any Applicable Law after the SPV becomes an SPV and the assigning Lender notifies the Borrower in writing of such increase or change no later than 90 days after such change in Applicable Law becomes effective or (B) the grant was made with the Borrower’s prior written consent, (ii) the assigning Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document and the receipt of any notices provided by the Administrative Agent and the Borrower (as agent for the SPV) remain the Lender of record hereunder and (iii) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the assigning Lender). The Borrower shall, at the request of any such assigning Lender, execute and deliver to such Person as such assigning Lender may designate, a promissory note, substantially in the form of Exhibit I-1, I-2, I-3 or I-4, as applicable (each, a “Note”), in the amount of such assigning Lender’s original Note to evidence the Loans of such assigning Lender and related SPV.

(d) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers or the Swingline Lender, sell participations to one or more banks or other entities (other than Disqualified Lenders, to the extent the list of Disqualified Lenders is disclosed to all Lenders) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender represents and warrants that either (i) it is a “qualified purchaser,” as such term is defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and were not formed for the purpose of becoming a lender to the Borrower, or (ii) all of the securities issued by it are beneficially owned exclusively by one or more “qualified purchasers” (within the meaning of 3(c)(7) and 2(a)(51) of the Investment Company Act of 1940, as amended, or the related rules thereunder) that were not formed for the purpose of becoming a lender to the Borrower, (D) the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall, at the Borrower’s request and expense, use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13.7 with respect to any Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.1 that affects such Participant. Subject to paragraph (d)(ii)of this Section, the Borrower agrees that each Participant shall be entitled to the benefits

(and subject to the requirements) of Sections 2.10, ~~2.11,~~ 5.4 and 13.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, ~~2.11,~~ 3.5 or 5.4, than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (A) the entitlement to a greater payment resulted from a change in any Applicable Law after the Participant became a Participant and the participating Lender notifies the Borrower in writing of such entitlement to a greater payment no later than 90 days after such change in Applicable Law becomes effective or (B) the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender having sold a participation in any of its Obligations, acting as a non-fiduciary agent of the Borrower solely for this purpose, shall establish and maintain at its address a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such Participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such Participant in any Obligation, in any Commitment and in any right to receive any interest or principal payment hereunder (the “Participant Register”). Each Lender, acting as a non-fiduciary agent of the Borrower, shall maintain a register of principal, interest and other amounts owing to its Participants. The parties shall treat the Person listed in the Participant Register as the Participant for all purposes of this Agreement notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Credit Event or other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that any such Commitment, Credit Event or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may, without the consent of the Borrower, the Collateral Agent or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a Note substantially in the form of Exhibit I-1, I-2, I-3 or I-4, as the case may be, evidencing the Term Loans, Revolving Credit Loans, Incremental Term Loans and Additional/Replacement Revolving Credit Loans and Swingline Loans, respectively, owing to such Lender.

(f) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(g) (i) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party or any Affiliated Lender in accordance with Section 13.6(b) (which assignment, if to a Purchasing Borrower Party, will not constitute a prepayment of Loans for any purposes of this Agreement and the other Credit Documents); provided that:

(A) no Event of Default has occurred or is continuing or would result therefrom;

(B) ~~in the case of~~either (x) such assignment shall be effected pursuant to a “dutch auction~~s~~”~~, any Purchasing Borrower Party shall~~  offered to all Lenders of any Class of Term Loans to buy the Term Loans within such Class (but not, for the avoidance of doubt, to each Class of Term Loans), on a pro rata basis based on the then outstanding principal amount of all Term Loans of such Class, pursuant to procedures to be established by the Administrative Agent that are consistent with this 13.6(g)(i) and reasonably agreed between the Administrative Agent and the Borrower or (y) such assignment shall be effected pursuant to an open market purchase or series of open market purchases on a pro rata or non-pro rata basis;

(C) the assigning Lender and Purchasing Borrower Party or Non-Debt Fund Affiliate purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit L hereto (an “Affiliated Lender Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(D) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Credit Commitments, Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Additional/Replacement Revolving Credit Commitments to any Purchasing Borrower Party or any Affiliated Lender;

(E) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder (it being understood that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income and Consolidated EBITDA);

(F) no Purchasing Borrower Party may use the proceeds from Revolving Credit Loans or Swingline Loans or Additional/Replacement Revolving Credit Loans to purchase any Term Loans;

(G) no Term Loan may be assigned to a Non-Debt Fund Affiliate or a Purchasing Borrower Party pursuant to this Section 13.6(g), if after giving effect to such assignment, Non-Debt Fund Affiliates and Purchasing Borrower Parties in the aggregate would own ~~(assuming for purposes of calculating such ownership that any Term Loans canceled pursuant to clause (E) remain outstanding and continue to be owned by the relevant Purchasing Borrower Party)~~ in excess of 25% of the Term Loans of any Class then outstanding (determined as of the time of such purchase);

(H) any purchases (or assignments) of Loans by a Purchasing Borrower Party or a Non-Debt Fund Affiliate made through “dutch auctions” shall (i) be conducted pursuant to procedures to be established by the Administrative Agent that are consistent with this 13.6(g)(i) and are otherwise reasonably ~~acceptable to~~agreed between the Administrative Agent and the Borrower, (ii) require that such ~~Purchasing Borrower Party or a Non-Debt Fund Affiliate (A) make a customary representation to all assigning or assignee Lenders, as applicable, that such Purchasing Borrower Party or Non-Debt Fund Affiliate may have, and later may come into possession of, information regarding the Term Loans, Holdings or the Credit Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to assign the Term Loans (“Excluded Information”), and (B)~~Person clearly identify itself as a Purchasing Borrower Party or a Non-Debt Fund Affiliate, as the case may be, in any assignment and assumption agreement executed in connection with such purchases or assignments and (iii) require that such Lender acknowledge and agree that (1) such Lender has independently and, without reliance on such Purchasing Borrower Party, such Non-Debt Fund Affiliate, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (2) none of Holdings, the Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Holdings, the Borrower, its Subsidiaries, the Administrative Agent and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (3) the Excluded Information may not be available to the Administrative Agent or the other Lenders;

(I) ~~Neither~~None of the Administrative Agent ~~nor the~~, any Lead Arranger or the Bookmaker will have any obligation to participate in, arrange, sell or otherwise facilitate, and will have no liability in connection with, any “dutch auctions” or open market purchases (or assignments) of Loans by any Purchasing Borrower Party.

(ii) Notwithstanding anything to the contrary in this Agreement, no Non-Debt Fund Affiliate or a Purchasing Borrower Party shall have any right to (A) attend or participate in (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of Holdings or the Credit Parties are not invited, (B) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Credit Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Sections 2.1, 3.1, 4.1 and 5.1 of this Agreement), or (C) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents, except to the extent such claim arises from the gross negligence, bad faith or willful misconduct of the Administrative Agent, the Collateral Agent or any other Lender as determined by a court of competent jurisdiction in a final and non-appealable decision.

(iii) By its acquisition of Term Loans, a Non-Debt Fund Affiliate shall be deemed to have acknowledged and agreed that, if any Credit Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law:

(A) each such Non-Debt Fund Affiliate shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party to which the Administrative Agent has consented with respect to any disposition of assets by the Borrower or any equity or debt financing to be made to the Borrower), including the filing of any pleading by the Administrative Agent) in (or with respect to any matters related to) the proceeding so long as the Administrative Agent is not taking any action to treat such Non-Debt Fund Affiliate’s Loans in a manner that is less favorable to such Non-Debt Fund Affiliate in any material respect than the proposed treatment of similar Obligations held by other Lenders (including objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization); and

(B) each Non-Debt Fund Affiliate shall not have the right to vote in accordance with its discretion, but shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Non-Debt Fund Affiliate that have purchased Term Loans, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate in any material respect than the proposed treatment of similar Obligations held by other Lenders. For the avoidance of doubt, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by any such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate in any material respect than the proposed treatment of similar Obligations held by other Lenders, the Administrative Agent is hereby irrevocably authorized and empowered (in the name of such Non-Debt Fund Affiliate) to vote on behalf of such Non-Debt Fund Affiliate or consent on behalf of such Non-Debt Fund Affiliate in any such proceedings with respect to any and all claims of such Non-Debt Fund Affiliate relating to the Obligations. Each Non-Debt Fund Affiliate acknowledges that the foregoing constitutes an irrevocable proxy in favor of the Administrative Agent to vote or consent on behalf of such Non-Debt Fund Affiliate in any proceeding in the manner set forth above and that such Non-Debt Fund Affiliate shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding.

(h) Notwithstanding anything in Section 13.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party, Holdings, the Parent GPs , the GP Entities therefrom, (ii) otherwise acted on any matter related to any Credit Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, (A) all Term Loans held by any Non-Debt Fund Affiliate or a Purchasing Borrower Party shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders (or requisite vote of any Class of Lenders) have taken any actions, provided that a Non-Debt Fund Affiliate shall have the right to approve any amendment, modification, waiver, consent or other action with respect to any Credit Document which by its terms is less favorable to such Non-Debt Fund Affiliate in its capacity as a Lender compared with other affected Lenders in any material respect, and (B) the aggregate amount of Term Loans held by Debt Fund Affiliates will be excluded to the extent in excess of 49.9% of the amount required to constitute “Required Lenders” (any such excess amount shall be deemed to be not outstanding on a pro rata basis among all Debt Fund Affiliates).

(i) Upon any contribution of Term Loans to the Borrower or any Restricted Subsidiary and upon any purchase of Term Loans by a Purchasing Borrower Party (A) the aggregate principal amount (calculated on the face amount thereof) of such Term Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Term Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register.

(j) The Borrower shall maintain at its offices a copy of each Assignment and Acceptance delivered to it by any Non-Debt Fund Affiliate (the “Affiliated Lender Register”). Each Non-Debt Fund Affiliate shall advise the Borrower and the Administrative Agent in writing of any proposed disposition of Term Loans by such Lender. Additionally, if any Lender becomes a Non-Debt Fund Affiliate at a time that such Lender holds any Term Loans, such Lender shall promptly advise the Borrower and the Administrative Agent that such Lender is a Non-Debt Fund Affiliate. Copies of the Affiliated Lender Register shall be provided to the Administrative Agent and the Non-Debt Fund Affiliate upon request. Notwithstanding the foregoing if at any time (if applicable, after giving effect to any proposed assignment to a Non-Debt Fund Affiliate), all Non-Debt Fund Affiliates own or would, in the aggregate, own more than 25% of the principal amount of any Class of Term Loans then outstanding (i) any proposed pending assignment to a Non-Debt Fund Affiliate that would cause such threshold to be exceeded shall not become effective or be recorded in the Affiliated Lender Register, (ii) in the event that a Non-Debt Fund Affiliate has acquired any Term Loans pursuant to an assignment which was not recorded in the Affiliated Lender Register, the assignment of such Term Loans shall be null and void ab initio and (iii) if such threshold is exceeded solely as a result of a Lender becoming a Non-Debt Fund Affiliate after it has acquired Term Loans, such Non-Debt Fund Affiliate shall assign sufficient Term Loans of such Class so that Non-Debt Fund Affiliates in the aggregate own less than 25% of the aggregate principal amount of Term Loans of such Class then outstanding. The Administrative Agent may conclusively rely upon the Affiliated Lender Register in connection with any amendment or waiver hereunder and shall not have any responsibility for monitoring any acquisition or disposition of Term Loans by any Non-Debt Fund Affiliate or for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

13.7 Replacements of Lenders under Certain Circumstances~~. (a)~~ .

(a) The Borrower, at its sole expense, shall be permitted to replace any Lender (or any Participant) that (a) requests reimbursement for amounts owing pursuant to Section 2.10, ~~2.11,~~ 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(ii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank~~,~~ or financial institution ~~or other investor~~ that is an Eligible Assignee; provided, that (i) such replacement does not conflict with any Applicable Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement bank~~,~~ or financial institution ~~or other investor~~ that is an Eligible Assignee shall purchase, at par all Loans and the Borrower shall pay all other amounts (other than any disputed amounts) owing to such replaced Lender hereunder (including, for the avoidance of doubt, pursuant to Section 2.10, ~~2.11,~~ 3.5 or 5.4, as the case may be) and under the other Credit Documents prior to the date of replacement of such Lender, (iv) the replacement bank~~,~~ or financial institution ~~or other investor~~, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or that the replaced Lender shall have against the Borrower and the other parties for indemnity, contribution, payment of disputed and other unpaid amounts and otherwise.

(b) If any Lender (such Lender a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then, provided no Event of Default has occurred and is continuing, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its own cost and expense to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments to one or more Eligible Assignees reasonably acceptable to the Administrative Agent, provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment (including any 1.0% amendment premium payable in connection with the relevant amendment giving rise to such required assignment pursuant to Section 5.1(b), (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (iii) the replacement Lender shall consent to the proposed amendment, waiver, discharge or termination and (iv) all Lenders (except all Non-Consenting Lenders which are simultaneously replaced) have consented to such proposed amendment, waiver, discharge or termination. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6.

(c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

13.8 Adjustments; Set-off~~. (a)~~ .

(a) Except as otherwise set forth herein, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the principal amount of any of its Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or the participations in letter of credit obligations or swingline loans held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), resulting in such Lender receiving payment of a greater proportion of the aggregate amount of the Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or participations in letter of credit obligations or swingline loans and accrued interest thereon than the proportion received by any other Lender that is entitled thereto, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or participations in letter of credit obligations or swingline loans, as applicable, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or participations in letter of credit obligations or swingline loans, as applicable and other amounts owing them; provided that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Holdings, the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in a Letter of Credit Borrowing or Swingline Loans to any assignee or participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender, the Swingline Lender and the Letter of Credit Issuers shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be; provided, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Swingline Lender, the Letter of Credit Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender, the Swingline Lender and each Letter of Credit Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding anything in this Section 13.8(b) to the contrary, no Lender nor the Swingline Lender or any Letter of Credit Issuer will exercise, or attempt to exercise, any right of set-off, banker’s lien or the like against any deposit account or property of the Borrower or any other Credit Party held or maintained by such Lender, the Swingline Lender or such Letter of Credit Issuer, as applicable, in each case to the extent the deposits or other proceeds of such exercise, or attempt to exercise, any right of set-off, banker’s lien or the like are, or are intended to be or are otherwise are held out to be applied to the Obligations hereunder or otherwise secured by the Collateral, without the prior written consent of the Administrative Agent or Collateral Agent.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, New York County, located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages.

13.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:

(a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent ~~and the~~, each Lead Arranger and the Bookrunner are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent ~~and~~, the ~~Lead Arranger (and each such Joint~~ Lead Arranger and ~~Joint~~the Bookrunner~~)~~, on the other hand, (ii) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents;

(b) (i) each of the Administrative Agent, the Collateral Agent ~~and the~~, each Lead Arranger and the Bookrunner is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Collateral Agent, ~~the Lead Arranger~~ nor any ~~such Joint~~ Lead Arranger or ~~Joint~~ Bookrunner has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and

(c) the Administrative Agent, the Collateral Agent, ~~the~~each Lead Arranger and the Bookrunner and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Collateral Agent, ~~the~~any Lead Arranger~~, such Lead Arrangers or such Joint~~ or the Bookrunner~~s~~ has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby agrees that it will not make any claims against the Administrative Agent, the Collateral Agent, ~~the~~any Lead Arranger ~~(~~or the Bookrunner (or the Joint Lead Arrangers or the Joint Bookrunners (in each case as such terms were defined hereunder prior to Amendment No. 5)) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

13.15 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LETTER OF CREDIT ISSUERS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality. Each Agent, each Letter of Credit Issuer and each Lender shall hold all non-public information furnished by or on behalf of Holdings and the Borrower and their Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, such Agent or such Letter of Credit Issuer pursuant to the requirements of this Agreement (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and, in the case of a Lender that is a bank, in accordance with safe and sound banking practices and in any event may make disclosure (a) as required or requested by any Governmental Authority or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof) or pursuant to legal process, (b) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; provided that, in the case of each of clauses (i) and (ii), the relevant Person is advised of and agrees to be bound by the provisions of this Section 13.16 or other provisions at least as restrictive as this Section 13.16, (c) to such Lender’s or such Agent’s or such Letter of Credit Issuer’s trustees, attorneys, professional advisors or independent auditors or Related Parties, in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (d) with the consent of the Borrower or (e) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 13.16 or (ii) becomes available to any Agent, any Lender, any Letter of Credit Issuer or any of their respective Affiliates on a nonconfidential basis from a source that is not subject to these confidentiality provisions; provided that unless specifically prohibited by Applicable Law or court order, each Lender, each Agent and each Letter of Credit Issuer shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender, such Agent or such Letter of Credit Issuer by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender, any Agent or any Letter of Credit Issuer be obligated or required to return any materials furnished by Holdings, the Borrower or any Subsidiary of the Borrower. Each Lender, each Agent and each Letter of Credit Issuer agrees that it will not provide to prospective Transferees, pledgees referred to in Section 13.6(e) or to prospective direct or indirect contractual counterparties under Hedging Agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16. The confidentiality provisions contained herein shall not prohibit disclosures to any trustee, administrator, collateral manager, servicer, backup servicer, lender, rating agency or secured party of any SPV in connection with the evaluation, administration, servicing of, or the reporting on, the assets or securitization activities of such SPV; provided that any such Person is advised of and agrees to be bound by the provisions of this Section 13.16.

13.17 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

13.18 Legend. The Amendment No. ~~5~~8 Initial Term Loans may be issued with original issue discount (“OID”) for U.S. Federal income tax purposes. The issue price, amount of OID, issue date and yield to maturity of these Amendment No. ~~5~~8 Initial Term Loans may be obtained by writing to the Administrative Agent at the address set forth in Section 13.2.

13.19 Release of Collateral and Guarantee Obligations; Subordination of Liens.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties (and Holdings, any Parent GP, any GP Entity, as applicable) on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale, transfer or other disposition of such Collateral (including as part of or in connection with any other sale, transfer or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party by a Person that is not a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and Section 25 of the Guarantee), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents and (vii) to the extent such Collateral otherwise becomes Excluded Capital Stock or Excluded Property (as defined in the Security Agreement). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties (or Holdings, any Parent GP, any GP Entity, as applicable) in respect of) all interests retained by the Credit Parties (and Holdings, any Parent GP, any GP Entity, as applicable), including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated.

(b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped to the satisfaction of the relevant Letter of Credit Issuer, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(c) Notwithstanding anything to the contrary contained herein or in any other Credit Document, upon request of the Borrower in connection with any Liens permitted by the Credit Documents, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Sections 10.2(c), (e) (solely as it relates to clauses (c), (f) and (s) of Section 10.2), (f), (h)(ii), (j), (j), (k), (m), (n), (o), (s), (t), (v), (w),(x) and clauses (b), (d), (e), (f), (g) and (i) of the definition of “Permitted Liens”.

(d) Notwithstanding the foregoing or anything in the Credit Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.

13.20 Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

13.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

Exhibit D

Schedule 1.1(a)

Commitments of Lenders

Lender	Revolving Credit Commitment	Amendment No. 8 Initial Term Loan Commitment
Morgan Stanley Bank, N.A.	$20,000,000	$266,753,845.36
UBS AG, Stamford Branch	$15,000,000	$0
JPMorgan Chase Bank, N.A.	$10,000,000	$0
BMO Harris Bank N.A.	$5,000,000	$0
[The Converting Amendment No. 8 Initial Term Lenders that have received an allocation of Amendment No. 8 Initial Term Loans as of the Amendment No. 8 Effective Date1]	$0	$171,246,154.64
TOTAL	$50,000,000	$438,000,000

[1]	Names and allocations on file with the Administrative Agent.

Exhibit E

Exhibit D-2

[See attached]

EXHIBIT E

TO AMENDMENT NO. 8

[LETTERHEAD OF PARENT GP]

[●], 20[●]

Morgan Stanley Senior Funding, Inc.
as Administrative Agent and Collateral Agent
(as defined in the Credit Agreement referred to below)
1585 Broadway
New York, New York 10036

Reference is made to the Credit Agreement, dated as of January 2, 2014 (as amended by Amendment No. 1, dated as of August 18, 2016, Amendment No. 2, dated as of April 19, 2017, Omnibus Amendment No. 1, dated as of August 15, 2017, Amendment No. 3, dated as of August 22, 2017, Amendment No. 4, dated as of March 29, 2018, Amendment No. 5, dated as of February 24, 2021, Amendment No. 6, dated as of June 23, 2021, Amendment No. 7, dated as of June 29, 2023, Amendment No. 8, dated as of [●], 2024, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GROSVENOR CAPITAL MANAGEMENT HOLDINGS, LLLP, a Delaware limited liability limited partnership (the “Borrower”), GROSVENOR HOLDINGS, L.L.C., an Illinois limited liability company, GROSVENOR HOLDINGS II, L.L.C., a Delaware limited liability company, GCM GROSVENOR MANAGEMENT, LLC, a Delaware limited liability company, GCM PROGRESS SUBSIDIARY LLC, a Delaware limited liability company, the PARENT GPs party thereto, the LENDERS and LETTER OF CREDIT ISSUERS party thereto from time to time, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent and Swingline Lender. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Parent GP] covenants and agrees that, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized or back-stopped on terms and conditions set forth in Section 3.8 of the Credit Agreement or otherwise reasonably satisfactory to the applicable Letter of Credit Issuer) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification or other contingent obligations as to which no claims have been asserted), are paid in full:

(a) it shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided that such Person shall not be required to preserve any such right or franchise, license or permit if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders;

(b) it shall pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor, and (ii) in the case of a material Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim; and

(c) it shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever, other than Indebtedness for borrowed money, other than Indebtedness solely as a result of its status as, or in the performance of its duties as, the general partner of [●] or any Affiliate of [●] in excess of $1,000,000 in the aggregate per fiscal year; (ii) except with respect to the pledge of its Capital Stock of [●] pursuant to the Pledge Agreement, create or suffer to exist any consensual Lien securing Indebtedness for borrowed money upon any property or assets now owned or hereafter acquired, leased or licensed, by it; (iii) engage in any business or activity or own any assets other than holding 100% of the general partnership interests of [●] or holding 100% of the general partnership or managing member (or manager) interests in any Affiliate of [●] and engaging in activities related or incidental thereto; (iv) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person (in each case, other than in connection with a restructuring that does not result in a Change of Control so long as the transferee assumes all Obligations of the transferor under the Credit Documents); (v) sell or otherwise dispose of any Capital Stock of [●] or any Affiliate of [●] (in each case, other than in connection with a restructuring that does not result in a Change of Control so long as the transferee assumes all Obligations of the transferor under the Credit Documents), (vi) create or acquire any Subsidiary or make or own any Investment in any Person other than [●] or an Affiliate of [●] or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

This letter agreement has been duly executed and delivered by [Parent GP] and is a legal, valid and binding obligation of [Parent GP], enforceable against [Parent GP] in accordance with the terms hereof.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

2

[PARENT GP]

by
Name:
Title:

[Signature Page to Parent GP Undertaking by GCM Grosvenor Holdings, LLC]

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent

by
Name:
Title:

[Signature Page to Form of Parent GP Undertaking]